Exhibit 99.4

Item 8. Financial Statements and Supplementary Data.

Note: The information contained in this Item has been updated to reflect America First Multifamily Investors, LP change in the classification of Bent Tree and Fairmont Oaks, Consolidated variable interest entities ("VIEs"), as discontinued operations. The resulting changes are discussed further in the Notes to Financial Statements in Exhibit 99.4 as follows:

•
Note 2, Summary of Significant Accounting Policies: Disclosure requirements about the discontinued operations, which was effective in the second quarter of 2015. The disclosure requirements have been applied retrospectively to all periods presented.

•	Note 4, Variable Interest Entities: Reclassifications were made to the variable interest entities reporting two of the Consolidated VIEs as discontinued operations for all periods presented.

•	Note 8, Real Estate Assets: Reclassifications were made to reclassify the Consolidated VIEs net assets to discontinued operations retrospectively for all periods presented.

•	Note 10, Discontinued Operations: Reclassifications were made to reclassify the Consolidated VIEs net assets to discontinued operations retrospectively for all periods presented.

•
Note 20, Segments: Revenue, interest expense, depreciation, net income from continuing operations, net income, and total assets have been revised to reflect the change in the Consolidated VIEs due to the discontinued operations of two Consolidated VIEs recast for all periods presented.

•
Note 21, Summary of Unaudited Quarterly Results of Operations: Reclassifications were made to reclassify the revenues and income from continuing operations to discontinued operations for all periods presented.

For significant developments that have occurred subsequent to the filing of the 2014 Annual Report on Form 10-K (“2014 Form 10-K”), refer to America First Multifamily Investors, LP Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Partners of
America First Multifamily Investors, L.P.
Omaha, Nebraska

We have audited the accompanying consolidated balance sheets of America First Multifamily Investors, L.P. and subsidiaries (the "Company") as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2014.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of America First Multifamily Investors, L.P. and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 5, 6 and 9, the consolidated financial statements include total investments valued at approximately $521,000,000 (70% of total assets) and $351,500,000 (66% of total assets) as of December 31, 2014 and 2013, respectively, whose fair values have been estimated by management in the absence of readily determinable fair values. At December 31, 2014 and 2013, management’s estimates were based on discounted cash flows or yield to maturity analyses performed by management.

As discussed in Note 2 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively adjusted to reflect discontinued operations.

Omaha, Nebraska
March 5, 2015
(December 9, 2015 as to retrospective presentation of discontinued operations discussed in Note 2, 4, 8, 10, 20 and 21)

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$49,157,571	$11,292,039
Restricted cash (Note 2)	11,141,496	6,344,666
Interest receivable	4,121,486	3,342,038
Mortgage revenue bonds held in trust, at fair value (Notes 5 & 11)	378,423,092	216,371,801
Mortgage revenue bonds, at fair value (Note 5)	70,601,045	68,946,370
Public housing capital fund trusts, at fair value (Note 6)	61,263,123	62,056,379
Mortgage-backed securities, at fair value (Note 7)	14,841,558	37,845,661
Real estate assets: (Note 8)
Land and land improvements	13,753,493	9,245,592
Buildings and improvements	110,706,173	90,253,256
Real estate assets before accumulated depreciation	124,459,666	99,498,848
Accumulated depreciation	(14,108,154)	(9,386,811)
Net real estate assets	110,351,512	90,112,037
Other assets (Note 9)	31,134,319	24,173,614
Assets held for sale (Note 10)	13,204,015	13,748,427
Total Assets	$744,239,217	$534,233,032

Liabilities
Accounts payable, accrued expenses and other liabilities	$4,123,346	$4,963,653
Distribution payable	7,617,390	6,446,076
Debt financing (Note 11)	345,359,000	257,274,000
Mortgages payable (Note 12)	76,707,834	57,087,320
Bond purchase commitment - fair market value adjustment (Notes 5 & 17)	—	4,852,177
Liabilities held for sale (Note 10)	503,743	487,041
Total Liabilities	434,311,313	331,110,267

Commitments and Contingencies (Note 17)

Partners’ Capital
General partner (Note 2)	578,238	16,671
Beneficial Unit Certificate holders	330,457,117	223,573,312
Unallocated deficit of Consolidated VIEs	(21,091,456)	(20,455,896)
Total Partners’ Capital	309,943,899	203,134,087
Noncontrolling interest (Note 8)	(15,995)	(11,322)
Total Capital	309,927,904	203,122,765
Total Liabilities and Partners’ Capital	$744,239,217	$534,233,032

The accompanying notes are an integral part of the consolidated financial statements.

    AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2014	2013	2012
Revenues:
Property revenues	$14,250,572	$13,115,858	$9,686,414
Investment income	26,606,234	22,651,622	11,078,467
Contingent interest income	40,000	6,497,160	—
Other interest income	856,217	1,772,338	150,882
Gain on mortgage revenue bonds - sale and redemption	3,701,772	—	680,444
Other income	188,000	250,000	555,328
Total Revenues	45,642,795	44,286,978	22,151,535
Expenses:
Real estate operating (exclusive of items shown below)	7,796,761	7,622,182	6,022,923
Realized loss on taxable property loan	—	4,557,741	—
Provision for loan loss	75,000	168,000	—
Provision for loss on receivables	—	241,698	452,700
Depreciation and amortization	6,081,500	5,823,477	4,056,612
Interest	11,165,911	6,990,844	5,275,008
General and administrative	5,547,208	4,237,245	3,512,233
Total expenses	30,666,380	29,641,187	19,319,476
Income from continuing operations	14,976,415	14,645,791	2,832,059
Income from discontinued operations (including gain on sale of MF Properties of $3,177,183 and $1,406,608 in 2013 and 2012, respectively)	52,773	3,331,051	2,163,979
Net income	15,029,188	17,976,842	4,996,038
Net (loss) income attributable to noncontrolling interest	(4,673)	261,923	549,194
Net income - America First Multifamily Investors, L.P.	$15,033,861	$17,714,919	$4,446,844

Net income (loss) allocated to:
General Partner	$1,056,316	$1,416,296	$691,312
Limited Partners - Unitholders	14,613,105	17,414,885	5,278,378
Unallocated loss of Consolidated Property VIEs	(635,560)	(1,116,262)	(1,522,846)
Noncontrolling interest	(4,673)	261,923	549,194
	$15,029,188	$17,976,842	$4,996,038

Unitholders' interest in net income per unit (basic and diluted):
Income from continuing operations	$0.25	$0.32	$0.09
Income from discontinued operations	—	0.08	0.05
Net income, basic and diluted, per unit	$0.25	$0.40	$0.14

Weighted average number of units outstanding, basic and diluted	59,431,010	43,453,476	37,367,600

The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2014	2013	2012
Net income	$15,029,188	$17,976,842	$4,996,038
Unrealized gain (loss) on securities arising during the period	62,852,308	(27,062,400)	7,065,487
Net realized gain on mortgage revenue bonds - sale and redemption included in earnings during the period	(1,658,166)	—	—
Unrealized gain (loss) on mortgage revenue bond purchase commitments	10,632,590	(4,852,177)	—
Comprehensive income (loss) - America First Multifamily Investors, L.P.	$86,855,920	$(13,937,735)	$12,061,525

Comprehensive income (loss) allocated to:
General Partner	$1,774,583	$1,097,150	$761,967
Limited Partners - Unitholders	85,721,570	(14,180,546)	12,273,210
Unallocated loss of Consolidated Property VIEs	(635,560)	(1,116,262)	(1,522,846)
Noncontrolling interest	(4,673)	261,923	549,194
Comprehensive income (loss) - America First Multifamily Investors, L.P.	$86,855,920	$(13,937,735)	$12,061,525

The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013, AND 2012

	General Partner		Beneficial Unit Certificate Holders	Unallocated Deficit of Variable Interest Entities	Non-controlling Interest	Total	Accumulated Other Comprehensive Income (Loss)

		# of Units
Balance at January 1, 2012	$(354,006)	30,122,928	$154,911,228	$(23,512,962)	$544,785	$131,589,045	$95,894
Sale of Beneficial Unit Certificates	—	12,650,000	60,003,863	—	—	60,003,863	—
Noncontrolling interest contribution	—		—	—	959,760	959,760	—
Distributions paid or accrued:
Regular distribution	(180,115)		(17,831,417)	—	—	(18,011,532)	—
Distribution of Tier 2 earnings (Note 3)	(657,933)		(1,973,797)	—	—	(2,631,730)	—
Net income (loss)	691,312		5,278,378	(1,522,846)	549,194	4,996,038	—
Unrealized gain on securities	70,655		6,994,832	—	—	7,065,487	7,065,487
Balance at December 31, 2012	(430,087)	42,772,928	207,383,087	(25,035,808)	2,053,739	183,970,931	7,161,381
Sale of Beneficial Unit Certificates		8,280,000	48,213,603	—	—	48,213,603
Deconsolidation of Ohio Properties (Note 10)	14,064		1,392,303	—	(1,012,966)	393,401	1,406,367
Deconsolidation of Greens Property (Note 10)	—		—	—	(1,314,018)	(1,314,018)	—
Deconsolidation of VIEs (Note 4)	(2,104)		(208,267)	5,696,174	—	5,485,803	(210,370)
Sale of mortgage revenue bond	(6,518)		(645,331)	—	—	(651,849)	(651,849)
Bond foreclosure (Note 5)	40,807		4,039,927	—	—	4,080,734	4,080,734
Distributions paid or accrued:
Regular distribution	(211,786)		(20,966,900)	—	—	(21,178,686)	—
Distribution of Tier 2 earnings (Note 3)	(484,855)		(1,454,564)	—	—	(1,939,419)	—
Net income (loss)	1,416,296		17,414,885	(1,116,262)	261,923	17,976,842	—
Unrealized loss on securities	(270,624)		(26,791,776)	—	—	(27,062,400)	(27,062,400)
Unrealized loss on bond purchase commitment	(48,522)		(4,803,655)	—	—	(4,852,177)	(4,852,177)
Balance at December 31, 2013	16,671	51,052,928	223,573,312	(20,455,896)	(11,322)	203,122,765	(20,128,314)
Sale of beneficial unit certificates	—	9,200,000	51,288,699	—	—	51,288,699	—
Mortgage revenue bond redemptions	(24,137)		(2,389,576)	—	—	(2,413,713)	(2,413,713)
Sale of MBS	7,555		747,992	—	—	755,547	755,547
Distributions paid or accrued:
Regular distribution	(275,910)		(27,315,146)	—	—	(27,591,056)
Distribution of Tier 2 earnings (Note 3)	(937,106)		(2,811,318)	—	—	(3,748,424)
Net income (loss)	1,056,316		14,613,105	(635,560)	(4,673)	15,029,188	—
Unrealized gain on securities	628,523		62,223,785	—	—	62,852,308	62,852,308
Unrealized gain on bond purchase commitments	106,326		10,526,264	—	—	10,632,590	10,632,590
Balance at December 31, 2014	$578,238	60,252,928	$330,457,117	$(21,091,456)	$(15,995)	$309,927,904	$51,698,418

 The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended,
	2014	2013	2012
Cash flows from operating activities:
Net income	$15,029,188	$17,976,842	$4,996,038
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,021,557	6,742,439	6,386,788
Provision for loan loss	75,000	168,000	—
Non-cash loss on derivatives	1,282,369	283,610	944,541
Bond premium/discount amortization	(181,208)	(332,003)	(399,824)
Gain on mortgage revenue bonds - sale and redemption	(3,701,772)	—	(680,444)
Provision for loss on receivables	—	241,698	452,700
Gain on the sale of discontinued operations	—	(3,177,183)	(1,406,608)
Contingent interest realized from Ashley Square in 2014 and upon the sale of the Iona Lakes mortgage revenue bond in 2013	(40,000)	(6,497,160)	—
Realized loss on taxable property loan	—	4,557,741	—
Changes in operating assets and liabilities, net of effect of acquisitions
Increase in interest receivable	(1,074,623)	(2,464,062)	(1,090,236)
Increase in other assets	(24,276)	(2,257,600)	(1,506,445)
Decrease in accounts payable and accrued expenses	(942,064)	(1,009,598)	(214,420)
Net cash provided by operating activities	17,444,171	14,232,724	7,482,090
Cash flows from investing activities:
Capital expenditures	(23,798,209)	(13,007,148)	(8,029,349)
Acquisition of mortgage revenue bonds	(142,794,827)	(148,624,000)	(28,561,857)
Proceeds from the mortgage revenue bonds and MBS - sale and redemptions	60,398,010	21,935,343	31,872,522
Restricted cash - debt collateral released (paid)	1,699,973	(3,992,848)	7,247,341
Restricted cash - M31 TEBS Financing facility	(6,252,027)	—	—
Principal payments received on mortgage revenue bonds	7,214,136	2,764,286	970,298
Principal payments received on taxable loans	145,000	—	160,000
(Increase) decrease in restricted cash	(475,208)	94,423	(70,320)
Assets purchased - held for sale	—	(1,090,000)	—
Purchase of interest rate derivative	(1,382,900)	(793,000)	—
Net increase in notes receivable	(641,588)	(1,603,083)	(191,264)
Proceeds from the sale of discontinued operations	—	22,610,000	10,825,000
Investment in bonds due to the sale recognition of discontinued operations	—	(27,778,000)	—
Cash received from taxable property loans receivable - Ohio Properties	—	4,064,089	—
Change in restricted cash - Greens Property sale	—	2,546,363	(2,459,187)
Acquisition of mortgage-backed securities	—	(12,629,888)	(37,573,386)
Acquisition of taxable bonds	—	(2,918,000)	—
Acquisition of partnerships, net of cash acquired	—	—	(5,500,000)
Acquisition of public housing capital fund trust certificates	—	—	(65,985,913)
Net cash used in investing activities	(105,887,640)	(158,421,463)	(97,296,115)

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	For the years ended,
	2014	2013	2012
Cash flows from financing activities:
Distributions paid	(30,168,167)	(22,238,937)	(18,987,693)
Proceeds from the sale of beneficial unit certificates	54,740,000	51,750,000	64,009,000
Payment of offering costs related to the sale of beneficial unit certificates	(3,451,301)	(3,536,397)	(4,005,137)
Proceeds from debt financing	186,815,000	81,490,000	74,110,000
Principal borrowings on mortgages payable	22,622,552	20,697,452	3,769,014
Principal payments on debt financing	(98,730,000)	(2,164,000)	(8,835,000)
Principal payments on mortgages payable	(3,056,763)	(372,856)	(10,893,390)
Principal borrowing on line of credit	—	16,065,900	—
Principal payments on line of credit	—	(16,065,900)	—
Increase (decrease) in liabilities related to restricted cash	475,208	(94,423)	70,320
Debt financing costs	(2,927,732)	(355,585)	(264,763)
Sale of LP interests	—	—	959,761
Net cash provided by financing activities	126,318,797	125,175,254	99,932,112
Net increase (decrease) in cash and cash equivalents	37,875,328	(19,013,485)	10,118,087
Cash and cash equivalents at beginning of period, including cash and cash equivalents of discontinued operations of $25,976, $188,749, and $136,030, respectively	11,318,015	30,331,500	20,213,413
Cash and cash equivalents at end of period, including cash and cash equivalents of discontinued operations of $35,772, $25,976, and $188,749, respectively	$49,193,343	$11,318,015	$30,331,500

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$9,112,063	$6,621,251	$4,437,961
Distributions declared but not paid	$7,617,390	$6,446,077	$5,566,908
Supplemental disclosure of non cash activities:
Capital expenditures financed through accounts and notes payable	$137,759	$1,758,297	$2,584,417
Conversion of Woodland Park mortgage revenue bond to MF Property (Notes 2, 5, and 8)	$—	$15,662,000	$—
Restricted cash released to pay down mortgages payable	$—	$2,356,640	$—
Deconsolidation of the discontinued operations - noncontrolling interest (Note 10)	$—	$2,326,984	$—
Recognition of taxable property loans receivable - discontinued operations (Note 10)	$—	$2,086,236	$—
Cash received for the sale of the MF Properties eliminated in consolidation	$—	$—	$7,265,000
Cash paid for purchase of mortgage revenue bond eliminated in consolidation	$—	$—	$(9,465,000)
Cash paid for taxable property loan eliminated in consolidation	$—	$—	$(850,000)
 The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012

1.  Organization

America First Multifamily Investors, L.P. (the “Partnership”) was formed on April 2, 1998, under the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily and student housing (collectively “Residential Properties”) and commercial properties. The Partnership expects and believes the interest earned on these bonds is excludable from gross income for federal income tax purposes.  As a result, most of the income earned by the Partnership is exempt from federal income taxes.  Our general partner is America First Capital Associates Limited Partnership Two (“AFCA 2” or “General Partner”).  The Partnership will terminate on December 31, 2050, unless terminated earlier under provisions of its Agreement of Limited Partnership.

2.  Summary of Significant Accounting Policies

Recasting of Certain Prior Period Information
During the second quarter of 2015, the Bent Tree and Fairmont Oaks properties met the criteria as discontinued operations. Therefore the Company has recast the following footnotes to conform to the Company’s discontinued operations:

•	Note 4 – Variable Interest Entities,

•	Note 8 – Real Estate Assets,

•	Note 10 – Discontinued Operations,

•	Note 20 – Segments, and

•	Note 21 – Summary of Unaudited Quarterly Results of Operations

This had no impact on consolidated net income or cash flows. See further discussion in Principles of Consolidation below.

Principles of Consolidation
The “Company” refers to the Partnership and the consolidated VIEs (defined below). The consolidated financial statements of the Company reported in this Form 10-K include the financial position and results of operations of the Partnership, the MF Properties owned by various limited partnerships in which one of the Partnership’s wholly-owned subsidiaries (each a “Holding Company”) holds a 99% limited partner interest, two entities in which the Partnership does not hold an ownership interest but which own multifamily properties financed with mortgage revenue bonds held by the Partnership and which are treated as variable interest entities (“VIEs”) of which the Partnership has been determined to be the primary beneficiary (the “Consolidated VIEs”). The Consolidated Subsidiaries of the Partnership consist of:

•
ATAX TEBS I, LLC, a special purpose entity owned and controlled by the Partnership, created to hold mortgage revenue bonds in order to facilitate the Tax Exempt Bond Securitization (“TEBS”) Financing (“M24 TEBS Financing”) with Freddie Mac (Note 11).

•
ATAX TEBS II, LLC, a special purpose entity owned and controlled by the Partnership, created in 2014 to hold mortgage revenue bonds in order to facilitate the second TEBS financing (“M31 TEBS Financing”) with Freddie Mac (Note 11).

•	Nine multifamily residential properties, including multifamily, student, and senior citizen housing (“MF Properties”) which are either wholly or majority owned by subsidiaries of the Partnership.

Under the consolidation guidance, the Partnership must make an evaluation of the entities which own the Residential Properties and commercial property financed with mortgage revenue bonds it holds to determine if these entities meet the definition of a VIE. Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

The guidance requires the Partnership to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary, the entity that must consolidate the VIE, as the entity that has (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE.  Upon adoption of this revised accounting standard, the Partnership re-

evaluated all of its investments to determine if the property owners are VIEs and, if so, whether the Partnership is the primary beneficiary of the VIE. The guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE. As a result, changes to the Consolidated VIEs may occur in the future based on changes in circumstances. The accounting guidance on consolidations is complex and requires significant analysis and judgment.

Stand-alone financial information of the Partnership reported in this Form 10-K includes only the financial position and results of operation of the Partnership and the MF Properties without the consolidation of the VIEs.  In the Company’s consolidated financial statements, all transactions and accounts between the Partnership, the MF Properties and the VIEs have been eliminated in consolidation. The General Partner does not believe that the consolidation of VIEs for reporting under accounting principles generally accepted in the United States of America (“GAAP”) impacts the Partnership’s status as a partnership for federal income tax purposes or the status of unitholders as partners of the Partnership, the treatment of the mortgage revenue bonds on the properties owned by Consolidated VIEs as debt, the nature of the interest payments, which it believes to be tax-exempt, received on the mortgage revenue bonds secured by the properties owned by Consolidated VIEs or the manner in which the Partnership’s income is reported to unitholders on IRS Form K-1.

The unallocated deficit of the Consolidated VIEs is primarily comprised of the accumulated historical net losses of the Consolidated VIEs since the applicable consolidation date. The unallocated deficit of the VIEs and the VIEs’ net losses subsequent to that date are not allocated to the General Partner and unitholders as such activity is not contemplated by, or addressed in, the Agreement of Limited Partnership of the Partnership. The primary purpose of the Company is to acquire, hold, sell and otherwise deal with mortgage revenue bonds and other instruments which have been issued to provide construction and/or permanent financing for Residential Properties and other commercial properties. The Mortgage Revenue Bonds, the Public Housing Capital Fund Trust, and the Mortgage-Backed Securities segments fulfill this purpose, are long-term investments, and the properties which collateralize the mortgage revenue bonds are not owned or managed by the Company. The MF Property segment is comprised of indirectly owned, actively managed, and controlled multifamily properties. The MF Properties included in this segment are typically financed with third party mortgages.

Effective during the three months ended June 30, 2015, the Company changed its reportable segments due to the classification of the Company’s Consolidated VIEs as discontinued operations. The Consolidated VIE segment was comprised of the results of operations of the underlying collateral for the related mortgage revenue bonds. The Company concluded its investment in the Consolidated VIE segment was not consistent with the Company’s portfolio of assets, as described above. As such, the Company decided to implement a strategic shift in direction by discontinuing its Consolidated VIE segment. This decision was made for the following reasons:

•
The risk profile of the Consolidated VIE segment was unique as the substance of the investment was the result of the operations of the underlying properties and not the mortgage revenue bonds (which is the form of the investment).The risk profile includes:

•The underlying properties thin capitalization,
•Related party ownership groups, and
•The lack of ultimate decision-making authority.

•	The stated purpose of the Company was not to manage properties without having some type of ownership or ability to control the underlying property.

•	Subsequent to the disposition of the Consolidated VIE properties by their owners, the Company does not plan to include this type of investment as part of its strategic direction.

In April 2015, the Partnership entered into brokerage contracts to sell the Consolidated VIEs. As a result, these entities met the criteria for discontinued operations presentation and have been classified as such in the Company’s consolidated financial statements for all periods presented (see Notes 4, 8, 10, 20, and 21).

Acquisition Accounting
Pursuant to the guidance on acquisition accounting, the Company allocates the contractual purchase price of a property acquired to the land, building, and leases in existence as of the date of acquisition based on their relative fair values.  The building is valued as if vacant. The estimated valuation of in-place leases is calculated by applying a risk-adjusted discount rate to the projected cash flow deficit at each property during an assumed lease-up period for these properties. This allocated cost is amortized over the average remaining term of the leases and is included in the statement of operations under depreciation and amortization expense. The acquisition related costs to acquire a property are expensed as incurred.

Cash and Cash Equivalents
Cash and cash equivalents include highly liquid securities and investments in federally tax-exempt securities with maturities of three months or less when purchased.

Concentration of Credit Risk
The Company maintains the majority of its unrestricted cash balances at two financial institutions.  The balances insured by the Federal Deposit Insurance Corporation is equal to $250,000 at each institution.  At various times the cash balances exceeded the $250,000 limit.  The Company is also exposed to risk on its short-term investments in the event of non-performance by counterparties.  The Company does not anticipate any non-performance.  This risk is minimized significantly by the Company’s portfolio being restricted to investment grade securities.

Restricted Cash
Restricted cash, which is legally restricted to use, is comprised of resident security deposits, required maintenance reserves, escrowed funds, restricted compensating balances, and property rehabilitation.  At December 31, 2014, certain of our credit facilities require restricted cash balances as additional collateral. Specifically, the 2014 and 2010 tax exempt bond securitization (“TEBS”) financing facilities, discussed below, required approximately $7.3 million, the three tender option bonds (“TOB”) trusts (“TOB Trusts”) secured by the Public Housing Capital Fund Trust Certificates (“PHC Certificates”) financing facilities (“PHC TOB Trusts”) required approximately $400,000, and the TOB Trusts secured by mortgage backed securities (“MBS”) financing facilities (“MBS TOB Trusts”) required approximately $2.1 million held in restricted cash.

Interest Receivable
Subsequent to the issuance of the Company’s financial statements on Form 10-K for the period ended December 31, 2013, certain amounts included in the Consolidated Balance Sheet have been restated to correct an error related to the presentation of interest receivable on taxable loans.  Such correction recorded the loan loss reserve related to interest receivable against the interest receivable line of the consolidated balance sheet rather than against the other assets line, which includes the principle amount of taxable loans.   This correction resulted in a decrease in interest receivable and an increase in other assets of approximately $6.2 million.  This correction did not have an impact on total assets as reported in the Consolidated Balance Sheets and did not have an impact on the Consolidated Statements of Operations for all periods presented. The statement of cash flows has also been restated to reflect this adjustment for all periods presented.
Investment in Mortgage Revenue Bonds and Other Mortgage Revenue Bonds
The Company accounts for its investments in mortgage revenue bonds and other mortgage revenue bonds under the guidance for accounting for certain investments in debt and equity securities. The guidance requires investments in securities to be classified as one of the following: 1) held-to-maturity, 2) available-for-sale, or 3) trading securities. All of the Company’s investments in mortgage revenue bonds and other mortgage revenue bonds are classified as available-for-sale, and are reported at estimated fair value with the net unrealized gains or losses reflected in other comprehensive income. Unrealized gains and losses do not affect the cash flow of the bonds, distributions to unitholders, or the characterization of the interest income of the financial obligation of the underlying collateral.

There is no active trading market for the bonds and price quotes for the bonds are not available.  As a result, the Company bases its estimate of fair value of the mortgage revenue bonds using discounted cash flow or yield to maturity analyses performed by management. This calculation methodology encompasses a significant amount of management judgment in its application.  If available, management may also consider price quotes on similar bonds or other information from external sources, such as pricing services or broker quotes.  Pricing services, broker quotes and management’s analyses provide indicative pricing only.

The Company periodically reviews each of its mortgage revenue bonds for impairment.  The Company evaluates whether unrealized losses are considered to be other-than-temporary based on a number of factors including:

•	The duration and severity of the decline in fair value,

•	The Company’s intent to hold and the likelihood of it being required to sell the security before its value recovers,

•	Adverse conditions specifically related to the security, its collateral, or both,

•	Volatility of the fair value of the security,

•	The likelihood of the borrower being able to make payments,

•	Failure of the issuer to make scheduled interest or principal payments, and

•	Recoveries or additional declines in fair value after the balance sheet date.

While the Company evaluates all available information, it focuses specifically on whether it has the intent to sell the securities prior to the time that their value recovers or until maturity, whether it is likely that the Company will be required to sell the securities before a recovery in value and whether the Company expects to recover the securities’ entire amortized cost basis.  The ability to recover the securities’ entire amortized cost basis is based on the likelihood of the issuer being able to make required principal and interest payments on the security.  The primary source of repayment of the amortized cost is the cash flows produced by the property which serve as the collateral for the bonds.  The Company utilizes a discounted cash flow model for the underlying property that serves as collateral on the bond and compares the results of the model to the amortized cost basis of the bond.  These models reflect the cash flows expected to be generated by the underlying properties over a ten year period, including an assumed property sale at the end of year ten, discounted using the effective interest rate on the bonds in accordance with the accounting guidance on other-than-temporary impairment of debt securities.  The inputs to these models require management to make assumptions, the most significant of which include:

•
Revenue and expense projections for the property operations, which result in the estimated net operating income generated over the ten year holding period assumed in the model.  Base year (model year one) assumptions are based on historical financial results and operating budget information.  Base year assumptions are then adjusted for expected changes in occupancy, rental rates and expenses, and

•
The capitalization rate utilized to estimate the sales proceeds from an assumed property sale in year ten of the model.  The capitalization rate used in the current year models ranged between 4.3% and 7.5% which the Company believes represents a reasonable range given the current market for Residential Properties.

The revenue, expense and resulting net operating income projections which are the basis for the discounted cash flow model are based on judgment.  Operating results from a multifamily, student, or senior citizen residential property depend on the rental and occupancy rates of the property and the level of operating expenses.  Occupancy rates and rents are directly affected by the supply of and demand for multifamily residential properties in the market areas in which a property is located.  This, in turn, is affected by several factors such as local or national economic conditions, the amount of new apartment construction and interest rates on single-family mortgage loans. Net operating income from the commercial property depends on the number of cancer patients which utilize the cancer therapy center and the ability to hire and retain key employees to provide the related cancer treatment. In addition, factors such as government regulation, inflation, real estate and other taxes, labor problems and natural disasters can affect the economic operations of a property.

If the discounted cash flows from a property are less than the amortized cost of the bond, the Company believes that there is a strong indication that the cash flows from the property will not support the payment of the required principal and interest on the bond and, accordingly, the bonds are considered other-than-temporarily impaired.  If an other-than-temporary impairment exists, the amortized cost basis of the mortgage revenue bond is written down to its estimated fair value.  The amount of the write-down representing a credit loss is accounted for as a realized loss on the statement of operations.  The amount of the write-down representing a non-credit loss is recorded to other comprehensive income. The difference between the amortized cost basis and the discounted cash flows using the effective interest rate represents the credit loss. Any residual decline in value would be considered the interest related loss or non-credit loss. The recognition of an other-than-temporary impairment and the potential impairment analysis are subject to a considerable degree of judgment, the results of which when applied under different conditions or assumptions could have a material impact on the financial statements. If the Company experiences deterioration in the values of its investment portfolio, the Company may incur impairments to its investment portfolio which could negatively impact the Company’s financial condition, cash flows, and reported earnings.

The Company owns some mortgage revenue bonds which were purchased at a discount or premium. The discount or premium on an investment is amortized on an effective yield method and the result is realized in investment income in the current period.

The Company eliminates the mortgage revenue bonds and the associated interest income and interest receivable when it consolidates the underlying real estate collateral in accordance with implementation of the consolidation guidance for variable interest entities.

Variable Interest Entities (“VIEs”)
When the Partnership invests in a mortgage revenue bond which is collateralized by a multifamily or student housing property, the Partnership will evaluate the entity which owns the property financed by the mortgage revenue bond to determine if it is a VIE as defined by the guidance on consolidations. The guidance on consolidations is a complex standard that requires significant analysis and judgment. If it is determined that the entity is a VIE, the Partnership will then evaluate if it is the primary beneficiary of such VIE, by determining whether the Partnership will absorb the majority of the VIE’s expected losses, receive a majority of the VIE’s residual returns, or both. If the Partnership determines itself to be the primary beneficiary of the VIE, then the assets, liabilities and financial results of the related multifamily or student housing property will be consolidated in the Partnership’s financial statements. As a result of such consolidation, the debt financing provided by the Partnership to such consolidated VIE will be eliminated as part of the consolidation process. However, the Partnership will continue to receive interest and principal payments on such debt and these payments will retain their characterization as either mortgage revenue bond or taxable interest for income tax reporting purposes. Since the Partnership has no legal ownership of the VIEs, creditors of the VIEs have no recourse to the Partnership.

Effective December 1, 2013, the ownership of Lake Forest became a not-for-profit entity, a reconsideration event. As a result of the change in ownership, Lake Forest ceased to be reported as a Consolidated VIE (Note 4).

Investment in Public Housing Capital Fund Trusts Certificates and Mortgage-Backed Securities
The Company accounts for its investments in PHC Certificates and MBS under the guidance for accounting for certain investments in debt and equity securities. The guidance requires investments in securities to be classified as one of the following: 1) held-to-maturity, 2) available-for-sale, or 3) trading securities. All of the Company’s PHC Certificates and MBS investments are classified as available-for-sale, and are reported at estimated fair value with the net unrealized gains or losses reflected in other comprehensive income. Unrealized gains and losses do not affect the cash flow of the bonds, distributions to unitholders, or the characterization of the interest income of the financial obligation of the underlying collateral.
There is no active trading market for the PHC Certificates and price quotes are not available. The estimates of the fair values of the PHC Certificates are based on a yield to maturity analysis which begins with the current market yield rate for a “AAA” rated tax-free municipal bond for a term consistent with the weighted-average life of each of the Public Housing Capital Fund trusts adjusted largely for unobservable inputs the General Partner believes would be used by market participants. Management’s valuation encompasses judgment in its application and pricing as determined by pricing services, when available, is compared to Management’s estimates.
The Company periodically reviews each class of PHC Certificates for impairment. The Company evaluates whether a decline in the fair value of a PHC Certificate below its amortized cost is other-than temporary based on a number of factors including:

•	The duration and severity of the decline in fair value,

•	The Company’s intent to hold and the likelihood of it being required to sell the security before its value recovers,

•	Downgrade in the security’s rating by S&P,

•	Volatility of the fair value of the security.

The Company values each MBS security based upon prices obtained from a third party pricing service, which are indicative of market activity. The valuation methodology of the Company’s third party pricing service incorporates commonly used market pricing methods, incorporates trading activity observed in the market place, and other data inputs. The methodology also considers the underlying characteristics of each security, which are also observable inputs, including: coupon; maturity date; loan age; reset date; collateral type; geography; and prepayment speeds. Management analyzes pricing data received from the third party pricing service by comparing it to valuation information obtained from at least one other third party pricing service and ensuring they are within a tolerable range of difference which the Company estimates as 7.5%. Management also looks at observations of trading activity in the market place when available.
The Company periodically reviews each MBS security for impairment. The Company evaluates whether a decline in the fair value of a security below its amortized cost is other-than-temporary based on a number of factors including the duration and severity of the decline in fair value and the Company’s intent and ability to hold the security until its value recovers. Each MBS security has been rated either “AAA” or “AA” by either S&P or Moody’s. A downgrade in rating for each MBS or new issuances of similar MBS with ratings by S&P or Moody’s below the “A” rating would be a factor in concluding that an impairment is other-than-temporary.

Investments in Real Estate
The Company’s investments in real estate are carried at cost less accumulated depreciation. Depreciation of real estate is based on the estimated useful life of the related asset, generally 19-40 years on multifamily, student housing, and senior citizen residential apartment buildings and five to 15 years on capital improvements and is calculated using the straight-line method. Maintenance and repairs are charged to expense as incurred, while improvements, renovations, and replacements are capitalized. The Company also holds land held for investment and development which is reported at cost.

Management reviews each property and land held for investment and development for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value of a property may not be recoverable. The review of recoverability is based upon comparing the net book value of each real estate property to the sum of its estimated undiscounted future cash flows. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value of the property exceeds its estimated fair value.

Taxable Property Loans
In addition to the mortgage revenue bonds held by the Company, taxable property loans have been made to the owners of some of the properties which secure the bonds.  The repayment of these taxable property loans is dependent largely on the value of the property or its cash flows which collateralize the loans.  The Company periodically evaluates these loans for potential losses by estimating the fair value of the property which collateralize the loans and comparing the fair value to the outstanding mortgage revenue bonds plus any taxable property loans.  The Company utilizes the discounted cash flow model discussed above except that in estimating a property fair value we evaluate a number of different discounted cash flow (“DCF”) models that contain varying assumptions.  The various models may assume multiple revenue and expense scenarios, various capitalization rates, and multiple discount rates.  The Company may also consider other information such as independent appraisals in estimating a property fair value.

If the estimated fair value of the property after deducting the amortized cost basis of the senior mortgage revenue bond exceeds the principal balance of the taxable property loan then no potential loss is indicated and no allowance for loan loss is recorded.  If a potential loss is indicated, an allowance for loan loss is recorded against the outstanding loan amount and a loss is realized.  The determination of the need for an allowance for loan loss is subject to considerable judgment. For the years ended December 31, 2014 and 2013, the Company recognized a provision for loan losses of approximately $75,000 and $168,000, respectively. For the year ended December 31, 2012, the Company did not recognize any provision for loan losses (Note 9).

Accounting for Tax Exempt Bond Securitization (“TEBS”) and Tender Option Bond (“TOB”) Financing Arrangements
The Company has evaluated the accounting guidance in regard to the M31 and M24 TEBS and TOB Financing arrangements (Note 11) and has determined that the securitization transactions do not meet the accounting criteria for a sale or transfer of financial assets and will, therefore, be accounted for as a secured financing transactions. More specifically, the guidance on transfers and servicing sets forth the conditions that must be met to de-recognize a transferred financial asset. This guidance provides, in part, that the transferor has surrendered control over transferred assets if and only if the transferor does not maintain effective control over the transferred assets through any of the following:

1.	An agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity,

2.	The ability to unilaterally cause the holder to return specific assets, other than through a cleanup call, or

3.
An agreement that permits the transferee to require the transferor to repurchase the transferred financial assets at a price that is so favorable to the transferee that it is probable that the transferee will require the transferor to repurchase them.

The M31 and M24 TEBS Financing agreements contain certain provisions that allow the Company to (1) cause the return of certain individual bonds under defined circumstances, (2) cause the return of all of the bonds by electing an Optional Series Pool Release or (3) cause the return of any defaulted bonds. The Optional Series Pool Release is defined in the agreements closed in 2010 as two specific dates, September 15, 2017, or September 15, 2020, on which the Company has the option to repurchase all of the securitized bonds. The Optional Series Pool Release is defined in the agreements closed in 2014 as two specific dates, July 15, 2019 or July 15, 2024, on which the Company has the option to repurchase all of the securitized bonds. Given these terms, the Company has concluded that the condition in item 2 above is present in the agreements and, therefore, effective control over the transferred assets has not occurred. As effective control has not been transferred, the transaction does not meet the conditions to de-recognize the assets resulting in the M31 and M24 TEBS Financing being presented on the Company’s consolidated financial statements as a secured financing. The TOB Financing agreements contain certain provisions that allow the Company to call the bonds held in the TOB Trusts through their ownership of the residual participating interests (“LIFERS”) so effective control has not been transferred resulting in the TOB Financings being presented on the Company’s consolidated financial statements as secured financings.

In addition to evaluating the M31 and M24 TEBS Financings as a sale or transfer of financial assets, we have evaluated the securitization trusts associated with the TEBS Financing facilities (the “M31 TEBS Trust” and “M24 TEBS Trust”) under the provisions of consolidation guidance. As part of the M31 and M24 TEBS Financings, certain bond assets of the Partnership were securitized into the M31 and M24 TEBS Trusts with Freddie Mac. The M31 and M24 TEBS Trusts then issued Class A and B TEBS Certificates. Other Company investments are securitized into TOB Trusts with Deutsche Bank AG (“DB”). The TOB trustee then issued senior floating-rate participating interests (“SPEARS”) and LIFERS. The Partnership has determined that the M31 and M24 TEBS Trusts are VIEs and the Class B Certificates owned by the Partnership create a variable interest in the M31 and M24 TEBS Trusts. It was also determined that the TOB Trusts are VIEs and the LIFERS owned by the Company create a variable interest entity in the TOB Trusts.

In determining the primary beneficiary of the M31 and M24 TEBS Trusts and TOB Trusts, the Partnership considered the activities of each of the VIEs which most significantly impact the VIE’s economic performance, who has the power to control such activities, the risks which the entity was designed to create, the variability associated with those risks and the interests which absorb such variability. The Partnership has retained the right, pursuant to the M31 and M24 TEBS Financing agreements, to either substitute or reacquire some or all of the securitized bonds at various future dates and under various circumstances. As a result, the Partnership determined it had retained a controlling financial interest in the M31 and M24 TEBS Trusts because such actions effectively provide the Partnership with the ability to control decisions pertaining to the VIE’s management of interest rate and credit risk. While in the M31 and M24 TEBS Trusts, the bond assets may only be used to settle obligations of the trusts and the liabilities of the trusts do not provide the Class A certificate holders with recourse to the general credit of the Partnership.

The Partnership also determined it was the primary beneficiary of the TOB Trusts as it has the right to cause each TOB trust to sell the securitized asset in each specific TOB Trust. If the securitized assets were sold, the extent to which the VIE will be exposed to gains or losses from changes in the fair market value of the securitized assets would result from decisions made by the Partnership.

It was determined that the Partnership met both of the primary beneficiary criteria and was the most closely associated with the VIE and, therefore, was determined to be the primary beneficiary under these financing arrangements. Given these accounting determinations, the M31 and M24 TEBS Financing facilities and the associated M31 and M24 TEBS Trusts are presented as secured financing within the consolidated financial statements. The TOB Financings and associated TOB trusts are also presented as a secured financing within the consolidated financial statements.

Bond Purchase Commitments
The bond purchase commitments held by the Company have no cost. However, they are required to be measured and recorded at fair value, which is estimated under the same methodology as the Company’s mortgage revenue bonds in the Company’s financial statements (Notes 5 and 17).

Deferred Financing Costs
Debt financing costs are capitalized and amortized on the effective interest method over the stated maturity of the related debt financing agreement. Bond issuance costs are capitalized and amortized on the effective interest method over the stated maturity of the related mortgage revenue bonds.  As of December 31, 2014 and 2013, debt financing costs and bond issuance costs of $8.5 million and $5.3 million, respectively, were included in other assets. These costs are reduced on the balance sheet by the accumulated amortization of approximately $3.9 million and $2.8 million as of December 31, 2014 and 2013, respectively.

Income Taxes
No provision has been made for income taxes because the unitholders are required to report their share of the Partnership’s taxable income for federal and state income tax purposes.  Certain of the Consolidated VIEs and wholly-owned subsidiaries of the Partnership are corporations that are subject to federal and state income taxes.  At December 31, 2014 and 2013, the Company evaluated whether it was more likely than not that any deferred tax assets would be realized.  The Company has recorded a full valuation allowance of approximately $8.5 million and $7.4 million at December 31, 2014 and 2013, respectively, against the deferred tax assets created at these entities by timing differences because the realization of these future benefits is not more likely than not.

Revenue Recognition on Investments in Mortgage Revenue Bonds
The interest income received by the Partnership from its mortgage revenue bonds is dependent upon the net cash flow of the underlying properties. Base interest income on fully performing mortgage revenue bonds is recognized as it is earned. Base interest income on mortgage revenue bonds not fully performing is recognized as it is received. Past due base interest on mortgage revenue bonds, which are or were previously not fully performing, is recognized as it is received. The Partnership reinstates the accrual of base interest once the mortgage revenue bond’s ability to perform is adequately demonstrated. Contingent interest income, which is only received by the Partnership if the property financed by a mortgage revenue bond that contains a contingent interest provision generates excess available cash flow as set forth in each bond, is recognized when realized or realizable. Past due contingent interest on mortgage revenue bonds, which are or were previously not fully performing, is recognized when realized or realizable. As of December 31, 2014 and 2013, the Company’s mortgage revenue bonds were fully performing as to their base interest.

An evaluation was performed during fiscal 2011 which determined that the interest receivable accrued on the Woodland Park bond was impaired and an approximate $953,000 allowance for loss on receivables was recorded. The Partnership received two interest payments during 2012 and recorded an additional allowance of approximately $453,000 against the remaining interest receivable in 2012. The Partnership recorded an approximate additional $242,000 against the interest receivable before the mortgage revenue bond foreclosure was completed in May 2013 and title to the Woodland Park property was conveyed to a wholly-owned subsidiary of the Partnership (Note 8).

Revenue Recognition on Investments in Real Estate, MBS, and PHC Certificates
The Partnership’s Consolidated VIEs and the MF Properties (Note 8) are lessors of multifamily, student housing, and senior citizen rental units under leases with terms of one year or less. Rental revenue is recognized, net of rental concessions, on a straight-line method over the related lease term.

Interest income on the MBS and PHC Certificates is recognized as it is earned (Notes 6 and 7).

Derivative Instruments and Hedging Activities
The Company accounts for its derivative and hedging activities in accordance with the guidance on Derivatives and Hedging. The guidance on Derivatives and Hedging requires the recognition of all derivative instruments as assets or liabilities in the Company’s consolidated balance sheets and measurement of these instruments at fair value. The accounting treatment is dependent upon whether or not a derivative instrument is designated as a hedge and, if so, the type of hedge.  The Company’s interest rate derivative agreements do not have a specific hedge designation under the guidance on derivatives and hedging, and therefore changes in fair value are recognized in the consolidated statements of operations as interest expense.  The Company is exposed to loss should a counterparty to its derivative instruments default.  The Company does not anticipate non-performance by any counterparty.  The fair value of the interest rate derivative agreements is determined based upon current price quotes by recognized dealers.

Net Income per BUC
Net income per BUC has been calculated based on the weighted average number of BUCs outstanding during each year presented. The Partnership has no dilutive equity securities and, therefore, basic net income per BUC is the same as diluted net income per BUC.  The following table provides a reconciliation of net income per BUC holder:

	Years Ended December 31,
	2014	2013	2012
Calculation of unitholders' interest in income (loss) from continuing operations:
Income from continuing operations	$14,976,415	$14,645,791	$2,832,059
Less: general partners' interest in income	1,056,316	1,381,872	331,403
Unallocated loss related to variable interest entities	(688,333)	(1,004,909)	(1,454,549)
Noncontrolling interest	(4,673)	261,923	549,194
Unitholders' interest in income from continuing operations	$14,613,105	$14,006,905	$3,406,011
Calculation of Unitholders' interest in income from discontinued operations:
Income from discontinued operations	$52,773	$3,331,051	$2,163,979
Less: general partner's interest in income	—	34,424	359,909
Unallocated income (loss) related to variable interest entities	52,773	(111,353)	(68,297)
Unitholders' interest in income from discontinued operations	$—	$3,407,980	$1,872,367
Calculation of unitholders' interest in net income
Net income	$15,029,188	$17,976,842	$4,996,038
Less: general partners' interest in net income	1,056,316	1,416,296	691,312
Unallocated (loss) related to variable interest entities	(635,560)	(1,116,262)	(1,522,846)
Noncontrolling interest	(4,673)	261,923	549,194
Unitholders' interest in net income	$14,613,105	$17,414,885	$5,278,378

Weighted average number of units outstanding (basic and diluted)	59,431,010	43,453,476	37,367,600
Unitholders' interest in net income per BUC (basic and diluted):
Income from continuing operations	$0.25	$0.32	$0.09
Income from discontinued operations	—	0.08	0.05
Net income	$0.25	$0.40	$0.14

Use of Estimates in Preparation of Consolidated Financial Statements
The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates and assumptions include those used in determining investment valuation, investment impairments, impairment of property assets, and allowance for loan losses.

3.  Partnership Income, Expenses and Cash Distributions

The Agreement of Limited Partnership of the Partnership contains provisions for the distribution of Net Interest Income, Net Residual Proceeds and Liquidation Proceeds, for the allocation of income or loss from operations and for the allocation of income and loss arising from a repayment, sale or liquidation of investments.  Income and losses will be allocated to each unitholder on a periodic basis, as determined by the General Partner, based on the number of BUCs held by each unitholder as of the last day of the period for which such allocation is to be made. Distributions of Net Interest Income and Net Residual Proceeds will be made to each unitholder of record on the last day of each distribution period based on the number of BUCs held by each unitholder as of such date. For purposes of the Agreement of Limited Partnership, cash distributions, if any, received by the Partnership from the Investment in MF Properties (Note 8) will be included in the Partnership’s Interest Income and cash distributions received by the Partnership from the sale of such properties will be included in the Partnership Residual Proceeds.

Cash distributions are currently made on a quarterly basis but may be made on a monthly or semiannual basis at the election of AFCA 2.  On each distribution date, Net Interest Income is distributed 99% to the unitholders and 1% to AFCA 2 and Net Residual Proceeds are distributed 100% to unitholders except that Net Interest Income and Net Residual Proceeds representing contingent interest in an amount equal to 0.9% per annum of the principal amount of the mortgage revenue bonds on a cumulative basis (defined as Net Interest Income (Tier 2) and Net Residual Proceeds (Tier 2), respectively) are distributed 75% to the unitholders and 25% to AFCA 2.

The unallocated deficit of the Consolidated VIEs is primarily comprised of the accumulated historical net losses of the Consolidated VIEs as of the date of the implementation of the guidance on consolidations. The unallocated deficit of the Consolidated VIEs and the Consolidated VIEs’ net losses subsequent to that date are not allocated to the General Partner and unitholders as such activity is not contemplated by, or addressed in, the Agreement of Limited Partnership.

The distributions paid or accrued per BUC during the fiscal years ended December 31, 2014, 2013, and 2012 were as follows:

	For the Year Ended	For the Year Ended	For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Cash Distributions	0.5000	0.5000	0.5000

4.  Variable Interest Entities

Although Residential Properties financed with mortgage revenue bonds held by the Partnership are owned by separate entities in which the Partnership has no equity ownership interest, the debt financing provided by the Partnership creates a variable interest in these ownership entities that may require the Partnership to report the assets, liabilities and results of operations of these entities on a consolidated basis under GAAP. Under consolidation guidance, the Partnership must make an evaluation of these entities to determine if they meet the definition of a VIE.

On December 31, 2014, the Partnership determined that eleven of the entities financed by mortgage revenue bonds owned by the Partnership were held by VIEs.  The Partnership then determined that it is the primary beneficiary of two of these VIEs: Bent Tree and Fairmont Oaks and has consolidated these entities.

In April 2015, the Partnership entered into separate brokerage contracts to sell Bent Tree and Fairmont Oaks. As a result, these entities met the criteria for discontinued operations presentation and have been classified as such in the Company’s consolidated financial statements for all periods presented. The Company has also eliminated the Consolidated VIE segment as a reportable segment (see Notes 2, 8, 10, 20, and 21).

On December 31, 2013, the Partnership determined that six of the entities financed by mortgage revenue bonds owned by the Partnership were held by VIEs.  The Partnership then determined that it is the primary beneficiary of two of these VIEs: Bent Tree and Fairmont Oaks and has consolidated these entities. Effective December 1, 2013, the ownership of Lake Forest became a not-for-profit entity and Lake Forest ceased to be reported as a Consolidated VIE.

The Partnership does not hold an equity interest in these VIEs. Therefore, the assets of the VIEs cannot be used to settle the general commitments of the Partnership and the Partnership is not responsible for the commitments and liabilities of the VIEs.  The primary risks to the Partnership associated with these VIEs include the entities’ ability to meet debt service obligations to the Partnership and the valuation of the underlying Residential Properties which serves as bond collateral.

Subsequent to the issuance of the Company’s financial statements on Form 10-K for the period ended December 31, 2013, the Company identified two non-consolidated VIEs, Tyler Park Townhomes and Westside Village Market, which should have been disclosed as VIEs at December 31, 2013. This has been corrected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The correction did not have an impact on the Consolidated Financial Statements.

The following is a discussion of the significant judgments and assumptions made by the Partnership in determining the primary beneficiary of the VIE and, therefore, whether the Partnership must consolidate the VIE.

Consolidated VIEs

At December 31, 2014, the Partnership determined it is the primary beneficiary of the Bent Tree and Fairmont Oaks VIEs. The capital structure of Bent Tree and Fairmont Oaks VIEs consists of senior debt, subordinated debt, and equity capital. The senior debt is in the form of a mortgage revenue bond and accounts for the majority of the VIEs’ total capital. As the bondholder, the Partnership is entitled to principal and interest payments and has certain protective rights as established by the bond documents. The equity ownership in these entities is ultimately held by corporations which are owned by four individuals, one of which is a related party. Additionally, each of these properties is managed by an affiliate of the Partnership, America First Properties Management Company, LLC (“Properties Management”) which is an affiliate of the Burlington Capital Group, LLC (“Burlington”).

The Partnership lent the Exchange Accommodation Titleholder (“EAT (The Colonial, f/k/a Maples on 97th”) the necessary funds to purchase the The Colonial property and executed a Master Lease Agreement and Construction Management Agreement. These two agreements gave the Partnership the rights and obligations to manage the replacement property as well as the rehabilitation during the six month hold period. The Partnership determined that it was the primary beneficiary of the EAT (The Colonial, f/k/a Maples on 97th). Based on the terms of the Master Lease Agreement, the Partnership reported the rental income and related real estate operating expenses for the The Colonial property during the six month holding period (August 2012 to January 2013) as an MF Property since it has all the rights and obligations of landlord for the property. In February 2013, title to the The Colonial (f/k/a Maples on 97th) property transferred to the Partnership from the EAT (The Colonial, f/k/a Maples on 97th).

In determining the primary beneficiary of these VIEs, the Partnership considered the activities of the VIE which most significantly impact the VIEs’ economic performance, who has the power to control such activities, the risks which the entities were designed to create, the variability associated with those risks and the interests which absorb such variability. The Partnership also considered the related party relationships of the entities involved in the VIEs. It was determined that the Partnership, as part of the related party group, met both of the primary beneficiary criteria and was the most closely associated with the VIEs and, therefore, was determined to be the primary beneficiary.

Non-Consolidated VIEs

The Company does not consolidate nine VIE entities. In determining the primary beneficiary of these VIEs, the Partnership considered the activities of each VIE which most significantly impact the VIEs’ economic performance, who has the power to control such activities, the risks which the entities were designed to create, the variability associated with those risks and the interests which absorb such variability. The significant activities of the VIE that impact the economic performance of the entity include leasing and maintaining multifamily residential properties, determining if the property is to be sold, decisions relating to debt refinancing, the selection of or replacement of the property manager and the approval of the operating and capital budgets. While the capital structures of these VIEs resulted in the Partnership holding a majority of the variable interests in these VIEs, the Partnership determined it does not have the power to direct the activities of these VIEs that most significantly impact the VIEs’ economic performance and, as a result, is not the primary beneficiary of these VIEs.
The following table presents information regarding the classification of the assets at their carrying value and maximum exposure to loss held by the Partnership as of December 31, 2014 and 2013, which constitute variable interest entities.

December 31, 2014
	Balance Sheet Classification		Maximum Exposure to Loss
	Mortgage Revenue Bond	Property Loan	Mortgage Revenue Bond	Property Loan
Ashley Square Apartments	$5,645,559	$1,482,000	$5,159,000	$7,534,002
Bruton Apartments	18,145,000	—	18,145,000	—
Cross Creek	8,617,079	3,528,615	6,074,817	3,528,615
Glenview Apartments	6,723,000	—	6,723,000	—
Harden Ranch	9,300,000	—	9,300,000	—
Montclair Apartments	3,458,000	—	3,458,000	—
Santa Fe Apartments	4,736,000	—	4,736,000	—
Tyler Park Apartments	8,100,000	—	8,100,000	—
Westside Village Market	5,400,000	—	5,400,000	—
	$70,124,638	$5,010,615	$67,095,817	$11,062,617

December 31, 2013
	Balance Sheet Classification		Maximum Exposure to Loss
	Mortgage Revenue Bond	Property Loan	Mortgage Revenue Bond	Property Loan
Ashley Square Apartments	$5,212,000	$1,482,000	$5,212,000	$7,131,757
Cross Creek	7,522,563	3,448,615	6,042,297	3,448,615
Tyler Park Apartments	8,100,000	—	8,100,000	—
Westside Village Market	5,400,000	—	5,400,000	—
	$26,234,563	$4,930,615	$24,754,297	$10,580,372

The following tables provide information about the two VIEs, which are included in discontinued operations, at December 31, 2014 and 2013 in the Partnership’s financial statements under the provisions of the guidance on consolidations. These schedules also include information on the mortgage revenue bonds owned by the Partnership which are eliminated in consolidation, as of December 31, 2014 and 2013, respectively. In addition to the mortgage revenue bonds detailed below, the Partnership has made taxable property loans to these consolidated VIEs of $7.4 million and $7.1 million as of December 31, 2014 and 2013, respectively.

VIEs - December 31, 2014
			Base	Principal	Income
		Maturity	Interest	Outstanding at	Earned in
Property Name	Location	Date	Rate	December 31, 2014	2014
Bent Tree Apartments (1)	Columbia, SC	12/15/2030	6.25%	$7,465,000	$468,859
Fairmont Oaks Apartments (1)	Gainesville, FL	4/1/2033	6.30%	7,266,000	460,420
Total Mortgage Revenue Bonds				$14,731,000	$929,279
(1) Bonds held by ATAX TEBS I, LLC
VIEs - December 31, 2013
			Base	Principal	Income
		Maturity	Interest	Outstanding at	Earned in
Property Name	Location	Date	Rate	December 31, 2013	2013
Bent Tree Apartments (1)	Columbia, SC	12/15/2030	6.25%	$7,542,000	$473,438
Fairmont Oaks Apartments (1)	Gainesville, FL	4/1/2033	6.30%	$7,355,000	$465,791
Total Mortgage Revenue Bonds				$14,897,000	$939,229
(1) Bonds held by ATAX TEBS I, LLC

The following tables present the effects of the consolidation of the VIEs on the Company’s Consolidated Balance Sheets and Statements of Operations. As discussed above, the assets of the VIEs cannot be used to settle the general commitments of the Partnership and the Partnership is not responsible for the commitments and liabilities of the VIEs. The cash flows from the VIEs do not represent cash flows available to the Partnership.

Consolidating Balance Sheets as of December 31, 2014 and 2013:

	Partnership as of December 31, 2014	Consolidated VIEs as of December 31, 2014	Consolidation -Elimination as of December 31, 2014	Total as of December 31, 2014
Assets
Cash and cash equivalents	$49,157,571	$—	$—	$49,157,571
Restricted cash	11,141,496	—	—	11,141,496
Interest receivable	4,121,486	—	—	4,121,486
Mortgage revenue bonds held in trust	378,423,092	—	—	378,423,092
Mortgage revenue bonds	70,601,045	—	—	70,601,045
Public housing capital fund trusts	61,263,123	—	—	61,263,123
Mortgage-backed securities	14,841,558	—	—	14,841,558
Real estate assets:
Land and land improvements	13,753,493	—	—	13,753,493
Buildings and improvements	110,706,173	—	—	110,706,173
Real estate assets before accumulated depreciation	124,459,666	—	—	124,459,666
Accumulated depreciation	(14,108,154)	—	—	(14,108,154)
Net real estate assets	110,351,512	—	—	110,351,512
Other assets	31,134,319	—	—	31,134,319
Assets held for sale	27,640,053	13,456,861	(27,892,899)	13,204,015
Total Assets	$758,675,255	$13,456,861	$(27,892,899)	$744,239,217

Liabilities
Accounts payable, accrued expenses and other liabilities	$4,123,346	$—	$—	$4,123,346
Distribution payable	7,617,390	—	—	7,617,390
Debt financing	345,359,000	—	—	345,359,000
Mortgage payable	76,707,834	—	—	76,707,834
Liabilities held for sale	—	36,956,477	(36,452,734)	503,743
Total Liabilities	433,807,570	36,956,477	(36,452,734)	434,311,313
Partners' Capital
General Partner	578,238	—	—	578,238
Beneficial Unit Certificate holders	324,305,442	—	6,151,675	330,457,117
Unallocated loss of Consolidated VIEs	—	(23,499,616)	2,408,160	(21,091,456)
Total Partners' Capital	324,883,680	(23,499,616)	8,559,835	309,943,899
Noncontrolling interest	(15,995)	—	—	(15,995)
Total Capital	324,867,685	(23,499,616)	8,559,835	309,927,904
Total Liabilities and Partners' Capital	$758,675,255	$13,456,861	$(27,892,899)	$744,239,217

	Partnership as of December 31, 2013	Consolidated VIEs as of December 31, 2013	Consolidation -Elimination as of December 31, 2013	Total as of December 31, 2013
Assets
Cash and cash equivalents	$11,292,039	$—	$—	$11,292,039
Restricted cash	6,344,666	—	—	6,344,666
Interest receivable	3,342,038	—	—	3,342,038
Mortgage revenue bonds held in trust	216,371,801	—	—	216,371,801
Mortgage revenue bonds	68,946,370	—	—	68,946,370
Public housing capital fund trusts	62,056,379	—	—	62,056,379
Mortgage-backed securities	37,845,661	—	—	37,845,661
Real estate assets:
Land and land improvements	9,245,592	—	—	9,245,592
Buildings and improvements	90,253,256	—	—	90,253,256
Real estate assets before accumulated depreciation	99,498,848	—	—	99,498,848
Accumulated depreciation	(9,386,811)	—	—	(9,386,811)
Net real estate assets	90,112,037	—	—	90,112,037
Other assets	24,173,614	—	—	24,173,614
Assets held for sale	25,768,553	14,019,837	(26,039,963)	13,748,427
Total Assets	$546,253,158	$14,019,837	$(26,039,963)	$534,233,032

Liabilities
Accounts payable, accrued expenses and other liabilities	$4,963,653	$—	$—	$4,963,653
Distribution payable	6,446,076	—	—	6,446,076
Debt financing	257,274,000	—	—	257,274,000
Mortgage payable	57,087,320	—	—	57,087,320
Bond purchase commitment at fair value	4,852,177	—	—	4,852,177
Liabilities held for sale	—	35,531,613	(35,044,572)	487,041
Total Liabilities	330,623,226	35,531,613	(35,044,572)	331,110,267
Partners' Capital
General Partner	16,671	—	—	16,671
Beneficial Unit Certificate holders	215,624,583	—	7,948,729	223,573,312
Unallocated deficit of Consolidated VIEs	—	(21,511,776)	1,055,880	(20,455,896)
Total Partners' Capital	215,641,254	(21,511,776)	9,004,609	203,134,087
Noncontrolling interest	(11,322)	—	—	(11,322)
Total Capital	215,629,932	(21,511,776)	9,004,609	203,122,765
Total Liabilities and Partners' Capital	$546,253,158	$14,019,837	$(26,039,963)	$534,233,032

Consolidating Statements of Operations for the years ended December 31, 2014, 2013, and 2012:

	Partnership For the Year Ended December 31, 2014	Consolidated VIEs For the Year Ended December 31, 2014	Consolidation -Elimination For the Year Ended December 31, 2014	Total For the Year Ended December 31, 2014
Revenues:
Property revenues	$14,250,572	$—	$—	$14,250,572
Mortgage revenue bond investment income	26,606,234	—	—	26,606,234
Contingent interest income	40,000	—	—	40,000
Other interest income	856,217	—	—	856,217
Gain on mortgage revenue bonds - sale and redemption	3,701,772	—	—	3,701,772
Other income	188,000	—	—	188,000
Total revenues	45,642,795	—	—	45,642,795
Expenses:
Real estate operating (exclusive of items shown below)	7,796,761	—	—	7,796,761
Provision for loan loss	75,000	—	—	75,000
Depreciation and amortization	6,081,500	—	—	6,081,500
Interest	11,165,911	—	—	11,165,911
General and administrative	5,547,208	—	—	5,547,208
Total expenses	30,666,380	—	—	30,666,380
Income (loss) from continuing operations	14,976,415	—	—	14,976,415
Income (loss) from discontinued operations	688,333	(1,987,839)	1,352,279	52,773
Net Income	15,664,748	(1,987,839)	1,352,279	15,029,188
Net (loss) income attributable to noncontrolling interest	(4,673)	—	—	(4,673)
Net income (loss) - America First Multifamily Investors, L. P.	$15,669,421	$(1,987,839)	$1,352,279	$15,033,861

	Partnership For the Year Ended December 31, 2013	Consolidated VIEs For the Year Ended December 31, 2013	Consolidation -Elimination For the Year Ended December 31, 2013	Total For the Year Ended December 31, 2013
Revenues:
Property revenues	$11,358,718	$1,757,140	$—	$13,115,858
Mortgage revenue bond investment income	23,170,169	—	(518,547)	22,651,622
Contingent interest income	6,497,160	—	—	6,497,160
Other interest income	1,772,338	—	—	1,772,338
Other income	250,000	9,186,828	(9,186,828)	250,000
Total revenues	43,048,385	10,943,968	(9,705,375)	44,286,978
Expenses:
Real estate operating (exclusive of items shown below)	6,522,091	1,100,091	—	7,622,182
Realized loss on taxable property loan	4,557,741	—	—	4,557,741
Provision for loan loss	168,000	—	—	168,000
Provision for loss on receivables	241,698	—	—	241,698
Depreciation and amortization	5,365,376	471,692	(13,591)	5,823,477
Interest	6,990,844	1,034,584	(1,034,584)	6,990,844
General and administrative	4,237,245	—	—	4,237,245
Total expenses	28,082,995	2,606,367	(1,048,175)	29,641,187
Income (loss) from continuing operations	14,965,390	8,337,601	(8,657,200)	14,645,791
Income from discontinued operations (including gain on sale of MF Property of $3,177,183 in 2013)	4,127,714	(2,072,030)	1,275,367	3,331,051
Net income (loss)	19,093,104	6,265,571	(7,381,833)	17,976,842
Net income attributable to noncontrolling interest	261,923	—	—	261,923
Net income (loss) - America First Multifamily Investors, L.P.	$18,831,181	$6,265,571	$(7,381,833)	$17,714,919

	Partnership For the Year Ended December 31, 2012	Consolidated VIEs For the Year Ended December 31, 2012	Consolidation -Elimination For the Year Ended December 31, 2012	Total For the Year Ended December 31, 2012
Revenues:
Property revenues	$7,846,812	$1,839,602	$—	$9,686,414
Mortgage revenue bond investment income	11,650,280	—	(571,813)	11,078,467
Gain on mortgage revenue bond - sale	680,444	—	—	680,444
Other interest income	150,882	—	—	150,882
Other income	557,300	(1,972)	—	555,328
Total Revenues	20,885,718	1,837,630	(571,813)	22,151,535
Expenses:
Real estate operating (exclusive of items shown below)	4,604,870	1,418,053	—	6,022,923
Provision for loss on receivables	452,700	—	—	452,700
Depreciation and amortization	3,437,684	633,914	(14,986)	4,056,612
Interest	5,275,008	1,116,551	(1,116,551)	5,275,008
General and administrative	3,512,233	—	—	3,512,233
Total Expenses	17,282,495	3,168,518	(1,131,537)	19,319,476
Income (loss) from continuing operations	3,603,223	(1,330,888)	559,724	2,832,059
Income from discontinued operations (including gain on sale of MF Property of $1.406,608 in 2012)	2,915,661	(1,955,008)	1,203,326	2,163,979
Net income (loss)	6,518,884	(3,285,896)	1,763,050	4,996,038
Net income attributable to noncontrolling interest	549,194	—	—	549,194
Net income (loss) - America First Multifamily Investors, L. P.	$5,969,690	$(3,285,896)	$1,763,050	$4,446,844

5.  Investments in Mortgage Revenue Bonds

Each of the mortgage revenue bonds were issued by various state and local governments, their agencies and authorities to finance the construction or rehabilitation of income-producing real estate properties. However, the mortgage revenue bonds do not constitute an obligation of any state or local government, agency or authority and no state or local government, agency or authority is liable on them, nor is the taxing power of any state or local government pledged to the payment of principal or interest on the mortgage revenue bonds. The mortgage revenue bonds are non-recourse obligations of the respective owners of the properties. The sole source of the funds to pay principal and interest on the mortgage revenue bonds is the net cash flow or the sale or refinancing proceeds from the properties. Each mortgage revenue bond, however, is collateralized by a mortgage on all real and personal property included in the related property and bears interest at a fixed rate and four of the mortgage revenue bonds provide for the payment of additional contingent interest that is payable solely from available net cash flow generated by the financed property.

The mortgage revenue bonds owned by the Company have been issued to provide construction and/or permanent financing for the Residential Properties. The carrying value of each of the Partnership’s mortgage revenue bonds as of December 31, 2014 and 2013 is as follows:

	December 31, 2014
Description of Tax-Exempt	Cost adjusted	Unrealized	Unrealized	Estimated
Mortgage Revenue Bonds	for pay-downs	Gain	Loss	Fair Value

Arbors at Hickory Ridge (3)	$11,570,933	$1,792,303	$—	$13,363,236
Ashley Square (1)	5,159,000	486,559	—	5,645,559
Avistar at Chase Hill A Bond (3)	10,000,000	1,196,800	—	11,196,800
Avistar at the Crest A Bond (3)	9,700,000	1,419,692	—	11,119,692
Avistar at the Oaks A Bond (3)	7,800,000	869,622	—	8,669,622
Avistar in 09 A Bond (3)	6,735,000	750,885	—	7,485,885
Avistar on the Boulevard A Bond (3)	16,525,000	2,418,599	—	18,943,599
Avistar on the Hills A Bond (3)	5,389,000	743,520	—	6,132,520
Bella Vista (1)	6,490,000	625,571	—	7,115,571
Bridle Ridge (1)	7,655,000	659,249	—	8,314,249
Brookstone (1)	7,468,888	1,360,589	—	8,829,477
Bruton Apartments (2)	18,145,000	1,455,955	—	19,600,955
Copper Gate Apartments (3)	5,220,000	563,656	—	5,783,656
Cross Creek (1)	6,074,817	2,542,262	—	8,617,079
Decatur Angle (2)	23,000,000	919,540	—	23,919,540
Greens Property A Bond (3)	8,366,000	1,005,119	—	9,371,119
Harden Ranch A Bond (3)	6,960,000	511,421	—	7,471,421
Lake Forest (1)	8,886,000	1,003,614	—	9,889,614
Live 929 Apartments (2)	40,895,739	3,797,745	—	44,693,484
Pro Nova 2014-1 and 2014-2 (2)	20,095,169	1,043,431	—	21,138,600
Ohio Properties A Bonds (1)	14,407,000	2,444,034	—	16,851,034
Runnymede (1)	10,440,000	1,385,910	—	11,825,910
Southpark (1)	11,842,206	3,743,692	—	15,585,898
The Palms at Premier Park Apartments (3)	20,152,000	2,680,619	—	22,832,619
The Suites on Paseo (2)	35,450,000	3,193,691	—	38,643,691
Tyler Park Apartments A Bond (3)	6,075,000	345,060	—	6,420,060
Westside Village Market A Bond (3)	3,970,000	225,496	—	4,195,496
Woodlynn Village (1)	4,390,000	376,706	—	4,766,706
Mortgage revenue bonds held in trust	$338,861,752	$39,561,340	$—	$378,423,092
(1) Bonds owned by ATAX TEBS I, LLC, Note 11
(2) Bond held by Deutsche Bank in a secured financing transaction, Note 11
(3) Bonds owned by ATAX TEBS II, LLC, Note 11

	December 31, 2014
Description of Tax-Exempt	Cost adjusted	Unrealized	Unrealized	Estimated
Mortgage Revenue Bonds	for pay-downs	Gain	Loss	Fair Value

Avistar at Chase Hill B Bond	$965,000	$144,769	$—	$1,109,769
Avistar at the Crest B Bond	759,000	124,286	—	883,286
Avistar at the Oaks B Bond	554,000	54,325	—	608,325
Avistar in 09 B Bond	457,000	50,608	—	507,608
Avistar on the Boulevard B Bond	451,000	73,851	—	524,851
Greens Property B Bond	945,638	376,203	—	1,321,841
Glenview Apartments	6,723,000	—	—	6,723,000
Harden Ranch B Bond	2,340,000	—	(1,501)	2,338,499
Heritage Square	11,705,000	1,109,125	—	12,814,125
Montclair Apartments	3,458,000	—	—	3,458,000
Ohio Properties B Bonds	3,573,430	668,542	—	4,241,972
Renaissance	12,675,000	1,055,807	—	13,730,807
Santa Fe Apartments	4,736,000	—	—	4,736,000
Tyler Park B Bond	2,025,000	—	(17,395)	2,007,605
Vantage at Harlingen	6,692,000	707,813	—	7,399,813
Vantage at Judson	6,049,000	717,230	—	6,766,230
Westside Village B Bond	1,430,000	—	(686)	1,429,314
Mortgage revenue bonds	$65,538,068	$5,082,559	$(19,582)	$70,601,045

	December 31, 2013
Description of Mortgage	Cost adjusted	Unrealized	Unrealized	Estimated
Revenue Bonds	for Pay-downs	Gain	Loss	Fair Value
Arbors at Hickory Ridge (2)	$11,576,209	$225,690	$—	$11,801,899
Ashley Square (1)	5,212,000	—	—	5,212,000
Autumn Pines (2)	12,147,873	—	(195,355)	11,952,518
Avistar at Chase Hill A Bond (2)	8,960,000	—	(850,752)	8,109,248
Avistar at the Crest A Bond (2)	8,759,000	—	(1,298,785)	7,460,215
Avistar at the Oaks (2)	8,354,000	—	(1,103,115)	7,250,885
Avistar in 09 (2)	7,192,000	—	(588,254)	6,603,746
Avistar on the Boulevard A Bond (2)	13,760,000	—	(1,306,512)	12,453,488
Avistar on the Hills (2)	5,389,000	—	(417,724)	4,971,276
Bella Vista (1)	6,545,000	—	(473,989)	6,071,011
Bridle Ridge (1)	7,715,000	—	(452,870)	7,262,130
Brookstone (1)	7,463,641	841,751	—	8,305,392
Cross Creek (1)	6,042,297	1,480,266	—	7,522,563
Greens Property A Bond (2)	8,437,501	—	(577,426)	7,860,075
Lake Forest (1)	8,997,000	—	(289,461)	8,707,539
Lost Creek (1)	15,883,084	1,743,088	—	17,626,172
Ohio Properties A Bonds (1)	14,498,000	—	—	14,498,000
Runnymede (1)	10,525,000	—	(551,510)	9,973,490
Southpark (1)	11,878,885	1,018,750	—	12,897,635
The Suites on Paseo (2)	35,750,000	—	(2,502)	35,747,498
Woodlynn Village (1)	4,426,000	—	(340,979)	4,085,021
Mortgage revenue bonds held in trust	$219,511,490	$5,309,545	$(8,449,234)	$216,371,801

(1) Bonds owned by ATAX TEBS I, LLC, Note 11
(2) Bond held by Deutsche Bank in a secured financing transaction, Note 11

	December 31, 2013
Description of Mortgage	Cost adjusted	Unrealized	Unrealized	Estimated
Revenue Bonds	for Pay-downs	Gain	Loss	Fair Value
Avistar at Chase Hill B Bond	$2,005,000	$—	$(159,117)	$1,845,883
Avistar at the Crest B Bond	1,700,000	—	(134,912)	1,565,088
Avistar on the Boulevard B Bond	3,216,000	—	(255,222)	2,960,778
Copper Gate Apartments	5,220,000	—	(252,648)	4,967,352
Greens Property B Bond	948,291	189,589	—	1,137,880
Ohio Properties B Bonds	3,583,590	150,864	—	3,734,454
Renaissance	7,975,000	—	(16,964)	7,958,036
The Palms at Premier Park	20,152,000	—	(283,942)	19,868,058
Tyler Park Apartments	8,100,000	—	(526,601)	7,573,399
Vantage at Harlingen	6,692,000	—	(211,735)	6,480,265
Vantage at Judson	6,049,000	—	(190,423)	5,858,577
Westside Village Market	5,400,000	—	(403,400)	4,996,600
Mortgage revenue bonds	$71,040,881	$340,453	$(2,434,964)	$68,946,370

Valuation - As all of the Company’s investments in mortgage revenue bonds are classified as available-for-sale securities, they are carried on the balance sheets at their estimated fair values. As of December 31, 2014, the weighted average base rate of the mortgage revenue bonds reported in the consolidated financial statements was approximately 6.0% per annum. Due to the limited market for the mortgage revenue bonds, these estimates of fair value do not necessarily represent what the Company would actually receive in a sale of the bonds.   There is no active trading market for the bonds and price quotes for the bonds are not generally available.  As of December 31, 2014 and December 31, 2013, all of the Company’s mortgage revenue bonds were valued using discounted cash flow or yield to maturity analysis performed by management.  Management’s valuation encompasses judgment in its application.  The key assumption in management’s yield to maturity analysis is the range of effective yields on the individual bonds.  At December 31, 2014, the range of effective yields on the individual bonds was 4.7% to 8.3% per annum.  Additionally, the Company calculated the sensitivity of the key assumption used in calculating the fair values of these bonds.  Assuming an immediate ten percent adverse change in the key assumption, the effective yields on the individual bonds would increase to a range of 5.1% to 9.1% per annum and would result in additional unrealized losses on the bond portfolio of approximately $26.2 million.  This sensitivity analysis is hypothetical and is as of a specific point in time.  The results of the sensitivity analysis may not be indicative of actual changes in fair value and should be used with caution.  If available, the general partner may also consider price quotes on similar bonds or other information from external sources, such as pricing services.  Pricing services, broker quotes and management’s analysis provide indicative pricing only.

Unrealized gains or losses on these mortgage revenue bonds are recorded in accumulated other comprehensive income (loss) to reflect changes in their estimated fair values resulting from market conditions and fluctuations in the present value of the expected cash flows from the underlying properties. As of December 31, 2014, two mortgage revenue bonds, Tyler Park B Bond and Westside Village B Bond, have been in an unrealized loss position for greater than twelve months.  The Company has reviewed each of its mortgage revenue bonds for impairment. Based upon this evaluation, the current unrealized losses on these two bonds are not considered to be other-than-temporary. If yields on new issuance of investments increase, the Company experiences deterioration in the estimated fair values of its investment portfolio, or if the Company’s intent and ability to hold certain bonds changes, the Company may incur impairments to its investment portfolio which could negatively impact the Company’s financial condition, cash flows, and reported earnings. The Company has the intent and ability to hold both of these mortgage revenue bonds until their stated maturity.

The Harden Ranch B mortgage revenue bond was purchased in 2014 so it has been in unrealized loss positions for less than twelve months.

The Company’s ability to recover the mortgage revenue bonds’ entire amortized cost basis is dependent upon the issuer being able to meet debt service requirements.  The primary source of repayment is the cash flows produced by the property which serves as the collateral for the bonds.  The Company utilizes a discounted cash flow model for the underlying property and compares the results of the model to the amortized cost basis of the bond.  These models reflect the cash flows expected to be generated by the underlying properties over a ten year period, including an assumed property sale at the end of year ten, discounted using the effective interest rate on the bonds in accordance with the accounting guidance on other-than-temporary impairment of debt securities. The revenue, expense, and resulting net operating income projections which are the basis for the discounted cash flow model are based on judgment.

Recent Bond Activity
In November 2014, the Partnership acquired six mortgage revenue bonds. They are as follows:

•
The Partnership purchased an approximate $4.7 million par value Series A and an approximate $2.0 million par value Series B mortgage revenue bonds. These mortgage revenue bonds are secured by Glenview Apartments, an 88 unit multifamily residential property in Cameron, California.

•
The Partnership purchased an approximate $2.5 million par value Series A and an approximate $1.0 million par value Series B mortgage revenue bonds. These mortgage revenue bonds are secured by Montclair Apartments, an 80 unit multifamily residential property in Lemoore, California.

•
The Partnership purchased an approximate $3.0 million par value Series A and an approximate $1.7 million par value Series B mortgage revenue bonds. These mortgage revenue bonds are secured by Santa Fe Apartments, an 89 unit multifamily residential property in Hesperia, California.

These three Series A mortgage revenue bonds each carry an annual interest rate of 5.75% and mature on December 1, 2031. The three Series B mortgage revenue bonds each carry an annual interest rate of 5.50% for the first year and 8.0% for the second year, maturing on December 1, 2016.

In October 2014, the Company acquired at 99% of par, two mortgage revenue bonds, 2014-2 with a par value of $10.0 million with an annual stated interest rate of approximately 5.3% and 2014-1 with a par value of $10.0 million with a stated interest rate of approximately 6.0%, maturing on May 1, 2025 and May 1, 2034, respectively. These mortgage revenue bonds are secured by ground, facility, and equipment at The Proton Therapy Center, LLC d/b/a Provision Center for Proton Therapy (“Pro Nova”), an ancillary health care facility providing cutting edge proton and traditional photon therapy treatment to cancer patients in Knoxville, Tennessee. The Company simultaneously executed two new TOB Trusts under its credit facility with DB securitizing this transaction, borrowing approximately $18.0 million at a fixed rate of approximately 4.0% per annum which will mature in July 2017(Note 11). Pursuant to the terms of this TOB trust the Partnership is required to reimburse DB for any shortfall realized on the contractual cash flows on the SPEARS.

In August 2014, the Company acquired at par an approximate $11.2 million par value Series 2014A mortgage revenue bond with a stated interest rate of 6.0%, which will mature on September 1, 2051. In addition, the Company purchased a $520,000 par value Subordinate Series 2014B mortgage revenue bond with a stated interest rate of 12.0% which will mature on October 1, 2051. These mortgage revenue bonds are secured by Heritage Square, a 204 unit multifamily residential property in Edinburg, Texas.

In August 2014, the Company acquired at par the approximate $18.1 million mortgage revenue bond secured by Bruton Apartments, a 264 unit multifamily residential property under construction in Dallas, Texas. The mortgage revenue bond carries an annual interest rate of 6.0% and matures on August 1, 2054.

In June 2014, the Partnership acquired an approximate $40.3 million par value mortgage revenue bond secured by the Live 929 Apartments, with a 5.8% annual stated interest rate which will mature on July 1, 2049. The project is a 572-bed existing student housing project on the campus of The Johns Hopkins University School of Medicine in Baltimore, Maryland. In July 2014, this investment closed upon the execution of a $35.0 million tender option bond (“TOB”) Trust under the existing TOB structure (Note 11) plus approximately $5.3 million in cash.

In April 2014, the mortgage revenue bond secured by Autumn Pines was sold for the outstanding principal and accrued base interest. The Company received approximately $13.1 million for the Autumn Pines mortgage revenue bond and recognized a gain of approximately $873,000 after payment of all TOB related financing fees. This gain was Tier 2 income with approximately $650,000 allocated to the unitholders and approximately $218,000 was allocated to the General Partner. This mortgage revenue bond had been acquired at a discount on June 1, 2011. The Company’s $9.8 million TOB financing facility which was the securitization of this mortgage revenue bond was collapsed and paid off in full in connection with this sale.

In February 2014, the Partnership acquired at par the senior $7.0 million par value and a subordinate $2.3 million par value mortgage revenue bond secured by Harden Ranch, a 100 unit multifamily residential property in Salinas, California. The senior mortgage revenue bond carries an annual interest rate of approximately 5.8% and matures on March 1, 2030. The subordinate mortgage revenue bond carries an annual interest rate of 5.5% for the first year and 8.0% for the second year and matures on March 1, 2016.

In February 2014, the Company acquired at par the senior $23.0 million par value mortgage revenue bond secured by Decatur Angle Apartments, a 302 unit multifamily residential property under construction in Fort Worth, Texas. The mortgage revenue bond carries an annual interest rate of 5.8% and matures on January 1, 2054.

In February 2014, the mortgage revenue bond secured by Lost Creek was redeemed for an amount greater than the outstanding principal and accrued base interest. This $18.5 million par value mortgage revenue bond had been acquired for approximately $15.9 million in May 2010. The Company received approximately $18.7 million for the Lost Creek mortgage revenue bond resulting in an approximate $2.8 million realized gain. This gain was Tier 2 income with approximately $2.1 million allocated to the unitholders and approximately $709,000 allocated to the General Partner.

In December 2013, the Partnership acquired seven mortgage revenue bonds. They are as follows:

•
The Partnership purchased an approximate $5.2 million par value Series A mortgage revenue bond with a stated interest rate of 6.25% per annum secured by Copper Gate Apartments, a 128 unit multifamily residential property in Lafayette, Indiana, maturing on December 1, 2029.

•
The Partnership purchased an approximate $6.1 million par value senior and an approximate $2.0 million par value subordinate mortgage revenue bonds with stated interest rates of 5.75% and 5.5% per annum, respectively. These mortgage revenue bonds are secured by Tyler Park Townhomes, an 88 unit multifamily residential property in Greenfield, California. The senior mortgage revenue bond matures on January 1, 2030 and the subordinate mortgage revenue bond matures on January 1, 2016.

•
The Partnership purchased an approximate $4.0 million par value senior and an approximate $1.4 million par value subordinate mortgage revenue bonds with stated interest rates of 5.75% and 5.5% per annum, respectively. These mortgage revenue bonds are secured by Westside Village, an 81 unit multifamily residential property in Shafter, California; The senior mortgage revenue bond matures on January 1, 2030 and the subordinate mortgage revenue bond matures on January 1, 2016.

•
The Partnership purchased an approximate $20.2 million par value Series A mortgage revenue bond with a stated interest rate of 6.25% per annum secured by The Palms at Premier Park Apartments, a 240 unit multifamily residential property in Columbia, South Carolina. This mortgage revenue bond matures on January 1, 2050.

•
The Partnership purchased an approximate $35.8 million par value Series A mortgage revenue bond with a stated interest rate of 6.25% per annum secured by The Suites on Paseo, a 384 bed student housing project in San Diego, California. This mortgage revenue bond matures on December 1, 2048.

Effective December 1, 2013, the ownership of Lake Forest became a not-for-profit entity, a reconsideration event, and Lake Forest ceased to be reported as a Consolidated VIE. As such, the Partnership is reporting the estimated fair value of the Lake Forest mortgage revenue bond as an investment asset for the first time in 2013.

In August 2013, the Partnership acquired a mortgage revenue bond secured by the Vantage at Harlingen Apartments, a 288 unit multifamily residential property located in Harlingen, Texas which is under construction. The Series C bond was purchased for approximately $6.7 million par value, carries a base interest rate of 9.0% per annum, and matures on October 1, 2053. The Partnership also acquired an approximate $1.3 million subordinate taxable bond which is recorded as an Other Asset. The Vantage at Harlingen Apartments has a construction loan with an unrelated bank and the Partnership’s mortgage revenue bonds are second lien borrowings to that construction loan.

Under the terms of a Forward Delivery Bond Purchase Agreement, the Partnership has agreed to purchase a new mortgage revenue bond between $18.0 million to approximately $24.7 million (“Harlingen Series B Bond”) secured by the Vantage at Harlingen Apartments which will be delivered by the mortgage revenue bond issuer once the property meets specific obligations and occupancy rates. The final amount of the Series B Bond will depend on the appraisal of the stabilized property. The Harlingen Series B Bond will have a stated annual interest rate of 6.0% per annum and bond proceeds must be used to pay off the construction loan to the bank and all or a portion of the $6.7 million subordinate Series C mortgage revenue bond. The Partnership accounts for the bond purchase commitment as an available-for-sale security and, as such, records the change in the estimated fair value of the bond purchase commitment as an asset or liability with changes in such valuation recorded in other comprehensive income.  As of December 31, 2014, the Partnership estimated the value of this Bond Purchase Commitment and recorded in other assets an asset of approximately $1.4 million. As of December 31, 2013, the Partnership estimated the value of this Bond Purchase Commitment and recorded a liability of approximately $1.7 million.

During the first quarter of 2013, BC Partners contributed $6.5 million of capital into the Crescent Village, Willow Bend, and Post Woods (collectively, the “Ohio Properties”) which allowed the Company to recognize a sale of the discontinued operations (Note 10). As such, the Partnership is reporting the estimated fair value of the Ohio Properties’ mortgage revenue bonds as assets in the consolidated balance sheet for the first time in 2013.

In July 2013, the limited partner property owner contributed approximately $800,000 of additional capital into the Greens Property which allowed the Company to recognize a sale of the discontinued operations (Note 10). As such, the Partnership is reporting the estimated fair value of the Green Property mortgage revenue bonds as an asset in the consolidated balance sheet for the first time in 2013.

In June 2013, the Partnership redeemed its interest in the Iona Lakes mortgage revenue bond for approximately $21.9 million. This redemption resulted in the realization of approximately $6.5 million in contingent interest income and approximately $4.6 million realized loss on a taxable property loan. The trust indenture for this bond had a waterfall feature which stipulated that all unpaid contingent interest must be paid prior to making payment on any taxable loan between the owner of the bond and the property.

In June 2013, the Partnership acquired six mortgage revenue bonds secured by three properties located in San Antonio, Texas. The mortgage revenue bond purchases are as follows: approximately $5.9 million par value Series A and approximately $2.5 million par value Series B mortgage revenue bonds secured by the Avistar at the Oaks Apartments, a 156 unit multifamily residential property; approximately $3.1 million Series A and approximately $2.3 million Series B mortgage revenue bonds secured by the Avistar on the Hills Apartments, a 129 unit multifamily residential property; and approximately $5.5 million Series A and approximately $1.7 million Series B mortgage revenue bonds secured by Avistar in 09 Apartments, a 133 unit multifamily residential property. The three Series A mortgage revenue bonds each carry an annual interest rate of 6.0% per annum and mature on August 1, 2050. The three Series B mortgage revenue bonds each carry an annual base interest rate of 9.0% per annum and mature on September 1, 2050. The Partnership also acquired approximately $831,000 of taxable mortgage revenue bonds which also carry a base interest rate of 9.0% per annum and mature on September 1, 2050. On June 30, 2014 the Company finalized the restructuring of these six mortgage revenue bonds moving approximately $5.5 million in Series B mortgage revenue bonds to Series A mortgage revenue bonds. The par bond values reported on December 31, 2014 are as follows: approximately $7.8 million par value Series A and approximately $0.6 million par value Series B mortgage revenue bonds secured by the Avistar at the Oaks Apartments, a 156 unit multifamily residential property; approximately $5.4 million Series A mortgage revenue bonds secured by the Avistar on the Hills Apartments, a 129 unit multifamily residential property; and approximately $6.7 million Series A and approximately $0.5 million Series B mortgage revenue bonds secured by Avistar in 09 Apartments, a 133 unit multifamily residential property. The three Series A mortgage revenue bonds each carry an annual interest rate of 6.0% per annum and mature on August 1, 2050. The three Series B mortgage revenue bonds each carry an annual base interest rate of 9.0% per annum and mature on September 1, 2050. The Partnership also acquired approximately $831,000 of taxable mortgage revenue bonds which also carry a base interest rate of 9.0% per annum and mature on September 1, 2050. In connection with the mortgage revenue bond restructuring the Company loaned these entities approximately $526,000 to cover the costs of restructuring the mortgage revenue bonds (Note 9). The Company has determined that the entity which owns the three properties is an unrelated not-for-profit which under the accounting guidance is not subject to applying the VIE consolidation guidance. As a result, the properties’ financial statements are not consolidated into the consolidated financial statements of the Company.

On May 29, 2013 the Partnership received the Sheriff’s deed conveying title of the Woodland Park property to a wholly-owned subsidiary of the Partnership which settled the ongoing foreclosure of this mortgage revenue bond. Woodland Park became an MF Property upon title conveyance (Note 8). The Partnership is converting the property to a market rate rent execution to maximize its value but may look to turn it back to an affordable rental property and then seek to place new mortgage revenue bond financing on the property and acquire the bonds.

In April 2013, the Partnership acquired the Series C mortgage revenue bond secured by the Renaissance Gateway Apartments, a 208 unit multifamily residential property located in New Orleans, Louisiana for approximately $2.9 million par value. This property is undergoing a major rehabilitation and the Partnership has agreed to fund a total of approximately $8.6 million of a Series A mortgage revenue bond during construction which is estimated to be completed in August 2014. During the third and fourth quarter of 2013, the Partnership purchased $1.3 million par value Series B and $3.9 million par value Series A mortgage revenue bonds. During the first nine months of 2014, the Partnership purchased the remaining approximate $4.7 million par value Series A mortgage revenue bond. The Series C mortgage revenue bond carries a base interest rate of 12.0% per annum and matures on June 1, 2015. The Series A and Series B mortgage revenue bonds carry a base interest rate of 6.0% and 12.0% per annum, respectively, maturing on June 1, 2030. Upon completion of construction and stabilization, the approximate $2.9 million Series C bond will be paid back on the earlier of when the property receives its final equity contribution by the limited partner or June 1, 2015. At December 31, 2013 there was a Bond Purchase Commitment in place which the Partnership accounted for as an available-for-sale security and recorded the change in estimated fair value of the Bond Purchase Commitment as an asset or liability with changes in such valuation recorded in other comprehensive income.  As of December 31, 2013, the Partnership estimated the value of this Bond Purchase Commitment and recorded a liability of approximately $600,000. There was no Bond Purchase Commitment in place at December 31, 2014.

The Partnership accounts for the remaining Bond Purchase Commitment as an available-for-sale security and, as such, records the change in estimated fair value of the Bond Purchase Commitment as an asset or liability with changes in such valuation recorded in other comprehensive income.

In February 2013, the Partnership acquired six mortgage revenue bonds secured by three properties located in San Antonio, Texas. The bond purchases are as follows: approximately $13.8 million par value Series A and approximately $3.2 million par value Series B mortgage revenue bonds secured by the Avistar on the Boulevard, a 344 unit multifamily residential property; approximately $9.0 million Series A and approximately $2.0 million Series B mortgage revenue bonds secured by the Avistar at Chase Hill, a 232 unit multifamily residential property; and approximately $8.8 million Series A and approximately $1.7 million Series B mortgage revenue bonds secured by Avistar at the Crest, a 200 unit multifamily residential property. The three Series A mortgage revenue bonds each carry an annual interest rate of 6.0% per annum and mature on March 1, 2050. The three Series B mortgage revenue bonds each carry an annual base interest rate of 9.0% per annum and mature on April 1, 2050. The Partnership also acquired approximately $804,000 of taxable mortgage revenue bonds which also carry a base interest rate of 9.0% per annum and mature on April 1, 2050. On June 30, 2014 the Company finalized the restructuring of six mortgage revenue bonds moving approximate$4.7 million in Series B mortgage revenue bonds to Series A mortgage revenue bonds. The par bond values reported on September 30, 2014 are as follows: approximately $16.5 million par value Series A and approximately $0.5 million par value Series B mortgage revenue bonds secured by the Avistar on the Boulevard, a 344 unit multifamily residential property; approximately $10.0 million Series A and approximately $1.0 million Series B mortgage revenue bonds secured by the Avistar at Chase Hill, a 232 unit multifamily residential property; and approximately $9.7 million Series A and approximately $0.8 million Series B mortgage revenue bonds secured by Avistar at the Crest, a 200 unit multifamily residential property. The three Series A mortgage revenue bonds each carry an annual interest rate of 6.0% per annum and mature on March 1, 2050. The three Series B mortgage revenue bonds each carry an annual base interest rate of 9.0% per annum and mature on April 1, 2050. The Partnership also acquired approximately $804,000 of taxable mortgage revenue bonds which also carry a base interest rate of 9.0% per annum and mature on April 1, 2050. The Company has determined that the entity which owns the three Avistar properties is an unrelated not-for-profit which under the accounting guidance is not subject to applying the VIE consolidation guidance. As a result, the properties’ financial statements are not consolidated into the consolidated financial statements of the Company.

In December 2012, the Partnership purchased an approximate $6.0 million subordinate mortgage revenue bond and a $934,000 subordinate taxable bond both secured by the Vantage at Judson Apartments. This property is located in San Antonio, Texas and construction on this property was complete in the summer of 2014. Both bonds mature on February 1, 2053 and carry an annual cash interest rate of 9.0% per annum plus allow for an additional 3% per annum of interest calculated on the property’s cash flows after debt service. The Vantage at Judson Apartments has a construction loan with an unrelated Bank and the Partnership’s bonds are second lien borrowings to that construction loan. The property will have 288 units when construction is completed in the spring of 2014. The Company has determined that the entity which owns Vantage at Judson Apartments is an unrelated not-for-profit which under the accounting guidance is not subject to applying the VIE consolidation guidance. As a result, the property’s financial statements are not consolidated into the consolidated financial statements of the Company.

Under the terms of a Forward Delivery Bond Purchase Agreement, the Partnership has agreed to purchase a new mortgage revenue bond of up to $26.7 million (“Series B Bonds”) which will be delivered by the mortgage revenue bond issuer once the property meets specific obligations and occupancy rates. The Series B Bonds will have a stated annual interest rate of 6.0% per annum and bond proceeds must be used to pay off the construction loan to the Bank and all or a portion of the approximately $6.0 million subordinate mortgage revenue bond. The property is in the lease up phase and the Partnership has not terminated the purchase commitment. The Partnership accounts for the bond purchase agreement as an available-for-sale security and, as such, records the estimated value of the forward purchase commitment as an asset or liability with changes in such valuation recorded in other comprehensive income.  As of December 31, 2014, the Partnership has estimated the value of this bond purchase commitment and recorded an asset in other assets of approximately $2.0 million. As of December 31, 2013, the Partnership estimated the value of this bond purchase commitment and recorded a liability of approximately $2.0 million.

The properties securing the Company’s mortgage revenue bonds are geographically dispersed throughout the United States with significant concentrations in California and Texas. As of December 31, 2014 and 2013, the concentration in California, as a percentage of principal outstanding, was approximately 18% and 27%. As of December 31, 2014 and 2013, the concentration in Texas, as a percentage of principal outstanding, was approximately 38% and 35%. The Live 929 property in Baltimore, Maryland represents approximately 10% of the outstanding principal of the mortgage revenue bonds as of December 31, 2014.

Descriptions of certain terms of the mortgage revenue bonds are as follows:

Property Name	Location	Maturity Date	Base Interest Rate	Principal Outstanding at Dec. 31, 2014

Arbors at Hickory Ridge (3)	Memphis, TN	12/1/2049	6.25%	$11,450,000
Ashley Square (1)	Des Moines, IA	12/1/2025	6.25%	5,159,000
Avistar on the Boulevard - Series A (3)	San Antonio, TX	3/1/2050	6.00%	16,525,000
Avistar at Chase Hill - Series A (3)	San Antonio, TX	3/1/2050	6.00%	10,000,000
Avistar at the Crest - Series A (3)	San Antonio, TX	3/1/2050	6.00%	9,700,000
Avistar (February 2013 Acquisition) - Series B (3 Bonds)	San Antonio, TX	4/1/2050	9.00%	2,175,000
Avistar at the Oak - Series A (3)	San Antonio, TX	8/1/2050	6.00%	7,800,000
Avistar in 09 - Series A (3)	San Antonio, TX	8/1/2050	6.00%	6,735,000
Avistar on the Hill - Series A (3)	San Antonio, TX	8/1/2050	6.00%	5,389,000
Avistar (June 2013 Acquisition) - Series B (3 Bonds)	San Antonio, TX	9/1/2050	9.00%	1,011,000
Bella Vista (1)	Gainesville, TX	4/1/2046	6.15%	6,490,000
Bridle Ridge (1)	Greer, SC	1/1/2043	6.00%	7,655,000
Brookstone (1)	Waukegan, IL	5/1/2040	5.45%	9,256,001
Bruton (2)	Dallas, TX	8/1/2054	6.00%	18,145,000
Copper Gate Apartments (3)	Lafayette, IN	12/1/2029	6.25%	5,220,000
Cross Creek	Beaufort, SC	3/1/2049	6.15%	8,422,997
Decatur Angle (2)	Fort Worth, TX	1/1/2054	5.75%	23,000,000
Glenview - Series A	Cameron Park, CA	12/1/2031	5.75%	4,670,000
Glenview - Series B	Cameron Park, CA	12/1/2016	5.50%	2,053,000
Greens of Pine Glen - Series A (3)	North Carolina	10/1/2047	6.50%	8,366,000
Greens of Pine Glen - Series B	North Carolina	10/1/2047	9.00%	945,638
Harden Ranch - Series A (3)	Salinas, CA	3/1/2030	5.75%	6,960,000
Harden Ranch - Series B	Salinas, CA	3/1/2016	5.50%	2,340,000
Heritage Square - Series A	Edinburg, TX	9/1/2051	6.00%	11,185,000
Heritage Square - Series B	Edinburg, TX	10/1/2051	12.00%	520,000
Lake Forest Apartments (1)	Daytona Beach, FL	12/1/2031	6.25%	8,886,000
Live 929 (2)	Baltimore, MD	7/1/2049	5.78%	40,245,000
Montclair - Series A	Lemoore, CA	12/1/2031	5.75%	2,530,000
Montclair - Series B	Lemoore, CA	12/1/2016	5.50%	928,000
Ohio Bond - Series A (1)	Ohio	6/1/2050	7.00%	14,407,000
Ohio Bond - Series B	Ohio	6/1/2050	10.00%	3,573,430
Pro Nova - 2014-1	Knoxville, TN	5/1/2034	6.00%	10,000,000
Pro Nova - 2014-2	Knoxville, TN	5/1/2025	5.25%	10,000,000
Renaissance - Series A	Baton Rouge, LA	6/1/2050	6.00%	8,550,000
Renaissance - Series B	Baton Rouge, LA	6/1/2050	12.00%	1,250,000
Renaissance - Series C	Baton Rouge, LA	6/1/2015	12.00%	2,875,000
Runnymede (1)	Austin, TX	10/1/2042	6.00%	10,440,000
Santa Fe - Series A	Hesperia, CA	12/1/2031	5.75%	3,065,000
Santa Fe - Series B	Hesperia, CA	12/1/2016	5.50%	1,671,000
Southpark (1)	Austin, TX	12/1/2049	6.13%	13,680,000
The Palms at Premier Park (3)	Columbia, SC	1/1/2050	6.25%	20,152,000

Property Name	Location	Maturity Date	Base Interest Rate	Principal Outstanding at Dec. 31, 2014

The Suites on Paseo (2)	San Diego, CA	12/1/2048	6.25%	$35,450,000
Tyler Park Townhomes - Series A(3)	Greenfield, CA	1/1/2030	5.75%	6,075,000
Tyler Park Townhomes - Series B	Greenfield, CA	1/1/2016	5.50%	2,025,000
Vantage at Judson	San Antonio, TX	2/1/2053	9.00%	6,049,000
Vantage at Harlingen	San Antonio, TX	9/1/2053	9.00%	6,692,000
Westside Village Market - Series A(3)	Shafter, CA	1/1/2030	5.75%	3,970,000
Westside Village Market - Series B	Shafter, CA	1/1/2016	5.50%	1,430,000
Woodlynn Village (1)	Maplewood, MN	11/1/2042	6.00%	4,390,000
				$409,506,066
(1) Bonds owned by ATAX TEBS I, LLC, Note 11
(2) Bond held by Deutsche Bank AG in a secured financing transaction, Note 11
(3) Bonds owned by ATAX TEBS II, LLC, Note 11

Property Name	Location	Maturity Date	Base Interest Rate	Principal Outstanding at Dec. 31, 2013

Arbors at Hickory Ridge (2)	Memphis, TN	12/1/2049	6.25%	$11,450,000
Ashley Square (1)	Des Moines, IA	12/1/2025	6.25%	5,212,000
Autumn Pines (2)	Humble, TX	10/1/2046	5.80%	13,110,000
Avistar on the Boulevard - Series A (2)	San Antonio, TX	3/1/2050	6.00%	13,760,000
Avistar at Chase Hill - Series A (2)	San Antonio, TX	3/1/2050	6.00%	8,960,000
Avistar at the Crest - Series A (2)	San Antonio, TX	3/1/2050	6.00%	8,759,000
Avistar (February 2013 Acquisition) - Series B (3 Bonds)	San Antonio, TX	4/1/2050	9.00%	6,921,000
Avistar at the Oak - Series A (2)	San Antonio, TX	8/1/2050	6.00%	5,878,000
Avistar in 09 - Series A (2)	San Antonio, TX	8/1/2050	6.00%	5,482,000
Avistar on the Hill - Series A (2)	San Antonio, TX	8/1/2050	6.00%	3,091,000
Avistar (June 2013 Acquisition) - Series B (3 Bonds) (2)	San Antonio, TX	9/1/2050	9.00%	6,484,000
Bella Vista (1)	Gainesville, TX	4/1/2046	6.15%	6,545,000
Bridle Ridge (1)	Greer, SC	1/1/2043	6.00%	7,715,000
Brookstone (1)	Waukegan, IL	5/1/2040	5.45%	9,338,603
Copper Gate Apartments	Lafayette, IN	12/1/2029	6.25%	5,220,000
Cross Creek (1)	Beaufort, SC	3/1/2049	6.15%	8,497,933
Greens of Pine Glen - Series A (2)	Durham, NC	10/1/2047	6.50%	8,437,501
Greens of Pine Glen - Series B (2)	Durham, NC	10/1/2047	12.00%	948,291
Lake Forest Apartments (1)	Daytona Beach, FL	12/1/2031	6.25%	8,997,000
Ohio Bond - Series A (2)	Ohio	6/1/2050	7.00%	14,498,000
Ohio Bond - Series B	Ohio	6/1/2050	10.00%	3,583,590
Renaissance - Series A	Baton Rouge, LA	6/1/2050	6.00%	3,850,000
Renaissance - Series B	Baton Rouge, LA	6/1/2050	12.00%	1,250,000
Renaissance - Series C	Baton Rouge, LA	6/1/2015	12.00%	2,875,000
Runnymede (1)	Austin, TX	10/1/2042	6.00%	10,525,000
Southpark (1)	Austin, TX	12/1/2049	6.13%	13,795,000
The Palms at Premier Park	Columbia, SC	1/1/2050	6.25%	20,152,000
The Suites on Paseo (2)	San Diego, CA	12/1/2048	6.25%	35,750,000
Tyler Park Townhomes Series A	Greenfield, CA	1/1/2030	5.75%	6,075,000
Tyler Park Townhomes Series B	Greenfield, CA	1/1/2016	5.50%	2,025,000
Vantage at Judson	San Antonio, TX	2/1/2053	9.00%	6,049,000
Vantage at Harlingen	San Antonio, TX	10/1/2053	9.00%	6,692,000
Villages at Lost Creek	San Antonio, TX	6/1/2041	6.25%	18,090,000
Westside Village Market Series A	Shafter, CA	1/1/2030	5.75%	3,970,000
Westside Village Market Series B	Shafter, CA	1/1/2016	5.50%	1,430,000
Woodlynn Village (1)	Maplewood, MN	11/1/2042	6.00%	4,426,000
Total Mortgage Bonds				$299,841,918
(1) Bonds owned by ATAX TEBS I, LLC, Note 11
(2) Bond held by Deutsche Bank AG in a secured financing transaction, Note 11

6. Public Housing Capital Fund Trust Certificates

In July 2012, the Company purchased 100% of the LIFERs in the PHC TOB Trusts which acquired approximately $65.3 million of PHC Certificates issued by three trusts (“PHC Trusts”) sponsored by DB. The assets held by the PHC Trusts consist of custodial receipts evidencing loans made to a number of public housing authorities. Principal and interest on these loans are payable by the respective public housing authorities out of annual appropriations to be made to the public housing authorities by the United States Department of Housing and Urban Development (“HUD”) under HUD’s Capital Fund Program established under Quality Housing and Work Responsibility Act of 1998 (the “Capital Fund Program”). The PHC Trusts have a first lien on these annual Capital Fund Program payments to secure the public housing authorities’ respective obligations to pay principal and interest on their loans. The loans payable by the public housing authorities are not debts, nor guaranteed by the United States of America or HUD. Interest payable on the public housing authority debt held by the PHC Trusts is exempt from federal income taxes. The PHC Certificates issued by each of the PHC Trusts have been rated investment grade by Standard & Poor’s.
The Company purchased the LIFERS issued by the PHC TOB Trusts for approximately $16.0 million and pledged the LIFERS to the trustee to secure certain reimbursement obligations of the Company as the holder of LIFERS. The PHC TOB Trusts also issued SPEARS of approximately $49.0 million to unaffiliated investors. The SPEARS represent senior interests in the PHC TOB Trusts and have been credit enhanced by DB. The LIFERS entitle the Company to all principal and interest payments received by the PHC TOB Trusts on the $65.3 million of PHC Certificates held by it after preferred return payments due to the holders of the SPEARS and trust costs. The SPEARS bear interest at a variable rate based on Securities Industry and Financial Markets Association (“SIFMA”).

The Company determined that the three PHC TOB trusts are variable interest entities and that the Company was the primary beneficiary of each of the three PHC TOB trusts. As a result, the Company reports the PHC TOB Trusts on a consolidated basis and the SPEARS as debt financing. In determining the primary beneficiary of these specific VIEs, the Company considered who has the power to control the activities of the VIEs which most significantly impact their financial performance, the risks that the entity was designed to create, and how each risk affects the VIE. The indenture for the PHC TOB trusts stipulates that the Company has the sole right to cause the PHC TOB trusts to sell the PHC Certificates. If they were sold, the extent to which the VIEs will be exposed to gains or losses associated with variability in the PHC Certificates’ fair value arising from changes in municipal bond market rates therefore would result from decisions made by the Company.

The Company had the following investments in the PHC Certificates on December 31, 2014 and 2013:

Description of Public Housing Capital Fund Trust Certificates	Cost Adjusted for Amortization of Premium and Discounts	Unrealized Gain	Unrealized Loss	Estimated Fair Value at December 31, 2014

Public Housing Capital Fund Trust Certificate I	$27,414,100	$933,789	$—	$28,347,889
Public Housing Capital Fund Trust Certificate II	11,999,721	152,293	—	12,152,014
Public Housing Capital Fund Trust Certificate III	20,474,100	289,120	—	20,763,220
	$59,887,921	$1,375,202	$—	$61,263,123

Description of Public Housing Capital Fund Trust Certificates	Cost Adjusted for Amortization of Premium and Discounts	Unrealized Gain	Unrealized Loss	Estimated Fair Value at December 31, 2013

Public Housing Capital Fund Trust Certificate I	$27,979,527	$—	$(1,284,873)	$26,694,654
Public Housing Capital Fund Trust Certificate II	17,486,739	—	(1,083,235)	16,403,504
Public Housing Capital Fund Trust Certificate III	20,434,848	—	(1,476,627)	18,958,221
	$65,901,114	$—	$(3,844,735)	$62,056,379

Valuation - As all of the Company’s investments in PHC Certificates are classified as available-for-sale securities, they are carried on the balance sheet at their estimated fair values.  As of December 31, 2014, the weighted average base rate of the PHC Trust Certificates was approximately 5.0% per annum. Due to the limited market for the PHC Certificates, these estimates of fair value do not necessarily represent what the Company would actually receive in a sale of the certificates.  The estimates of the fair values of these PHC certificates is based on a yield to maturity analysis which begins with the current market yield rate for a “AAA” rated tax-free municipal bond for a term consistent with the weighted-average life of each of the Public Housing Capital Fund trusts adjusted largely for unobservable inputs the General Partner believes would be used by market participants which includes adjustments for the fact that the PHC Certificates investment grade rating is below “AAA”. Management’s valuation encompasses judgment in its application and pricing as determined by pricing services, when available, is compared to Management’s estimates.  The PHC Certificates are “AA”, “A”, and “BBB” rated and the range of effective yields was 4.2% to 5.4% per annum at December 31, 2014.  Additionally, the Company calculated the sensitivity of the key assumption used in calculating the fair values of these PHC Certificates which is the yield for a new issuance of a similarly structure security.  Assuming a 10% adverse change in that key assumption, the effective yields on the individual PHC Certificates would increase to a range of 4.7% to 6.0% per annum and would result in additional unrealized losses on the PHC Certificates of approximately $2.3 million.  This sensitivity analysis is hypothetical and is as of a specific point in time.  The results of the sensitivity analysis may not be indicative of actual changes in fair value and should be used with caution.  If available, the general partner may also consider other information from external sources, such as pricing services.  The most recent update on the annual appropriations from HUD disclosed no significant changes in the program which means the underlying performance of the PHC Certificates will be in line with expectations until the next annual update. Further, there have been no downgrades in the investment grade rating of any of the three PHC Certificates noted since the investment was originally acquired in July 2012.

The following table sets forth certain information relating to the PHC Certificates held in the PHC TOB Trusts:

	Weighted Average Lives (Years)	Investment Rating	Weighted Average Interest Rate over Life	Principal Outstanding December 31, 2014
Public Housing Capital Fund Trust Certificate I	10.25	AA-	5.33%	$25,980,780
Public Housing Capital Fund Trust Certificate II	9.72	A+	4.28%	12,429,186
Public Housing Capital Fund Trust Certificate III	10.81	BBB	5.42%	20,898,432
Total Public Housing Capital Fund Trust Certificates				$59,308,398

	Weighted Average Lives (Years)	Investment Rating	Weighted Average Interest Rate over Life	Principal Outstanding December 31, 2013
Public Housing Capital Fund Trust Certificate I	12.75	AA-	5.33%	$26,406,558
Public Housing Capital Fund Trust Certificate II	12.30	AA-	4.24%	17,959,713
Public Housing Capital Fund Trust Certificate III	13.30	BBB	5.41%	20,898,432
Total Public Housing Capital Fund Trust Certificates				$65,264,703

7. Mortgage-Backed Securities

Between November 2012 and April 2013, the Company executed six securitizations of MBS TOB Trusts. The Company purchased the LIFERS issued by the six MBS TOB Trusts for approximately $9.2 million.

Each of the six MBS TOB Trusts issued SPEARS to unaffiliated investors; these SPEARS totaled approximately $34.9 million at issuance. The SPEARS represent senior interests in the MBS TOB Trusts, have been credit enhanced by DB and are recorded as debt financing in the consolidated balance sheet. The LIFERS entitle the Company to all principal and interest payments received by the MBS TOB Trust on the securitized MBS after payments due to the holders of the SPEARS and trust costs. The SPEARS bear interest at a variable rate based on Securities Industry and Financial Markets Association (“SIFMA”).

The Company determined that the six MBS TOB Trusts are variable interest entities and that the Company was the primary beneficiary of each of them. As a result, the Company reports the MBS TOB Trusts on a consolidated basis and the SPEARS as debt financing. In determining the primary beneficiary of these specific VIEs, the Company considered who has the power to control the activities of the VIEs which most significantly impact their financial performance, the risks that the entity was designed to create, and how each risk affects the VIE. The indenture for the MBS TOB Trusts stipulates that the Company has the sole right to cause the MBS TOB Trusts to sell the MBS. If they were sold, the extent to which the MBS TOB Trusts will be exposed to gains or losses associated with variability in the MBS’ fair value arising from changes in municipal bond market rates therefore would result from decisions made by the Company. Interest earned on the MBS held by the six MBS TOB Trusts is exempt from federal income taxes.

In May 2014, the Company sold a portion of the MBS TOB Trusts for an amount approximating the outstanding amortized cost. This approximately $3.7 million par value MBS had been acquired for approximately $3.8 million in November 2012 (Note 11).

In October 2014, the Company sold a portion of the MBS TOB Trusts for an amount approximating the outstanding amortized cost. The approximate $24.4 million par value of the MBS had been acquired for approximately $24.6 million in the fourth quarter of 2012 first half of 2013. The Company then collapsed the related MBS - TOB Trust 4 for approximately $6.0 million, MBS - TOB Trust 5 for approximately $5.3 million and MBS - TOB Trust 6 for approximately $7.8 million securitizing the related MBS. The Company’s approximate $19.1 million TOB financing facilities, which were the securitization of this MBS TOB Trusts, were paid off in full in connection with this sale (Note 11).

The carrying value of the Company’s MBS as of December 31, 2014 and 2013 are as follows:

Agency Rating of MBS (1)	Cost adjusted for amortization of premium	Unrealized Gain	Unrealized Loss	Estimated Fair Value at December 31, 2014
"AAA"	$5,304,974	$—	$(250,624)	$5,054,350
"AA"	10,062,667	—	(275,459)	9,787,208
	$15,367,641	$—	$(526,083)	$14,841,558
(1) MBS are reported based on the lowest rating issued by a Rating Agency, if more than one rating is issued on the security, at the date presented.

Agency Rating of MBS (1)	Cost adjusted for amortization of premium	Unrealized Gain	Unrealized Loss	Estimated Fair Value at December 31, 2013
“AAA”	$23,177,115	$—	$(3,069,555)	$20,107,560
“AA”	20,624,701	—	(2,886,600)	17,738,101
	$43,801,816	$—	$(5,956,155)	$37,845,661
(1) MBS are reported based on the lowest rating issued by a Rating Agency, if more than one rating is issued on the security, at the date presented.

Valuation - The Company values each MBS based upon prices obtained from a third party pricing service, which are indicative of market activity. The valuation methodology of the Company’s third party pricing service incorporates commonly used market pricing methods, incorporates trading activity observed in the market place, and other data inputs. The methodology also considers the underlying characteristics of each security, which are also observable inputs, including: coupon; maturity date; loan age; reset date; collateral type; geography; and prepayment speeds. Management analyzes pricing data received from the third party pricing service by comparing it to valuation information obtained from at least one other third party pricing service and ensuring they are within a tolerable range of difference which the Company estimates as 7.5%. Management also looks at observations of trading activity observed in the market place when available. At December 31, 2014, the range of effective yields on the individual MBS was 3.7% to 5.2% per annum.  Additionally, the Company calculated the sensitivity of the key assumption used in calculating the fair values of the MBS which is the effective yield on new issuances of similarly rated MBS.  Assuming a 10% adverse change in that key assumption, the effective yields on the MBS would increase to a range of 4.1% to 5.8% per annum and would result in additional unrealized losses on the bond portfolio of approximately $806,000.  This sensitivity analysis is hypothetical and is as of a specific point in time.  The results of the sensitivity analysis may not be indicative of actual changes in fair value and should be used with caution.  Pricing services and management’s analysis provide indicative pricing only. Certain of the MBS have been in an unrealized loss position for more than twelve months and management has concluded that there is no other-than-temporary impairment to record as the Company has the intent and ability to hold on to the MBS until either the estimated fair value rebounds or until maturity. In addition, there have been no downgrades to the investment grade rating levels of the MBS since their original acquisition dates.

The MBS are backed by residential mortgage loans and interest payable from the MBS is believed and expected to be exempt from federal income taxation. Description of certain terms of the Company’s MBS is as follows:

Agency Rating of MBS	Principal Outstanding December 31, 2014	Weighted Average Maturity Date	Weighted Average Coupon Interest Rate

"AAA"	$5,000,000	7/1/2032	4.60%
"AA"	9,765,000	7/9/2036	4.20%
	$14,765,000

Agency Rating of MBS	Principal Outstanding December 31, 2013	Weighted Average Maturity Date	Weighted Average Coupon Interest Rate

“AAA”	$22,710,000	12/9/2037	4.05%
“AA”	20,120,000	2/5/2037	4.00%
	$42,830,000

8.  Real Estate Assets

MF Properties

To facilitate its investment strategy of acquiring additional mortgage revenue bonds secured by MF Properties, the Company has acquired through its various subsidiaries 99% limited partner positions in three limited partnerships and 100% member positions in six limited liability companies that own the MF Properties. The financial statements of these properties are consolidated with those of the Company.  The general partners of these partnerships are unaffiliated parties and their 1% ownership interest in these limited partnerships is reflected in the Company’s consolidated financial statements as noncontrolling interests.  The Company expects each of these MF Properties to eventually be sold either to a not-for-profit entity or in connection with a syndication of LIHTCs. The Company expects to purchase mortgage revenue bonds issued by the new property owners as part of the restructuring.  As of December 31, 2014, the Company’s wholly-owned subsidiaries held interests in nine entities that own MF Properties containing a total of 2,163 rental units, one is located in Kansas, three are located in Nebraska, one is located in Kentucky, one is located in Indiana, one is located in Georgia, and two are located in Texas.

Recent Transactions
The Partnership, as sole bondholder, previously directed the bond trustee to file a foreclosure action on the Woodland Park mortgage revenue bond. On February 28, 2013, the court granted Summary Judgment in the bond trustee’s favor confirming that the mortgage revenue bond is senior to mechanic’s liens filed on the property. Woodland Park became an MF Property at a net asset value of approximately $15.7 million upon conveyance of title on May 29, 2013. The Partnership requested the mortgage revenue bond issuer to remove the Land Use Restriction Agreement (“LURA”) on the property and the units have been converted to 100% market-rate rents. The Partnership may convert the property back to a rent restricted property, seek to place new financing on the property, and acquire the mortgage revenue bonds.
In March 2013, a wholly-owned subsidiary of the Company executed a 35-year ground lease with the University of Nebraska - Lincoln (“Lessor”) with an annual lease payment of $100. The leased property has a mixed-use development consisting of a 1,605 stall parking garage and 475 bed student housing mixed-use project constructed on it. The Lessor owns the parking garage for which it will contribute approximately $16.7 million to its construction. The Company owns the student housing complex ( “The 50/50”) which was fully constructed by August 1, 2014 for an approximate $33.8 million. The Company plans to restructure its ownership of The 50/50 into a mortgage revenue bond holding once the development has a sufficient history of operating results. To finance the construction of the student housing complex, the Company executed an interest-only loan and borrowed $25.5 million for a three year term at a variable interest rate which is the amount outstanding as of December 31, 2014. The $25.5 million loan requires principal payments beginning on April 1, 2016 and carries a maturity date of April 1, 2020(Note 12). The Company also secured a $4.3 million tax-incremental financing loan which is for a term of five years, carries a fixed interest rate of approximately 4.7% per annum, requires principal payments commencing after 24 months and has a balloon payment due at maturity, January 1, 2019.

The Company had the following investments in MF Properties as of December 31, 2014 and 2013:

MF Properties
Property Name	Location	Number of Units	Land and Land Improvements	Buildings and Improvements	Carrying Value at December 31, 2014
Arboretum	Omaha, NE	145	$1,748,502	$19,216,623	$20,965,125
Eagle Village	Evansville, IN	511	567,880	12,472,151	13,040,031
Glynn Place	Brunswick, GA	128	743,996	4,995,658	5,739,654
Meadowview	Highland Heights, KY	118	688,539	5,479,342	6,167,881
Residences of DeCordova	Granbury, TX	110	1,137,832	8,007,390	9,145,222
Residences of Weatherford	Weatherford, TX	76	1,942,229	5,724,456	7,666,685
The 50/50	Lincoln, NE	475	—	32,820,776	32,820,776
The Colonial	Omaha, NE	258	1,180,058	7,822,681	9,002,739
Woodland Park	Topeka, KS	236	1,265,160	14,167,096	15,432,256
					$119,980,369
Less accumulated depreciation (depreciation expense of approximately $4.8 million in 2014)					(14,108,154)
Balance at December 31, 2014					$105,872,215

MF Properties
Property Name	Location	Number of Units	Land and Land Improvements	Buildings and Improvements	Carrying Value at December 31, 2013
Arboretum	Omaha, NE	145	$1,739,554	$19,123,872	$20,863,426
Eagle Village	Evansville, IN	511	567,880	12,336,975	12,904,855
Glynn Place	Brunswick, GA	128	743,996	4,937,172	5,681,168
Meadowview	Highland Heights, KY	118	688,539	5,416,293	6,104,832
Residences of DeCordova	Granbury, TX	110	1,137,832	7,965,574	9,103,406
Residences of Weatherford	Weatherford, TX	76	1,927,701	5,695,600	7,623,301
The Colonial (f/k/a Maples on 97th)	Omaha, NE	258	1,180,058	7,613,668	8,793,726
Woodland Park	Topeka, KS	236	1,260,032	14,033,777	15,293,809
Construction work in process (The 50/50) (1)	Lincoln, NE	N/A	—	13,130,325	13,130,325
					$99,498,848
Less accumulated depreciation (depreciation expense of approximately $3.8 million in 2013)					(9,386,811)
Balance at December 31, 2013					$90,112,037
(1) The construction work in process represents pre-development architecture and engineering costs related to The 50/50 Student Housing at UNL, a 475 bed student housing project, which was built above a 1,605 parking stall garage to be constructed at the University of Nebraska-Lincoln.

Acquisitions

The Woodland Park property purchase price allocation is disclosed pursuant to the accounting guidance on business combinations. A condensed balance sheet for each at the date of acquisitions is included below.

Woodland Park 6/1/2013 (Date of Acquisition)
Other current assets	$201,321
In-place lease assets	403,216
Real estate assets	15,258,784
Total Assets	$15,863,321
Accounts payable, accrued expenses and other	192,345
Net assets	15,670,976
Total liabilities and net assets	$15,863,321

The Colonial (f/k/a Maples on 97th) was acquired in August 2012. The table below shows the unaudited pro forma condensed consolidated results of operations of the Company as if the The Colonial and Woodland Park properties had been acquired at the beginning of the periods presented:

	For year ended December 31, 2013	For year ended December 31, 2012

Revenues	$47,562,142	$27,128,238
Net income (loss)	17,715,489	4,428,949
Net income (loss) allocated to unitholders	17,415,449	5,260,661
Unitholder’s interest in net income (loss) per unit (basic and diluted)	0.40	0.14

For the year ended December 2013, Woodland Park added approximately $1.0 million in total revenue and approximately $164,000 in net loss to the Company since the foreclosure on May 29, 2013.

For the year ended December 2012, the EAT (The Colonial, f/k/a Maples on 97th) added approximately $604,000 in total revenue and approximately $235,000 in net loss to the Company since it was acquired on August 29, 2012.

Consolidated VIE Properties

In April 2015, the Partnership entered into separate brokerage contracts to sell the Consolidated VIEs. The Company has classified the Consolidated VIEs as discontinued operations for all periods presented and has eliminated the Consolidated VIE segment as a reportable segment (see Notes 2, 4, 10, 20, and 21) beginning with the second quarter of 2015. No net income or loss from these properties accrued to the Unitholders or the general partner.

Land Held for Investment and Development

During the fourth quarter of 2014, the Company purchased land in St. Petersburg, Florida for approximately $3.0 million which is held for investment and development. The Company had approximately $1.5 million in land held for investment and development at December 31, 2013 which was reported as an Asset available for sale in Other Asset on the balance sheet (Note 9). At December 31, 2014, the Company reported a total of approximately $4.5 million as land held for investment. The Company plans to develop this land into rental properties in the future.

9.  Other Assets

The Company had the following Other Assets as of dates shown:

	December 31, 2014	December 31, 2013
Property loans receivable	$22,191,515	$21,549,927
Less: Loan loss reserves	(7,098,814)	(7,023,814)
Deferred financing costs - net	4,659,104	2,503,679
Fair value of derivative contracts	267,669	888,120
Taxable bonds at fair value	4,616,565	4,075,953
Land held for sale	—	1,465,000
Bond purchase commitment - fair value adjustment (Notes 4 & 16)	5,780,413	—
Other assets	717,867	714,749
Total Other Assets	$31,134,319	$24,173,614

In addition to the mortgage revenue bonds held by the Company, taxable property loans have been made to the owners of the properties which secure certain of the mortgage revenue bonds and are reported as Other Assets, net of allowance. The Company periodically, or as changes in circumstances or operations dictate, evaluates such taxable property loans for impairment. The value of the underlying property assets is ultimately the most relevant measure of the value to support the taxable property loan values. The Company utilizes a discounted cash flow model in estimating a property’s fair value. A number of different discounted cash flow models containing varying assumptions are considered. The various models may assume multiple revenue and expense scenarios, various capitalization rates and multiple discount rates. In estimating the property valuation, the most significant assumptions utilized in the discounted cash flow model were the same as those discussed in Note 2 above except the discount rate used to estimate the property valuation in the current year models was approximately 5.8% to 7.0%. The Company believes this represents a rate at which a multifamily, student, or senior citizen residential property could obtain current financing similar to the current existing outstanding bonds. Other information, such as independent appraisals, may be considered in estimating a property fair value. If the estimated fair value of the property after deducting the amortized cost basis of any senior mortgage revenue bond exceeds the principle balance of the property loan then no potential loss is indicated and no allowance for loan loss is needed.
In June 2014, the Company restructured twelve mortgage revenue bonds related to Avistar on the Boulevard, Avistar at Chase Hill, Avistar at the Crest, Avistar on the Hills Apartments, Avistar at the Oaks Apartments, and Avistar in 09 Apartments purchased in June and February 2013 (Note 4). In connection with the mortgage revenue bond restructuring the Company loaned these entities approximately $526,000 to cover the costs of restructuring the mortgage revenue bonds. These taxable loans have a stated interest rate of 12.0% per annum due monthly with any unpaid balance due on June 26, 2024 (Note 5).

In November 2013, the Company executed a loan agreement with Foundation for Affordable Housing, a not-for-profit borrower, for approximately $1.6 million. The proceeds from this loan were used to fund a portion of the not-for-profit borrower’s acquisition of Abbington at Stones River, a 96 unit multifamily residential property located in Tennessee. The term of the loan is approximately eighteen months and the stated interest rate is 9.0% per annum.

In August 2013, the Partnership acquired a Series C mortgage revenue bond and a forward contract to support the construction of Vantage at Harlingen Apartments in Harlingen, Texas. In conjunction with this contract, the Partnership acquired an approximate $1.3 million taxable mortgage revenue bond which carries a base interest rate of 9.0% per annum and matures on October 1, 2053. This taxable mortgage revenue bond is reported as part of the Taxable bonds at fair value in Other Assets. Please see the Fair Value Measurements footnote (Note 16) for the detailed description of the fair value estimation process for the taxable mortgage revenue bonds.

In June 2013, the Partnership acquired six mortgage revenue bonds secured by three properties located in San Antonio, Texas, Avistar at the Oaks Apartments, Avistar on the Hills Apartments, and Avistar in 09 Apartments. The Partnership also acquired approximately $831,000 of taxable mortgage revenue bonds which carry a base interest rate of 9.0% per annum and mature on September 1, 2050. These are reported as part of the Taxable bonds at fair value in Other Assets.

In February 2013, the Partnership acquired six mortgage revenue bonds secured by three properties located in San Antonio, Texas, Avistar on the Boulevard, Avistar at Chase Hill, and Avistar at the Crest. The Partnership also acquired approximately $804,000 of taxable mortgage revenue bonds which carry a base interest rate of 9.0% per annum and mature on April 1, 2050. These are reported as part of the Taxable bonds at fair value in Other Assets.

In June 2013, the Partnership redeemed its interest in the Iona Lakes mortgage revenue bond for approximately $21.9 million. This redemption resulted in the realization of approximately $6.5 million in contingent interest income and approximately $4.6 million realized loss on taxable property loans.

The following is a summary of the taxable loans, accrued interest and allowance on amounts due at December 31, 2014 and 2013 :

	December 31, 2014
	Outstanding Balance	Accrued Interest	Loan Loss Reserves	Interest Allowance	Net Taxable Loans
Arbors at Hickory Ridge	$191,264	$26,047	$—	$—	$217,311
Ashley Square	5,078,342	2,455,660	(3,596,342)	(2,455,660)	1,482,000
Avistar (February 2013 portfolio)	274,496	16,470	—	—	290,966
Avistar (June 2013 portfolio)	251,622	15,097	—	—	266,719
Cross Creek	6,976,087	2,084,804	(3,447,472)	(2,084,804)	3,528,615
Foundation for Affordable Housing	1,560,553	1,735	—	—	1,562,288
Greens Property	850,000	231,342	—	—	1,081,342
Lake Forest	4,618,704	2,599,613	(55,000)	(2,578,778)	4,584,539
Ohio Properties	2,390,447	894,044	—	(307,832)	2,976,659
	$22,191,515	$8,324,812	$(7,098,814)	$(7,427,074)	$15,990,439

	December 31, 2013
	Outstanding Balance	Accrued Interest	Loan Loss Reserves	Interest Allowance	Net Taxable Loans
Arbors at Hickory Ridge	$191,264	$12,979	$—	$—	$204,243
Ashley Square	5,078,342	2,053,415	(3,596,342)	(2,053,415)	1,482,000
Cross Creek	6,821,087	1,825,389	(3,372,472)	(1,825,389)	3,448,615
Foundation for Affordable Housing	1,603,083	13,989	—	—	1,617,072
Greens Property	876,000	130,563	—	(921)	1,005,642
Lake Forest	4,618,704	2,148,881	(55,000)	(2,128,046)	4,584,539
Ohio Properties	2,361,447	585,377	—	(186,706)	2,760,118
	$21,549,927	$6,770,593	$(7,023,814)	$(6,194,477)	$15,102,229

The Partnership received the Sheriff’s deed conveying title of Woodland Park to a wholly-owned subsidiary of the Partnership on May 29, 2013. Woodland Park is now reported as an MF Property and the approximate $1.3 million fully allowed taxable property loan was written off (Note 8).

The Partnership deconsolidated the VIE that owns the Lake Forest property during 2013 (Note 4).

In conjunction with the purchase of the mortgage revenue bond secured by The Palms at Premier Park Apartments the Company purchased a parcel of land for approximately $1.1 million. The Company is holding this land as an asset available for sale reported in Other Assets at December 31, 2013.

During 2014, the Partnership advanced additional funds to Cross Creek and the Ohio Properties of approximately $155,000 and $29,000, respectively. In addition, the Partnership received an approximate $43,000 and $26,000 of principal from FAH and the Greens Property, respectively, during 2014.

During 2013, the Partnership advanced additional funds to Ashley Square, Cross Creek, the Greens Property and the Ohio Properties of approximately $184,000, $233,000, $26,000 and $42,000, respectively. Due to the recognized sale of the Ohio and Greens Properties and the change in ownership of Lake Forest, the taxable property loans receivable with the Ohio and Greens Properties and Lake Forest are no longer eliminated upon consolidation (Notes 4 and 10). During 2013, the Partnership recorded loan loss reserves equal to the accrued interest on the Ashley Square, Cross Creek, Greens and the Ohio Properties taxable property loans receivable because the Partnership has determined they are not reasonably assured.

Based on the annual impairment analysis, a provision for loan loss and an associated loan loss reserve of $75,000 and $168,000 was recorded against the Cross Creek taxable property loan in the 2014 and 2013, respectively. There was no provision for loan loss or associated loan loss reserve during 2012.

In June 2013, the Partnership redeemed its interest in the Iona Lakes mortgage revenue bond for approximately $21.9 million. This redemption resulted in the realization of approximately $6.5 million in contingent interest income and approximately $4.6 million realized loss on taxable property loans.

The following is a detail of loan loss reserves for the years ended December 31:

	2014	2013	2012
Balance, beginning of year	$7,023,814	$12,272,671	$12,272,671
Realized loss on taxable loan - Iona Lakes	—	(4,557,741)	—
Provision for loan loss	75,000	168,000	—
Deconsolidation of VIEs	—	55,000	—
Write off due to foreclosure	—	(914,116)	—
Balance, end of year	$7,098,814	$7,023,814	$12,272,671

Accrued interest not recognized represents interest accrued that the Partnership has determined they are not reasonably assured of collecting. During 2014, the Partnership recorded loan loss reserves equal to the accrued interest on the Ashley Square, Cross Creek, Lake Forest, and the Ohio Properties loans. During 2013, the Partnership recorded loan loss reserves equal to the accrued interest on the Ashley Square, Cross Creek, the Greens Property, Iona Lakes, Lake Forest, the Ohio Properties and Woodland Park property loans. During 2012, the Partnership recorded loan loss reserves equal to the accrued interest on the Ashley Square, Cross Creek, Iona Lakes and Woodland Park property loans.

The Company, at December 31, 2013, reported an asset held for sale valued at an appraised value of $375,000, along with a receivable of approximately $711,000 representing amounts due from a project owner of Prairiebrook Village. In 2008 the Company foreclosed on the Prairiebrook Village bond and obtained a summary judgment against ownership. The Partnership placed liens on assets identified and garnished wages from the judgment parties. In 2009, the Company recorded a $700,000 provision for loan loss reserve against this judgment receivable. In February 2010, the Company was informed that bankruptcy protection may be sought by the judgment party. This reserve is $711,000 at December 31, 2014 and 2013, while the Company continues to pursue this receivable. The $375,000 asset is land held as an investment for future development and reported with the Real Estate Assets on December 31, 2014.

10.  Discontinued Operations

In June 2010, the Company completed a sales transaction whereby the Ohio Properties were sold to three new ownership entities controlled by an unaffiliated not-for-profit entity and in October 2011, the three limited partnerships that own the Ohio Properties admitted two entities that are affiliates of BC Partners as new limited partners as part of a syndication of LIHTCs. The BC Partners agreed to contribute equity to these limited partnerships, subject to the Ohio Properties meeting certain debt service coverage ratios specified in the applicable limited partnership agreements. As such, there was not sufficient equity invested at closing by the not-for-profit or BC Partners into the Ohio Properties to allow the Company to recognize a real estate sale for accounting purposes. During the first quarter of 2013, BC Partners contributed $6.5 million of capital into the Ohio Properties which was sufficient to allow the Company to recognize the sale for accounting purposes. This gain on sale of discontinued operations was approximately $1.8 million. The sale of this discontinued operation allowed the Company to begin reporting the mortgage revenue bonds related to the Ohio Properties as assets beginning with the March 31, 2013 consolidated financial statements.

The deposit method of accounting for real estate sales required both the deferral of the gain from the real estate sale and also did not allow recognition of the interest payments by the Ohio Properties to the Company between June 2010 and the date of the equity contribution by BC Partners. In conjunction with the recognition of the real estate sale, approximately $3.5 million of interest has been recognized within investment income during 2013 which represents the interest payments received from the Ohio Properties between June 2010 and December 2012. In addition, the Partnership reported approximately $1.1 million in taxable note interest income received from the Ohio Properties and $250,000 guarantee fee from the general partner of the Ohio Properties during the first quarter of 2013 (Note 2). The net fixed assets and total assets of the Ohio Properties were zero at December 31, 2014 and 2013. The deposit method of accounting also deferred the recognition of the sale of the Ohio Properties and the purchase of the mortgage revenue bonds they secure in the consolidated statement of cash flows. As such, these transactions are being recognized in the consolidated statement of cash flows in the year ending December 31, 2013.

In October 2012, the limited partnership that owns the Greens Property admitted two entities that are affiliates of BC Partners as new limited partners as part of a syndication of LIHTCs on the Greens Property. Prior to the execution of the admittance of the new limited partners, the Company had entered into an agreement to sell the Greens Property for approximately $7.3 million to an unaffiliated not-for-profit which is the general partner of the limited partnership that now owns the Greens Property.  That sale was conditional on securing the mortgage revenue bond and low-income housing tax credits from the North Carolina Housing Finance Agency.  The $961,000 BC Partners equity contribution made into this limited partnership in October 2012 was not sufficient to allow the Company to recognize a real estate sale for accounting purposes. In July 2013, BC Partners made their required $800,000 capital contribution into the Greens Property as construction was 75% complete.

The Company purchased 100% of the mortgage revenue bonds issued as part of the agreement to finance the acquisition and rehabilitation of the Greens Property. The Series A mortgage revenue bond has approximately $8.5 million par value and bear interest at 6.5% per annum. The Series B mortgage revenue bond has a $950,000 par value and bears interest at 12.0% per annum. Both series of mortgage revenue bonds mature in October 1, 2047. The Company also obtained an $850,000 taxable property loan secured by the Greens Property at closing.  The deposit method of accounting deferred the recognition of the sale of the Greens Property and the purchase of the mortgage revenue bonds it secures in the consolidated statement of cash flows. As such, these transactions are being recognized in the consolidated statement of cash flows in the year ending December 31, 2013.

The July 2013 equity payment provided sufficient invested equity to recognize a real estate sale for accounting purposes and the Company recorded the sale of this discontinued operation. This gain on sale of discontinued operations was approximately $1.4 million. The deposit method of accounting for real estate sales required both the deferral of the gain from the real estate sale and also did not allow recognition of the interest payments by the Greens Property to the Company between October 2012 and the July 2013, the date of the second equity contribution by BC Partners. In conjunction with the recognition of the real estate sale, approximately $523,000 of interest has been recognized within investment income during 2013 which represents the interest payments received from the Greens Property between October 2012 and July 31, 2013. The net fixed assets and total assets of the Greens Property were zero at December 31, 2014 and 2013.

The Eagle Ridge property sale was completed in November 2012 and resulted in the property being reported as a discontinued operation for all periods reported. The proceeds from the sale of the property was approximately $2.5 million resulting in a gain of approximately $126,000.
In August 2012, the Commons at Churchland property was sold for proceeds of approximately $8.1 million resulting in a gain of approximately $1.3 million.

The primary purpose of the Partnership is to acquire, hold, sell and otherwise deal with mortgage revenue bonds and other instruments which have been issued to provide construction and/or permanent financing for Residential Properties and other commercial properties. The Mortgage Revenue Bonds, the Public Housing Capital Fund Trust, and the Mortgage-Backed Securities segments fulfill this purpose, are long-term investments, and the properties which collateralize the mortgage revenue bonds are not owned or managed by the Partnership. The MF Property segment is comprised of indirectly owned, actively managed, and controlled multifamily properties. The MF Properties included in this segment are typically financed with third party mortgages.

Effective during the three months ended June 30, 2015, the Company changed its reportable segments due to the classification of the Company’s Consolidated VIEs as discontinued operations. The Consolidated VIE segment was comprised of the results of operations of the underlying collateral for the related mortgage revenue bonds. The Company concluded its investment in the Consolidated VIE segment was not consistent with the Company’s portfolio of assets, as described above. As such, the Company decided to implement a strategic shift in direction by discontinuing its Consolidated VIE segment. This decision was made for the following reasons:

•
The risk profile of the Consolidated VIE segment was unique as the substance of the investment was the result of the operations of the underlying properties and not the mortgage revenue bonds (which is the form of the investment).The risk profile includes:

•The underlying properties thin capitalization,
•Related party ownership groups, and
•The lack of ultimate decision-making authority.

•	The stated purpose of the Company was not to manage properties without having some type of ownership or ability to control the underlying property.

•	Subsequent to the disposition of the Consolidated VIE properties by their owners, the Company does not plan to include this type of investment as part of its strategic direction.

As such, in April 2015, separate brokerage contracts were executed to list the Consolidated VIEs, Bent Tree and Fairmont Oaks, for sale. As a result, management has determined these Consolidated VIEs met the criteria for discontinued operations presentation and have been classified as such in the Company’s consolidated financial statements for all periods presented (see Notes 2, 4, 8, 20, and 21). The Consolidated VIEs results of operations are reported in the segments as part of the discontinued operations in Net income (see Note 19).

The proceeds from these sales are expected to be more than the carrying value of each of the property’s assets and the sales are expected to be completed before December 31, 2015.

The following represents the components of the assets and liabilities of discontinued operations:

	December 31, 2014	December 31, 2013
Cash and cash equivalents	$35,772	$25,976
Restricted cash	544,233	500,877
Land	1,836,400	1,836,400
Buildings and improvements	21,204,047	20,942,439
Real estate assets before accumulated depreciation	23,040,447	22,778,839
Accumulated depreciation	(10,583,647)	(9,741,942)
Net real estate assets	12,456,800	13,036,897
Other assets	167,210	184,677
Total assets from discontinued operations	13,204,015	13,748,427
Accounts payable and accrued expenses	503,743	487,041
Mortgage payable	—	—
Total liabilities from discontinued operations	503,743	487,041
Net assets of discontinued operations	$12,700,272	$13,261,386

The following presents the revenues, expenses and income from discontinued operations:

	2014	2013	2012
Rental Revenues	$3,180,680	$3,802,805	$8,811,289
Expenses	3,127,907	3,648,937	8,053,918
Income from continuing operations of the discontinued operations	52,773	153,868	757,371
Gain on sale of discontinued operations	—	3,177,183	1,406,608
Net income from discontinued operations	$52,773	$3,331,051	$2,163,979

11.  Debt Financing

As of December 31, 2014 and 2013, the Company’s outstanding debt financing totaled approximately $345.4 million and $257.3 million, respectively.

Other Financings

In March 2014, the Partnership obtained two $5.0 million unsecured revolving lines of credit. The first revolving line of credit carries a variable interest rate which was approximately 3.5% on the closing date and matures in March 2015. The second revolving line of credit also carries a variable interest rate which was approximately 3.4% on December 31, 2014 and matures in March 2016. On December 31, 2014, the Partnership had not borrowed funds on either line of credit. The lines of credit could be utilized to help with short-term working capital needs and to fund new investments during the periods of time that the Company is working with its lender to finalize new TOB financings of assets. This replaces the $10.0 million unsecured revolving line of credit held at December 31, 2013.

In February 2013, the Partnership obtained a debt facility secured by the Iona Lakes mortgage revenue bond with total available borrowings of up to $6.0 million. Any borrowed amount carried a fixed interest rate of 5.0% per annum and matured on January 25, 2014. On June 29, 2013 the Partnership retired this debt facility.

Tender Option Bond Financings

Description of the Tender Option Bond Financings	Outstanding Debt Financing at December 31, 2014	Year Acquired	Stated Maturity	Year End Rates
PHC Certificates-TOB Trust	$44,675,000	2012	June 2015	2.20%
MBS - TOB Trust 1	2,585,000	2012	April 2015	1.12%
MBS - TOB Trust 2	4,090,000	2012	April 2015	1.12%
MBS - TOB Trust 5	5,270,000	2012	April 2015	1.06%
The Suites on Paseo - TOB Trust	25,535,000	2013	June 2015	1.96%
TOB - Decatur Angle - TOB Trust	21,850,000	2014	October 2016	4.34%
Live 929 - TOB Trust	34,975,000	2014	July 2019	4.47%
Bruton Apartments - TOB Trust	17,250,000	2014	July 2017	4.55%
Pro Nova 2014-1 - TOB Trust	9,010,000	2014	July 2017	4.05%
Pro Nova 2014-2 - TOB Trust	9,010,000	2014	July 2017	4.05%
Total Debt Financing	$174,250,000

Description of the Tender Option Bond Financings	Outstanding Debt Financing at December 31, 2013	Year Acquired	Stated Maturity	Year End Rates
PHC Certificates-TOB Trust	$48,995,000	2012	June 2014	2.32%
Autumn Pines-TOB Trust	9,770,000	2011	July 2014	1.96%
MBS - TOB Trust 1	2,585,000	2012	April 2014	1.21%
MBS - TOB Trust 2	4,090,000	2012	April 2014	1.29%
MBS - TOB Trust 3	2,865,000	2012	April 2014	1.22%
MBS - TOB Trust 4	5,960,000	2012	April 2014	1.23%
MBS - TOB Trust 5	10,545,000	2012	April 2014	1.27%
Greens of Pine Glen - TOB Trust	5,700,000	2013	June 2014	2.40%
Arbors of Hickory Ridge - TOB Trust	7,000,000	2013	August 2014	2.40%
MBS - TOB Trust 6	7,825,000	2013	August 2014	1.02%
Avistar (February 2013 portfolio) - TOB Trust (2)	20,000,000	2013	June 2014	2.21%
Avistar (June 2013 portfolio) - TOB Trust (1)	13,210,000	2013	October 2014	2.21%
The Suites on Paseo - TOB Trust	25,750,000	2013	December 2014	1.96%
Total Debt Financing	$164,295,000

(1) Avistar at the Oaks Apartments, Avistar on the Hills Apartments, and Avistar in 09 Apartments is the collateral for the $20.0 million TOB Trust.
(2) Avistar at Chase Hill, Avistar at the Crest, and Avistar on the Boulevard is the collateral for the approximate $13.2 million TOB Trust.

In July 2011, the Company executed a Master Trust Agreement with DB which allows the Company to execute multiple TOB Trusts structures upon the approval and agreement of terms by DB. Under each TOB Trust structure issued through the Master Trust Agreement, the TOB trustee issues SPEARS and LIFERS. These SPEARS and LIFERS represent beneficial interests in the securitized asset held by the TOB trustee. The Company will purchase the LIFERS from each of these TOB Trusts which will grant them certain rights to the securitized assets. The Master Trust Agreement with DB has covenants with which the Company is required to maintain compliance. At December 31, 2014, the most restrictive covenant was that cash available to distribute for the trailing twelve months must be at least two times trailing twelve month interest expense. The Company was in compliance with all of these covenants as of December 31, 2014. If the Company were to be out of compliance with any of these covenants, it would trigger a termination event of the financing facilities. The Company expects to renew each of the TOB financing facilities at its discretion per the terms of the agreements. DB can require the posting of cash collateral under the terms of the Master Trust Agreement.

In October 2014, the Partnership executed two new TOB Trusts under its credit facility with DB securitizing the Pro Nova 2014-1 and 2014-2 mortgage revenue bonds borrowing approximately $9.0 million under each TOB Trust. The TOB Trust facility has an approximate 4.0% per annum fixed interest rate and will mature in July 1, 2017. Pursuant to the terms of this TOB trust the Partnership is required to reimburse DB for any shortfall realized on the contractual cash flows on the SPEARS. The outstanding balance remains at approximately $18.0 million on December 31, 2014.

In August 2014, the Partnership executed a new TOB Trust under its credit facility with DB securitizing the Bruton Apartments mortgage revenue bond borrowing approximately $17.3 million. The TOB Trust facility has an approximate 4.6% per annum fixed interest rate and will mature in July 2017. Pursuant to the terms of this TOB trust the Partnership is required to reimburse DB for any shortfall realized on the contractual cash flows on the SPEARS. The outstanding balance remains at approximately $17.3 million on December 31, 2014.

In July 2014, the Partnership executed a new TOB Trust under its credit facility with DB securitizing the Live 929 mortgage revenue bond borrowing approximately $35.0 million. The TOB Trust facility has an approximate 4.5% per annum fixed interest rate and will mature in July 2019. Pursuant to the terms of this TOB trust the Partnership is required to reimburse DB for any shortfall realized on the contractual cash flows on the SPEARS. The outstanding balance is approximately $35.0 million on December 31, 2014.

In July 2014, the Partnership executed a new TOB Trust under its credit facility with DB securitizing the Decatur Angle mortgage revenue bond borrowing $21.9 million. The new TOB Trust facility will mature in October 2016. On the closing date the total fixed TOB Trust facility interest rate was approximately 4.3% per annum. Pursuant to the terms of this TOB trust the Partnership is required to reimburse DB for any shortfall realized on the contractual cash flows on the SPEARS. This new TOB Trust replaced the March 2014 TOB Trust under its credit facility with DB which had securitized the Decatur Angle mortgage revenue bond borrowing $17.3 million. The outstanding balance is approximately $21.9 million on December 31, 2014.

In July 2014, a separate transaction occurred as a preliminary transaction to achieve the closing of the M31 TEBS Financing (discussed in the M31 TEBS Financing section in Note 11). DB purchased the SPEARS which securitized four TOB Trust facilities for approximately $45.9 million and approximately $26.5 million in the related residual LIFERS. DB held the ten mortgage revenue bonds that collateralized this transaction, the Greens Property, Arbors at Hickory Ridge, Avistar on the Boulevard, Avistar at Chase Hill, Avistar at the Crest, Avistar on the Hills Apartments, Avistar at the Oaks Apartments, and Avistar in 09 Apartments, until the M31 TEBS Financing facility closed on July 10, 2014.

In December 2013, the Company executed a new TOB Trust under its credit facility with DB securitizing The Suites on Paseo Series A mortgage revenue bond. The amount borrowed was approximately $25.8 million with a variable interest rate tied to SIFMA. The facility matures in June 2015. On the date of the closing the total fixed TOB Trust fee was approximately 1.6% per annum and the variable rate paid on the TOB Trust on the SPEARS was approximately 0.4% per annum resulting in a total cost of borrowing of approximately 2.0% per annum. The outstanding balance remains at approximately $25.5 million on December 31, 2014.

In October 2013, the Company executed a new TOB Trust under its credit facility with DB securitizing the Avistar at the Oaks Apartments, the Avistar on the Hills Apartments, and the Avistar in 09 Apartments Series A mortgage revenue bonds. The amount borrowed was approximately $13.2 million with a variable interest rate tied to SIFMA. This TOB Trust was settled in July 2014.

In June 2013, the Company executed a new TOB Trust under its credit facility with DB securitizing the Avistar on the Boulevard, Avistar at Chase Hill, and Avistar at the Crest Series A mortgage revenue bonds. The amount borrowed was $20.0 million with a variable interest rate tied to SIFMA. This TOB Trust was settled in July 2014.

In March 2013, the Company executed a new TOB Trust under its credit facility with DB securitizing the Arbors at Hickory Ridge mortgage revenue bond. The amount borrowed was $7.0 million with a variable interest rate tied to SIFMA. This TOB Trust was settled in July 2014.

In February 2013, the Company executed a new TOB Trust under its credit facility with DB securitizing the Greens Property mortgage revenue bond. The amount borrowed was approximately $5.8 million with a variable interest rate tied to SIFMA. This TOB Trust was settled in July 2014.

In the fourth quarter of 2012 through the second quarter of 2013, the Company purchased the LIFERS issued by the trustee over six additional TOB Trusts. The LIFERS entitle the Company to all principal and interest payments received by these TOB Trusts on the mortgage-backed securities after payments due to the holders of the SPEARS and trust costs (“MBS TOB Trusts”). The SPEARS represent senior interests in the MBS TOB Trusts and some have been credit enhanced by DB. The Company reports the MBS TOB Trusts on a consolidated basis as it has determined it is the primary beneficiary of these variable interest entities (Note 6). A summary of the six MBS TOB Trusts are as follows:

•
During fourth quarter of 2012, the Company purchased approximately $6.5 million of LIFERS from securitized MBS TOB Trusts with a par value of approximately $31.6 million of MBS. The MBS TOB Trusts also issued SPEARS of approximately $25.1 million to unaffiliated investors. A portion of this MBS was sold in 2014 and a portion of the TOB Trusts were settled in 2014. The approximate outstanding amount at December 31, 2014 is $12.0 million which will mature in April 2015. On the date of closing the total fixed TOB Trust fee was approximately 0.9% per annum and the variable rate paid on the SPEARS of approximately 0.4% per annum is tied to SIFMA which results in the total cost of borrowing of approximately 1.3% per annum.

•
In January 2013, the Company purchased an additional $540,000 of LIFERS from one of the five MBS TOB Trusts which is a securitization of MBS with a par value of $2.5 million. SPEARS of approximately $2.0 million were issued by the MBS TOB Trust.This MBS was sold in 2014 and the TOB Trust was settled in 2014.

•
In April 2013, the Company purchased approximately $2.2 million of LIFERS issued by a new MBS TOB Trust which is the securitization of MBS with a par value of approximately $10.0 million. The MBS TOB Trusts issued SPEARS of approximately $7.8 million to unaffiliated investors. This facility was sold in 2014 and the TOB Trust was settled in 2014.

In October 2014, the Company sold a portion of the MBS and collapsed the related MBS - TOB Trusts for an amount approximating the outstanding amortized cost. The Company collapsed MBS - TOB Trust 4 for approximately $6.0 million, MBS - TOB Trust 5 for approximately $5.3 million and MBS - TOB Trust 6 for approximately $7.8 million securitizing the related MBS. The Company’s approximate $19.1 million TOB financing facilities, which were the securitization of these MBS TOB Trusts, were paid off in full in connection with this sale (Note 7).

In May 2014, the Company sold a portion of the MBS and collapsed the related MBS - TOB Trust 3 securitizing the related MBS for approximately $3.7 million. The Company’s $2.9 million TOB financing facility, which was the securitization of this MBS TOB Trust, was paid off in full in connection with this sale (Note 7).

In April 2014, the mortgage revenue bond secured by Autumn Pines was sold for approximately $13.1 million. The Company’s $9.8 million TOB financing facility, which was the securitization of this mortgage revenue bond, was collapsed and paid off in full in connection with this sale (Note 5).

As of December 31, 2014, the Company has posted approximately $2.1 million of cash collateral in connection with the MBS TOB Trusts. This collateral is recorded as restricted cash in the consolidated financial statements. As of December 31, 2013, the Company had posted approximately $4.1 million of cash collateral in connection with the six MBS TOB Trusts. This collateral is recorded as restricted cash in the consolidated financial statements.

In July 2012, the Company purchased the PHC Certificate LIFERS issued by the PHC TOB Trusts for approximately $16.0 million and pledged the LIFERS to the trustee to secure certain reimbursement obligations of the Company as the holder of LIFERS. The Company is consolidating the PHC TOB Trust as it has determined it is the primary beneficiary of these variable interest entities. The PHC TOB Trusts issued SPEARS of approximately $49.0 million to unaffiliated investors. The SPEARS represent senior interests in the PHC TOB Trusts and have been credit enhanced by DB. The LIFERS entitle the Company to all principal and interest payments received by the PHC TOB Trusts on the $59.3 million of PHC Certificates held by it after payments due to the holders of the SPEARS and trust costs. Approximately $4.3 million was paid to reduce the outstanding balance during 2014. The amount owed to the SPEARS owners at December 31, 2014 is approximately $44.7 million. As of December 31, 2014 and 2013, the Company has posted approximately $400,000 of cash collateral in connection with one of the PHC TOB Trusts which is recorded as restricted cash.

As of December 31, 2014 and 2013, the total cost of borrowing for the PHC Certificates TOB financing facilities was approximately 2.2% and 2.3% per annum, respectively, and the weighted average cost of borrowing on the TOB financing facilities securitizing mortgage-backed securities was approximately 1.1% and 1.3% per annum, respectively. The Company’s total cost of borrowing under the TOB financing facilities collateralized by the mortgage revenue bonds was approximately 3.9% and 2.7% per annum as of December 31, 2014 and 2013, respectively. The Company accounts for these TOB transactions as secured financing arrangements.

TEBS Financings.

On July 10, 2014, the Partnership and its newly created consolidated subsidiary, ATAX TEBS II, LLC (“2014 Sponsor”), entered into a number of agreements relating to a new long-term debt financing facility provided through the securitization of thirteen mortgage revenue bonds, with a par value of approximately $118.4 million, owned by the the 2014 Sponsor pursuant to the M31 TEBS Financing. The M31 TEBS Financing facility essentially provides the Partnership with a long-term variable-rate debt facility at interest rates reflecting prevailing short-term tax-exempt rates.

Effective July 1, 2014, the Partnership transferred the following mortgage revenue bonds to the 2014 Sponsor pursuant to the M31 TEBS Financing described above:

	Outstanding Bond Par Amounts
Description of Mortgage Revenue Bonds	December 31, 2014	July 1, 2014	Financial Statement Presentation
Arbors at Hickory Ridge	$11,450,000	$11,450,000	Mortgage revenue bond
Avistar at Chase Hill A Bond	10,000,000	10,000,000	Mortgage revenue bond
Avistar at the Crest A Bond	9,700,000	9,700,000	Mortgage revenue bond
Avistar at the Oaks A Bond	7,800,000	7,800,000	Mortgage revenue bond
Avistar in 09 A Bond	6,735,000	6,735,000	Mortgage revenue bond
Avistar on the Boulevard A Bond	16,525,000	16,525,000	Mortgage revenue bond
Avistar on the Hills A Bond	5,389,000	5,389,000	Mortgage revenue bond
Copper Gate Apartments	5,220,000	5,220,000	Mortgage revenue bond
Greens Property A Bond	8,366,000	8,396,000	Mortgage revenue bond
Harden Ranch A Bond	6,960,000	6,960,000	Mortgage revenue bond
The Palms at Premier Park Apartments	20,152,000	20,152,000	Mortgage revenue bond
Tyler Park Apartments A Bond	6,075,000	6,075,000	Mortgage revenue bond
Westside Village A Bond	3,970,000	3,970,000	Mortgage revenue bond
Total	$118,342,000	$118,372,000

The mortgage revenue bonds were then securitized by transferring these assets to Freddie Mac in exchange for Class A and Class B Freddie Mac Multifamily Variable Rate Certificates (collectively, the “M31 TEBS Certificates”). The M31 TEBS Certificates represent beneficial interests in the securitized assets held by Freddie Mac. The Class A TEBS Certificates were issued in an initial principal amount of approximately $94.7 million and were sold through a placement agent to unaffiliated investors. The Class B M31 TEBS Certificates were issued in an initial principal amount of approximately $23.7 million and were retained by the 2014 Sponsor. The gross proceeds from the M31 TEBS Financing were approximately $94.7 million. After the payment of transaction expenses, the Partnership received net proceeds from the M31 TEBS Financing of approximately $91.6 million. The Partnership applied approximately $72.4 million of these net proceeds to retire the short-term securitization that previously existed on these bonds and approximately $6.3 million to a stabilization escrow. The approximate $6.3 million is reported as restricted cash on the December 31, 2014 balance sheet.
The holders of the Class A M31 TEBS Certificates are entitled to receive regular payments of interest from Freddie Mac at a variable rate which resets periodically based on the weekly SIFMA floating index rate plus certain credit, facility, remarketing, and servicing fees (“Facility Fees”). As of closing, the SIFMA rate was equal to 0.04% per annum and the total Facility Fees were approximately 1.4% per annum, resulting in a total initial cost of borrowing of approximately 1.5% per annum. In order to mitigate its exposure to interest rate fluctuations on the variable rate M31 TEBS Financing, the 2014 Sponsor also entered into interest rate cap agreements with Barclays Bank PLC, the Royal Bank of Canada, and Sumitomo Mitsui Banking Corporation, each in an initial notional amount of approximately $31.6 million, which effectively limits the interest payable by the 2014 Sponsor on the Class A M31 TEBS Certificates to a fixed rate of 3.0% per annum on the combined notional amounts of the interest rate cap agreements through August 15, 2019.
The total Facility Fees are 1.4% per annum, and as of December 31, 2014, the SIFMA rate was equal to approximately 0.1% per annum resulting in a total cost of borrowing of approximately 1.5% per annum on the outstanding balance of the M31 TEBS Financing facility of approximately $94.7 million. The M31 TEBS Financing and the associated M31 TEBS Trust are presented as secured financings within the consolidated financial statements.

Payment of interest on the Class A M31 TEBS Certificates will be made from the interest payments received by Freddie Mac from the Bonds held by Freddie Mac on designated interest payment dates prior to any payments of interest on the Class B M31 TEBS Certificates held by the 2014 Sponsor. As the holder of the Class B M31 TEBS Certificates, the 2014 Sponsor is not entitled to receive interest payments on the Class B TEBS Certificates at any particular rate, but will be entitled to all payments of principal and interest on the Bonds held by Freddie Mac after payment of principal and interest due on the Class A M31 TEBS Certificates and payment of all Facility Fees and associated expenses. Accordingly, the amount of interest paid to the 2014 Sponsor on the Class B M31 TEBS Certificates is expected to vary over time, and could be eliminated altogether, due to fluctuations in the interest rate payable on the Class A M31 TEBS Certificates, Facility Fees, expenses, and other factors.

Freddie Mac guaranteed payment of scheduled principal and interest payments on the Class A M31 TEBS Certificates and also guaranteed payment of the purchase price of any Class A M31 TEBS Certificates that are tendered to Freddie Mac in accordance with their terms which cannot be remarketed to new holders within five business days.  The 2014 Sponsor is obligated to reimburse Freddie Mac for certain expenses, including any payments made by Freddie Mac under its guaranty. These obligations of the 2014 Sponsor are also guaranteed by the Partnership.  The Partnership also entered into various subordination agreements with Freddie Mac under which the Partnership has subordinated its rights and remedies with respect to the mortgage revenue and taxable bonds and taxable mortgage loans made by it to the owners of properties securing certain of the Bonds to the rights of Freddie Mac as the holder of the Bonds.

The term of the M31 TEBS Financing coincides with the terms of the assets securing the M31 TEBS Certificates, except the 2014 Sponsor may elect to purchase all (but not less than all) of the Bonds from Freddie Mac on either July 15, 2019 or July 15, 2024.  The 2014 Sponsor also retains a right to require a Bond to be released from Freddie Mac in the event of a payment default on the Bond which remains uncured for two consecutive scheduled payment dates or 60 days, whichever is shorter, by paying Freddie Mac the unpaid principal and accrued interest on the Bond plus a yield maintenance payment.  In addition, the 2014 Sponsor has a limited right to substitute new bonds for existing Bonds held by Freddie Mac in certain circumstances. Should the Partnership not elect to terminate the TEBS Financing on these dates the full term of the M31 TEBS Financing runs through the final principal payment date associated with the securitized bonds, or August 1, 2050.

As of September 1, 2010, the Partnership and its Consolidated Subsidiary ATAX TEBS I, LLC, entered into a number of agreements relating to a new long-term debt financing facility provided through the securitization of thirteen mortgage revenue bonds owned by the ATAX TEBS I, LLC (the “2010 Sponsor”) pursuant to the M24 TEBS Financing. The M24 TEBS Financing facility essentially provides the Partnership with a long-term variable-rate debt facility at interest rates reflecting prevailing short-term tax-exempt rates.
Effective September 1, 2010, the Partnership transferred the following mortgage revenue bonds to ATAX TEBS I, LLC, a special purpose entity controlled by the Partnership pursuant to the M24 TEBS Financing. The par value of the mortgage revenue bonds included in this financing facility as of December 31, 2014 and 2013 are as follows:

	Outstanding Bond Par Amounts
Description of Mortgage
Revenue Bonds	December 31, 2014	December 31, 2013	Financial Statement Presentation
Ashley Square	$5,159,000	$5,212,000	Mortgage revenue bond
Bella Vista	6,490,000	6,545,000	Mortgage revenue bond
Bent Tree	7,465,000	7,542,000	Assets held for sale
Bridle Ridge	7,655,000	7,715,000	Mortgage revenue bond
Brookstone	9,256,001	9,338,603	Mortgage revenue bond
Cross Creek	8,422,997	8,497,933	Mortgage revenue bond
Fairmont Oaks	7,266,000	7,355,000	Assets held for sale
Lake Forest	8,886,000	8,997,000	Mortgage revenue bond
Runnymede	10,440,000	10,525,000	Mortgage revenue bond
South Park	13,680,000	13,795,000	Mortgage revenue bond
Woodlynn Village	4,390,000	4,426,000	Mortgage revenue bond
Ohio Series A Bond (1)	14,407,000	14,498,000	Mortgage revenue bond
Villages at Lost Creek	—	18,090,000	Mortgage revenue bond
Total	$103,516,998	$122,536,536
(1) Collateralized by Crescent Village, Post Woods and Willow Bend which are eliminated upon consolidation (Note 3)

The securitization of these mortgage revenue bonds occurred through two classes of certificates. The Class A TEBS Certificates were issued in an initial principal amount of $95.8 million and were sold through a placement agent to unaffiliated investors. The Class B TEBS Certificates were issued in an initial principal amount of $20.3 million and were retained by the Sponsor. The holders of the Class A TEBS Certificates are entitled to receive regular payments of interest from Freddie Mac at a variable rate which resets periodically based on the weekly Securities Industry and Financial Markets Association (“SIFMA”) floating index rate plus Facility Fees. As of December 31, 2014, the SIFMA rate was equal to 0.1% per annum resulting in a total cost of borrowing of approximately 2.0% per annum on the outstanding balance on the M24 TEBS Financing facility of $76.4 million. As of December 31, 2013, the SIFMA rate was equal to 0.1% per annum resulting in a total cost of borrowing of approximately 2.0% per annum on the outstanding balance on the M24 TEBS Financing facility of $93.0 million. At December 31, 2014 and 2013, the Partnership reported approximately $1.0 million and $727,000, respectively as restricted cash on the balance sheet.

Payment of interest on the Class A TEBS Certificates will be made from the interest payments received by Freddie Mac from the Bonds and Senior Custody Receipts held by Freddie Mac on designated interest payment dates prior to any payments of interest on the Class B TEBS Certificates held by the Sponsor. As the holder of the Class B TEBS Certificates, the Sponsor is not entitled to receive interest payments on the Class B TEBS Certificates at any particular rate, but will be entitled to all payments of principal and interest on the Bonds and Senior Custody Receipts held by Freddie Mac after payment of principal and interest due on the Class A TEBS Certificates and payment of all Facility Fees and associated expenses. Accordingly, the amount of interest paid to the Sponsor on the Class B TEBS Certificates is expected to vary over time, and could be eliminated altogether, due to fluctuations in the interest rate payable on the Class A TEBS Certificates, Facility Fees, expenses and other factors.
The term of the M24 TEBS Financing facility coincides with the terms of the assets securing the TEBS Certificates, except that the Partnership may terminate the M24 TEBS Financing facility at its option on either September 15, 2017 or September 15, 2020. Should the Partnership not elect to terminate the M24 TEBS Financing facility on these dates, the full term of the M24 TEBS Financing facility runs through the final principal payment date associated with the securitized bonds, or July 15, 2050.
In February 2014, the mortgage revenue bond secured by Lost Creek was redeemed for an amount greater than the outstanding principal and accrued base interest. The Company received approximately $18.7 million for the Lost Creek mortgage revenue bond which was used to retire a portion of the M24 TEBS Financing facility.

The Company’s aggregate borrowings as of December 31, 2014 contractually mature over the next five years and thereafter as follows:

2015	$84,302,554
2016	24,561,861
2017	36,011,702
2018	2,300,657
2019	37,412,465
Thereafter	160,769,761
Total	$345,359,000

The Partnership’s strategic objective is to leverage its bond portfolio utilizing long term securitization financings with Freddie Mac through its TEBS program.  This strategy allows the Partnership to better match the duration of its assets and liabilities and to lock in a spread between its assets and liabilities.  The Partnership intends to refinance all of its maturing short term debt obligations with the proceeds of at least one additional TEBS financing.

12. Mortgages Payable

The Company reports the mortgage loans secured by certain MF Properties on its consolidated financial statements as Mortgages payable.  As of December 31, 2014, outstanding mortgage loans totaled approximately $76.7 million.   As of December 31, 2013, outstanding mortgage loans totaled approximately $57.1 million.

In June 2014, the Partnership refinanced the Eagle Village mortgage, extending the due date to September 1, 2015 and remitting a $400,000 principal payment.

In April 2014, the Company paid off in full the approximately $1.9 million mortgage which was collateralized by the Glynn Place Apartments, an MF Property.

In March 2014, the Partnership refinanced the Arboretum mortgage, extending the due date to March 28, 2017 with a fixed interest rate of 3.75% per annum.

In September 2013, the Partnership executed a $7.0 million promissory note related to the Woodland Park property. This promissory note carries a fixed interest rate of approximately 2.8% per annum plus 30-day London Interbank Offered Rate (“LIBOR”) which was approximately 0.2%per annum resulting in approximately 3.0% per annum at the date of closing which was extended to a August 1, 2017 maturity date. The Partnership has borrowed approximately $6.0 million as of December 31, 2014.
In April 2013, the Company executed an interest-only loan to borrow up to $25.5 million for a three year term at a variable interest rate secured by the student housing complex in Lincoln, Nebraska. As of December 31, 2014, the Company has borrowed approximately $25.5 million which requires principal payments beginning on April 1, 2016 and carries a maturity date of April 1, 2020 (Note 8). The Company also secured a $4.3 million tax-incremental financing loan which is for a term of five years, carries a fixed interest rate of approximately 4.7% per annum, requires principal payments commencing after 24 months and has a balloon payment due at maturity.

In February 2013, the Partnership obtained a $7.5 million loan secured by the The Colonial (f/k/a Maples on 97th) property. This loan is with an unrelated third party and carries a fixed annual interest rate of approximately 3.6% per annum maturing on February 10, 2016.

The following is a summary of the Mortgage Loans payable on MF Properties:

MF Property Mortgage Payables	Outstanding Mortgage Payable at December 31, 2014	Year Acquired	Stated Maturity	Effective Rate (1)

Arboretum	$17,182,764	2011	March 2017	3.75%
Eagle Village	8,224,671	2010	September 2015	4.35%
Residences of DeCordova	1,881,998	2008	June 2017	4.75%
Residences of Weatherford	6,043,673	2012	June 2017	4.75%
The 50/50 - Mortgage	25,500,000	2013	March 2020	3.25%
The 50/50 - TIF Loan	4,299,990	2014	December 2019	4.65%
The Colonial	7,500,000	2013	February 2016	3.55%
Woodland Park	6,074,738	2013	August 2017	2.96%
Total Mortgage Payable	$76,707,834

MF Property Mortgage Payables	Outstanding Mortgage Payable at December 31, 2013	Year Acquired	Stated Maturity	Effective Rate (1)

Arboretum	$17,500,000	2011	March 2014	5.32%
Eagle Village	8,828,435	2010	June 2014	4.04%
Glynn Place	1,845,058	2008	May 2014	2.81%
Residences of DeCordova	1,948,064	2012	February 2017	5.00%
Residences of Weatherford	6,268,311	2011	July 2015	5.90%
The 50/50	7,177,438	2013	March 2020	3.25%
The Colonial	7,500,000	2013	March 2016	3.47%
Woodland Park	6,020,014	2013	March 2014	2.97%
Total Mortgage Payable	$57,087,320

(1)  Represents the average effective interest rate, including fees, for the years ended December 31, 2014 and 2013 and excludes the effect of interest rate caps (Note 15).

The Company’s mortgages payable as of December 31, 2014, contractually mature over the next five years and thereafter as follows:

2015	$9,137,766
2016	8,366,349
2017	31,032,366
2018	797,312
2019	3,795,004
Thereafter	23,579,037
Total	$76,707,834

The Partnership expects each of the MF Properties to eventually be sold either to a not-for-profit entity or in connection with a syndication of LIHTCs. The proceeds from such sale will be utilized to retire any associated outstanding mortgage loan. Should a mortgage loan reach maturity prior to a sale of the associated MF Property, the Partnership would either seek to refinance such mortgage loan or utilize cash reserves to retire the loan. The Partnership expects to provide mortgage revenue bonds as part of an overall plan of financing the acquisition of a MF Property by a new property owner.

13. Issuances of Additional Beneficial Unit Certificates

In November 2013, a Registration Statement on Form S-3 was declared effective by the SEC under which the Partnership may offer up to $225.0 million of additional BUCs from time to time. In December 2013, the Partnership issued an additional 8,280,000 BUCs through an underwritten public offering at a public offering price of $6.25 per BUC pursuant to this new Registration Statement. Net proceeds realized by the Partnership from this issuance of these BUCs were approximately $48.2 million after payment of an underwriter’s discount and other offering costs of approximately $3.5 million. In January and February 2014, the Partnership issued an additional 9,200,000 BUCs through an underwritten public offering at a public offering price of $5.95 per BUC pursuant to this Registration Statement. Net proceeds realized by the Partnership from this issuance of these BUCs were approximately $51.3 million after payment of an underwriter’s discount and other offering costs of approximately $3.5 million.

In May 2012, the Partnership issued an additional 12,650,000 BUCs through an underwritten public offering at a public offering price of $5.06 per BUC under its previously filed Form S-3. Net proceeds realized by the Partnership from this issuance of these BUCs were approximately $60 million after payment of an underwriter’s discount and other offering costs of approximately $4.0 million.

14.  Transactions with Related Parties

A substantial portion of the Partnership’s general and administrative expenses and certain costs capitalized by the Partnership are paid by AFCA 2 or an affiliate and are reimbursed by the Partnership. The capitalized costs are typically incurred in connection with the acquisition or reissuance of certain mortgage revenue bonds, acquisition of PHC Certificates and MBS, debt financing transactions, and other capital transactions. The amounts in the following table represent cash payments to reimburse AFCA 2 or an affiliate for such expenses.

	2014	2013	2012
Reimbursable salaries and benefits	$1,599,294	$1,146,754	$1,320,968
Other expenses	975	3,488	6,221
Insurance	227,265	228,701	207,203
Professional fees and expenses	208,648	216,962	212,895
Consulting and travel expenses	1,697	434	3,390
	$2,037,879	$1,596,339	$1,750,677

AFCA 2 is entitled to receive an administrative fee from the Partnership equal to 0.45% per annum of the outstanding principal balance of any of its mortgage revenue bonds, taxable loans collateralized by real property, and other investments for which the owner of the financed property or other third party is not obligated to pay such administrative fee directly to AFCA 2. For the years ended December 31, 2014, 2013, and 2012, the Partnership paid administrative fees to AFCA 2 of approximately $2.0 million, $1.5 million, and $948,000, respectively.  In addition to the administrative fees paid directly by the Partnership, AFCA 2 receives administrative fees directly from the owners of properties financed by certain of the mortgage revenue bonds held by the Partnership.  These administrative fees also equal 0.45% per annum of the outstanding principal balance of these mortgage revenue bonds and totaled approximately $138,000, $144,000, and $133,000, in 2014, 2013, and 2012, respectively. Additionally, in connection with the sale of Eagle Ridge, the property paid accrued and deferred administrative fees to AFCA2 totaling approximately $71,000 in 2012. Although these third party administrative fees are not Partnership expenses, they have been reflected in the accompanying consolidated financial statements of the Company as a result of the consolidation of the VIEs.  Such fees are payable by the financed property prior to the payment of any contingent interest on the mortgage revenue bonds secured by these properties.  If the Partnership were to acquire any of these properties in foreclosure, it would assume the obligation to pay the administrative fees relating to mortgage revenue bonds on these properties.

AFCA 2 earns mortgage placement fees in connection with the acquisition of mortgage revenue bonds by the Company.  These mortgage placement fees were paid by the owners of the respective property or the third party seller of the respective bonds and, accordingly, have not been reflected in the accompanying consolidated financial statements because these properties are not considered Consolidated VIEs. In 2012, the Company executed an investment placement agreement with AFCA 2 in connection with the Company’s acquisition of the PHC Certificates. AFCA 2 received a fee of $653,000 in July 2012 from the Company in connection with this agreement which was recorded into the cost basis of the PHC Certificates and is being amortized against interest income on an effective yield basis. The Company executed separate investment placement agreements with AFCA 2 in connection with the Company’s acquisition of the Arbors at Hickory Ridge mortgage revenue bond and the acquisition of mortgage-backed securities. In connection with the Arbors of Hickory Ridge bond placement agreement, AFCA 2 received an origination fee of $100,000 which has been recorded into the cost basis of the mortgage revenue bond and is being amortized against interest income on an effective yield basis. In connection with the mortgage-backed securities agreement, AFCA 2 received an origination fee of approximately $316,000 which has been recorded into the cost basis of the mortgage-backed securities and is being amortized against interest income on an effective yield basis. These investment placement fees are consistent with the mortgage placement fees that AFCA 2 has earned in connection with the acquisition of mortgage revenue bonds by the Company. Investment/mortgage placement fees earned by AFCA 2 totaled approximately $1.7 million, $1.2 million, and $1.4 million, in 2014, 2013, and 2012, respectively.

The Partnership executed a Developer and Construction Management Agreement with two affiliates of AFCA 2 during the second quarter of 2013 in connection with the mixed-use development at the University of Nebraska - Lincoln (Note 8). These affiliates received approximately $672,000 in the first twelve months of 2013 under the terms of this Agreement. An affiliate of AFCA 2 acts as a placement advisor to the borrowers under the mortgage revenue bonds at the time they are acquired by the Company.  Any and all advisory fees are paid by the borrower of the respective bonds and, accordingly, have not been reflected in the accompanying consolidated financial statements.

An affiliate of AFCA 2, America First Property Management Company, L.L.C. (“Properties Management”) was retained to provide property management services for Ashley Square, Iona Lakes (bond sold in 2013), Arboretum, Bent Tree, Churchland (MF Property sold in 2012), Lake Forest, Fairmont Oaks, DeCordova, Eagle Ridge (MF Property sold in 2012), Eagle Village, The Colonial (f/k/a Maples on 97th), Meadowview, Crescent Village, Willow Bend, Post Woods, Glynn Place, Greens at Pine Glen, Cross Creek, Weatherford, and Woodland Park. The management fees paid to Properties Management amounted to approximately $1.3 million in 2014, $1.2 million in 2013, and $1.2 million in 2012. For the Consolidated VIEs, these management fees are not Partnership expenses but are recorded by each applicable VIE entity and, accordingly, have been reflected in the accompanying consolidated financial statements. Such fees are paid out of the revenues generated by the properties owned by the Consolidated VIEs prior to the payment of any interest on the mortgage revenue bonds and taxable loans held by the Partnership on these properties. For the MF Properties, these management fees are considered real estate operating expenses.

An affiliate of AFCA 2 acts as an origination advisor and consultant to the borrowers when mortgage revenue bonds and financing facilities are acquired by the Company. For 2014 and 2013, approximately $1.4 million and $752,000, respectively, in origination fees were paid to this affiliate by the borrower of certain acquired bonds and have not been reflected in the accompanying consolidated financial statements. In 2014, approximately $300,000 in consulting and origination fees were paid by the Company to this affiliate related to a mortgage revenue bond acquisition and the M31 TEBS Financing facility.

The owners of two limited-purpose corporations which own multifamily residential properties financed with mortgage revenue bonds and taxable loans held by the Company are employees of Burlington who are not involved in the operation or management of the Company and who are not executive officers or managers of Burlington.

15.  Interest Rate Derivatives

As of December 31, 2014, the Company has nine derivative agreements in order to mitigate its exposure to increases in interest rates on its variable-rate debt financing. In addition, the Company entered into two interest rate swaps during 2014. The terms of the derivative agreements are as follows:

		Effective	Maturity	Purchase
Date Purchased	Notional Amount	Capped Rate	Date	Price	Counterparty

September 2, 2010	$31,936,667	3.00%	September 1, 2017	$921,000	Bank of New York Mellon

September 2, 2010	$31,936,667	3.00%	September 1, 2017	$845,600	Barclays Bank PLC

September 2, 2010	$31,936,667	3.00%	September 1, 2017	$928,000	Royal Bank of Canada

August 15, 2013	$93,305,000	1.50%	September 1, 2017	$793,000	Deutsche Bank AG

February 18, 2014	$41,250,000	1.00%	March 1, 2017	$230,500	SMBC Capital Markets, Inc

February 18, 2014	$28,750,000	1.00%	March 1, 2017	$161,000	SMBC Capital Markets, Inc

July 10, 2014	$31,565,000	3.00%	August 15, 2019	$315,200	Barclays Bank PLC

July 10, 2014	$31,565,000	3.00%	August 15, 2019	$343,000	Royal Bank of Canada

July 10, 2014	$31,565,000	3.00%	August 15, 2019	$333,200	SMBC Capital Markets, Inc

In July 2014, to mitigate its exposure to interest rate fluctuations on the variable rate M31 TEBS Financing, the Company entered into interest rate cap agreements with Barclays Bank PLC, the Royal Bank of Canada, and Sumitomo Mitsui Banking Corporation, each in an initial notional amount of approximately $31.6 million, which effectively limits the interest payable by the Company on the Class A M31 TEBS Certificates to a fixed rate of 3.0% per annum on the combined notional amounts of the interest rate cap agreements through August 15, 2019. The interest rate cap contracts cost approximately $991,000 and do not qualify for hedge accounting. Therefore, changes in the estimated fair value of the interest rate derivatives are included in earnings.
In February 2014, the Company entered into two interest rate cap agreements with SMBC Capital Markets, Inc. for a notional amount of $70.0 million with an effective start date of March 1, 2014. These agreements effectively limit the interest component of the TOB financing correlated with the SIFMA index to a maximum of 1.0% on $70.0 million of the outstanding borrowings on the MBS TOB financing facilities and the PHC Certificates TOB financing facilities through a three year term ending March 1, 2017. These interest rate cap contracts cost approximately $390,000 and do not qualify for hedge accounting. Therefore, changes in the estimated fair value of the interest rate derivatives are included in earnings.

In July 2013, the Company purchased a new interest rate derivative with a notional amount of $93.3 million which represents the amount outstanding on the M24 TEBS Financing facility at August 1, 2013.  The maturity date of this interest rate derivative is September 1, 2017 and the effective capped interest rate is 1.5% per annum.  On July 30, 2013, the Company also sold a new interest rate derivative to the same counterparty which had the same notional amount of $93.3 million and an effective capped interest rate of 3.0% per annum.  The total cost of these two interest rate derivatives was approximately $800,000 and the derivative contracts do not qualify for hedge accounting, therefore, changes in the estimated fair value of the interest rate derivatives are included in earnings.  This interest rate corridor transaction effectively reduced the capped interest rate from 3.0% to 1.5% per annum on the M24 TEBS Financing facility through the maturity date of the interest rate derivative contracts. In August 2013, the Company executed a master netting agreement with DB, which is the counterparty to these interest rate derivative contracts and is also the provider of the Company’s TOB financing facilities. The Company was refunded $500,000 of posted cash collateral on the TOB financing facilities back upon the execution of this master netting agreement. There are no amounts reported on a net basis related to the Company’s interest rate derivative contracts as of December 31, 2014 and 2013.

The Company had previously entered into interest rate cap agreements with Barclays Bank PLC, Bank of New York Mellon and Royal Bank of Canada, each in an initial notional amount of approximately $31.9 million which effectively limits the interest payable by the Company on the M24 TEBS Financing facility to a fixed rate of 3.0% per annum on the combined notional amounts of the interest rate cap agreements through August 2017. The interest rate cap plus the Facility Fees payable to Freddie Mac result in a maximum potential cost of borrowing on the M24 TEBS Financing facility of 4.9% per annum.
In September 2014, the Company entered into two interest rate swap agreements with Deutsche Bank AG for a variable notional amount with effective dates of October 15, 2016 and April 15, 2017.  The notional amount and effective dates of these instruments will approximate the amounts invested in and timing of the completion of construction of the properties which collateralize the Decatur Angle and Bruton Apartments bonds, respectively.   These agreements swap the fixed rate per the bond agreement to a LIBOR based floating interest rate upon completion of construction of the underlying properties for a five year term from the respective effective date.  These interest rate swaps had no cost to the Company and do not qualify for hedge accounting.  There is no exchange of cash flows prior to the effective dates of the agreements.

These interest rate derivatives do not qualify for hedge accounting and, accordingly, they are carried at fair value, with changes in fair value included in current period earnings within interest expense. Interest rate derivative expense, which is the result of marking the interest rate derivative agreements to fair value, resulted in an increase of approximately $2.0 million in interest expense for the year ended December 31, 2014, as compared to an increase of approximately $284,000 in interest expense for the year ended December 31, 2013. These interest rate derivatives are presented on the balance sheet in Other Assets.  The carrying value of these derivatives was approximately $268,000 and $888,000 as of December 31, 2014 and 2013, respectively.

16.  Fair Value of Financial Instruments

Current accounting guidance on fair value measurements establishes a framework for measuring fair value and provides expanded disclosures about fair value measurements. The guidance:

•
Defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date; and

•	Establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.  To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The three levels of the hierarchy are defined as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs are unobservable inputs for asset or liabilities.

The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value.

Investments in Mortgage Revenue Bonds.  The fair values of the Company’s investments in mortgage revenue bonds have each been based on a discounted cash flow and yield to maturity analysis performed by the General Partner.  There is no active trading market for the bonds and price quotes for the bonds are not available.  If available, the General Partner may also consider price quotes on similar bonds or other information from external sources, such as pricing services.  The estimates of the fair values of these bonds, whether estimated by the Company or based on external sources, are based largely on unobservable inputs the General Partner believes would be used by market participants.  Additionally, the calculation methodology used by the external sources and the Company encompasses the use of judgment in its application. To validate changes in the fair value of the Company’s investments in mortgage revenue bonds between reporting periods, management looks at the key inputs such as changes in the current market yields on similar bonds as well as changes in the operating performance of the underlying property serving as collateral for each bond. We validate that the changes in the estimated fair value of the mortgage revenue bonds move with the changes in these monitored factors. Given these facts the fair value measurement of the Company’s investment in mortgage revenue bonds is categorized as a Level 3 input.

Bond Purchase Commitments. The key inputs and methodology for determining the fair value of the forward bond purchase commitments are consistent with those used in determining the fair value of Investments in mortgage revenue bonds.  The fair market value of the Company’s investment in forward bond purchase commitments is an asset reported in Other Assets of approximately $10.6 million and a liability of approximately $4.9 million as of December 31, 2014 and 2013, respectively.  The estimated fair market value adjustments related to forward bond purchase commitments are categorized as Level 3 inputs which were recorded in other comprehensive income (loss) during the year ended December 31, 2014 and 2013, respectively.

Investment in Public Housing Capital Fund Trust Certificates. The fair value of the Company’s investment in Public Housing Capital Fund Trust Certificates has been based on a yield to maturity analysis performed by the General Partner. There is no active trading market for the trusts’ certificates owned by the Company but the General Partner will look at estimated values as determined by pricing services when available. The estimates of the fair values of these trusts’ certificates begin with the current market yield rate for a “AAA” rated tax-free municipal bond for a term consistent with the weighted-average life of each of the Public Housing Capital Fund trusts adjusted largely for unobservable inputs the General Partner believes would be used by market participants. Additionally, the calculation methodology used by external pricing services and the Company encompasses the use of judgment in its application. We validate that the changes in the estimated fair value of Public Housing Capital Fund Trust Certificates move with the changes in the market yield rates of investment grade rated tax-exempt municipal bonds with similar length of terms. Given these facts the fair value measurement of the Company’s investment in Public Housing Capital Fund Trust Certificates is categorized as a Level 3 input.

Investment in Mortgage-Backed Securities. The fair value of the Company’s investment in mortgage-backed securities is based upon prices obtained from a third party pricing service, which are indicative of market activity. The valuation methodology of the Company’s third party pricing service incorporates commonly used market pricing methods, incorporates trading activity observed in the market place, and other data inputs. The methodology also considers the underlying characteristics of each security, which are also observable inputs, including: coupon; maturity date; loan age; reset date; collateral type; geography; and prepayment speeds. Management analyzes pricing data received from the third party pricing service by comparing it to valuation information obtained from at least one other third party pricing service and ensuring they are within a tolerable range of difference which the Company estimates as 7.5%. Management also looks at observations of trading activity observed in the market place when available. Given these facts, the fair value measurements of the Company’s investment in mortgage-backed securities is categorized as Level 2 input.

Taxable bonds. The fair values of the Company’s investments in taxable bonds have each been based on a discounted cash flow or yield to maturity analysis. There is no active trading market for the taxable bonds and price quotes are not available. The estimates of the fair values of these taxable bonds, whether estimated by the Company or based on external sources, are based largely on unobservable inputs the General Partner believes would be used by market participants. Additionally, the calculation methodology used by the external sources and the Company encompasses the use of judgment in its application. To validate changes in the fair value of the Company’s investments in taxable bonds between reporting periods, management looks at the key inputs such as changes in the current market yields on similar bonds as well as changes in the operating performance of the underlying property serving as collateral for each bond. We validate that the changes in the estimated fair value of the taxable bonds move with the changes in these monitored factors. Given these facts the fair value measurement of the Company’s investment in taxable bonds is categorized as a Level 3 input.

Interest rate derivatives.  The effect of the Company’s interest rate caps is to set a cap, or upper limit, on the base rate of interest paid on the Company’s variable rate debt equal to the notional amount of the derivative agreement.  The effect of the Company’s interest rate swap is to change a variable rate debt obligation to a fixed rate for that portion of the debt equal to the notional amount of the derivative agreement.  The interest rate derivatives are recorded at fair value with changes in fair value included in current period earnings within interest expense.  The fair value of the interest rate derivatives is based on a model whose inputs are not observable and therefore are categorized as a Level 3 input. The inputs in the valuation model include three-month LIBOR rates, unobservable adjustments to account for the SIFMA index, as well as any recent interest rate cap trades with similar terms.

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2014
Description	Assets at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Mortgage Revenue Bonds	$449,024,137	$—	$—	$449,024,137
Bond Purchase Commitments	5,780,413	—	—	5,780,413
Public Housing Capital Fund Trusts	61,263,123	—	—	61,263,123
MBS Investments	14,841,558	—	14,841,558	—
Taxable Mortgage Bonds	4,616,565	—	—	4,616,565
Interest Rate Derivatives	267,669	—	—	267,669
Total Assets at Fair Value	$535,793,465	$—	$14,841,558	$520,951,907

	For the Year Ended December 31, 2014
	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Mortgage Revenue Bonds	Mortgage Revenue Bond Purchase Commitments	Public Housing Capital Fund Trust Certificates	Taxable Bonds	Interest Rate Derivatives	Total
Beginning Balance January 1, 2014	$285,318,171	$(4,852,177)	$62,056,379	$4,075,953	$888,120	$347,486,446
Total gains (losses) (realized/unrealized)
Included in earnings	—	—	—	—	(2,003,351)	(2,003,351)
Included in other comprehensive income	52,272,236	10,632,590	5,219,937	685,612	—	68,810,375
Purchases	142,794,827	—	—	—	—	142,794,827
Purchase interest rate derivative	—	—	—	—	1,382,900	1,382,900
Mortgage revenue bond and MBS sales and redemption	(30,464,798)	—	—	—	—	(30,464,798)
Settlements	(896,299)	—	(6,013,193)	(145,000)	—	(7,054,492)
Ending Balance December 31, 2014	$449,024,137	$5,780,413	$61,263,123	$4,616,565	$267,669	$520,951,907
Total amount of losses for the period included in earning attributable to the change in unrealized gains or losses relating to assets or liabilities still held as of December 31, 2014	$—	$—	$—	$—	$(2,003,351)	$(2,003,351)

	Fair Value Measurements at December 31, 2013
Description	Assets at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Mortgage Revenue Bonds	$285,318,171	$—	$—	$285,318,171
Bond Purchase Commitments	(4,852,177)	—	—	(4,852,177)
Public Housing Capital Fund Trusts	62,056,379	—	—	62,056,379
MBS Investments	37,845,661	—	37,845,661	—
Taxable Mortgage Bonds	4,075,953	—	—	4,075,953
Interest Rate Derivatives	888,120	—	—	888,120
Total Assets at Fair Value	$385,332,107	$—	$37,845,661	$347,486,446

	For the Year Ended December 31, 2013
	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Mortgage Revenue Bonds	Mortgage Revenue Bond Purchase Commitments	Public Housing Capital Fund Trust Certificates	Taxable Bonds	Interest Rate Derivatives	Total
Beginning Balance January 1, 2013	$145,237,376	$—	$65,389,298	$1,524,873	$378,729	$212,530,276
VIE deconsolidation	8,795,630	—	—	—	—	8,795,630
Total gains (losses) (realized/unrealized)
Included in earnings	—	—	—	—	(283,610)	(283,610)
Included in other comprehensive income	(18,011,590)	(4,852,177)	(3,276,398)	(231,920)	—	(26,372,085)
Ohio Properties' bonds after sale recognition	19,581,166	—	—	—	—	19,581,166
Greens Property's bonds after sale recognition	9,465,000	—	—	—	—	9,465,000
Purchases	148,624,000	—	—	2,918,000	—	151,542,000
Purchase interest rate derivative	—	—	—	—	793,001	793,001
Bond redemption	(16,052,849)	—	—	—	—	(16,052,849)
Bond foreclosure	(11,581,266)	—	—	—	—	(11,581,266)
Settlements	(739,296)	—	(56,521)	(135,000)	—	(930,817)
Ending Balance December 31, 2013	$285,318,171	$(4,852,177)	$62,056,379	$4,075,953	$888,120	$347,486,446
Total amount of losses for the period included in earning attributable to the change in unrealized gains or losses relating to assets or liabilities still held as of December 31, 2013	$—	$—	$—	$—	$(283,610)	$(283,610)

	Fair Value Measurements at December 31, 2012
Description	Assets at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Mortgage Revenue Bonds	$145,237,376	$—	$—	$145,237,376
Public Housing Capital Fund Trusts	65,389,298	—	—	65,389,298
MBS Investments	32,121,412	—	32,121,412	—
Taxable Mortgage Bonds	1,524,873	—	—	1,524,873
Interest Rate Derivatives	378,729	—	—	378,729
Total Assets at Fair Value	$244,651,688	$—	$32,121,412	$212,530,276

	For the Year Ended December 31, 2012
	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Mortgage Revenue Bonds	Public Housing Capital Bond Trusts	Taxable Bonds	Interest Rate Derivatives	Total
Beginning Balance January 1, 2012	$135,695,352	$—	$774,946	$1,323,270	$137,793,568
Total gains (losses) (realized/unrealized)
Included in earnings	—	—	—	(944,541)	(944,541)
Included in other comprehensive income	8,070,888	(568,335)	(23,402)	—	7,479,151
Purchases	32,660,864	65,985,893	934,000	—	99,580,757
Sale and restructuring of mortgage revenue bonds	(30,654,939)	—	—	—	(30,654,939)
Settlements	(534,789)	(28,260)	(160,671)	—	(723,720)
Ending Balance December 31, 2012	$145,237,376	$65,389,298	$1,524,873	$378,729	$212,530,276
Total amount of losses for the period included in earning attributable to the change in unrealized gains or losses relating to assets or liabilities still held as of December 31, 2012	—	$—	$—	$(944,541)	$(944,541)

Income and losses included in earnings for the periods shown above are included in interest expense.

The carrying amounts of cash and cash equivalents included in the consolidated balance sheets approximate fair value given the short-term nature of these financial instruments. The Company calculates a fair market value of each financial instrument using a discounted cash flow model based on the debt amortization schedules at the effective rate of interest for 2013. The estimated fair value of the Debt financing and Mortgages payable are in the Level 3 category of the fair value hierarchy. Below represents the fair market value of the debt held on the balance sheet for December 31, 2014 and 2013, respectively.

	2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial Liabilities:
Debt financing	$345,359,000	$346,813,909	$257,274,000	$258,639,691
Mortgages payable	76,707,845	76,134,465	57,087,320	58,117,798

17. Commitments and Contingencies

The Company, from time to time, may be subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are frequently covered by insurance. If it has been determined that a loss is probable to occur, the estimated amount of the loss is accrued in the consolidated financial statements. While the resolution of these matters cannot be predicted with certainty, management believes the final outcome of such matters will not have a material effect on the Company’s consolidated financial statements.

Certain of the MF Properties own multifamily residential properties that generated LIHTCs for the previous partners in these partnerships.  In connection with the acquisition of partnership interests in these partnerships by subsidiaries of the Company, the Company has agreed to reimburse the prior partners for any liabilities they incur due to recapture of these tax credits to the extent the recapture liability is due to the operation of the properties in a manner inconsistent with the laws and regulations relating to such tax credits after the date of acquisition. No amount has been accrued for this contingent liability because management believes that the likelihood of any payments being required there under is remote.

In December 2014, the Partnership entered into a Forward Delivery Bond Purchase Agreement (“Bond Purchase Commitment”) to purchase an approximately up to $20.0 million new mortgage revenue bond secured by a multifamily residential property, Villas at Plano Gateway Senior Living Apartments, under construction in Plano, Texas. The mortgage revenue bond will have a stated annual interest rate of 6.0% per annum and bond proceeds must be used to pay off the third party construction loan. The Partnership accounts for the Bond Purchase Commitment as an available-for-sale security and, as such, records any changes in estimated fair value of the Bond Purchase Commitment as an asset or liability with changes in such valuation recorded in other comprehensive income. At December 31, 2014, the Partnership has estimated the value of this Bond Purchase Commitment and recorded in other assets an asset of approximately $1.1 million.

In July 2014, the Partnership entered into a Bond Purchase Commitment agreeing to purchase up to approximately $9.9 million new mortgage revenue bond secured by a multifamily residential property, 15 West Apartments, under construction in Vancouver, Washington. The mortgage revenue bond will have a stated annual interest rate of 6.25% and bond proceeds must be used to pay off the third party construction loan. The Partnership accounts for the Bond Purchase Commitment as an available-for-sale security and records any changes in estimated fair value of the Bond Purchase Commitment as an asset or liability with changes in such valuation recorded in other comprehensive income. At December 31, 2014, the Partnership has estimated the value of this Bond Purchase Commitment and recorded in other assets an asset of approximately $809,000.

At December 31, 2014,the Partnership has two other Forward Bond Purchase Commitments (Vantage at Judson and Vantage at Harlingen) which are discussed in footnote 5.

The Company provided a guarantee on the $2.8 million mortgage obtained on the Abbington at Stones River, a 96 unit multifamily residential property located in Tennessee in addition to providing an approximately $1.6 million taxable property loan to Foundation for Affordable Housing, the not-for-profit owner of the property. Based on the historical financial performance of the property and its estimated fair value, the Company estimates there is no value to record for this mortgage guarantee.

In connection with the sale of the Greens Property, the Company entered into guarantee agreements with the BC Partners under which the Company has guaranteed certain obligations of the general partner of the Greens of Pine Glen limited partnership, including an obligation to repurchase the interests of the BC Partners if certain “repurchase events” occur. A repurchase event is defined as any one of a number of events mainly focused on the completion of the property rehabilitation, property rent stabilization, the delivery of LIHTCs, tax credit recapture and foreclosure. No amount has been accrued for this contingent liability because the likelihood of a repurchase event is remote. The maximum exposure to the Company at December 31, 2014, under the guarantee provision of the repurchase clause is approximately $1.3 million which represents 75% of the equity contributed by BC Partners to date.

In connection with the Ohio Properties transaction in 2011, the Company entered into guarantee agreements with the BC Partners under which the Company has guaranteed certain obligations of the general partner of these limited partnerships, including an obligation to repurchase the interests of the BC Partners if certain “repurchase events” occur. A repurchase event is defined as any one of a number of events mainly focused on the completion of the property rehabilitation, property rent stabilization, the delivery of LIHTCs, tax credit recapture and foreclosure. Even if a repurchase event should occur, 25% of the BC equity would remain in the Ohio Properties and thus BC, a third party, would have sufficient equity in the Ohio Properties for the Company to recognize the sale discussed in Note 9. No amount has been accrued for this contingent liability because the likelihood of a repurchase event is remote. The maximum exposure to the Company at December 31, 2014, under the guarantee provision of the repurchase clause is approximately $4.9 million which represents 75% of the equity contributed by BC Partners.

In June 2013, the Partnership executed a Bond Purchase Commitment agreeing to purchase an $8.0 million new mortgage revenue bond and a $500,000 taxable bond both secured by a multifamily residential property under construction, Silver Moon, in Albuquerque, New Mexico. The mortgage revenue bond will have a stated annual interest rate of 6.0% per annum, the taxable bond will have a stated rate of 12.0% per annum, and bond proceeds must be used to pay off the third party construction loan. The Partnership accounts for the Bond Purchase Commitment as an available-for-sale security and, as such, records the change in estimated fair value of the Bond Purchase Commitment as an asset or liability with changes in such valuation recorded in other comprehensive income.  As of December 31, 2014, the Partnership has estimated the value of this Bond Purchase Commitment and recorded in other assets approximately $414,000. As of December 31, 2013, the Partnership estimated the value of this Bond Purchase Commitment and recorded a liability of approximately $600,000.

The Partnership has also executed a Guarantee Agreement with the construction lender for Silver Moon. The terms of the Guarantee Agreement requires the Partnership to guarantee that all construction costs are paid when due and pay any remaining outstanding principal and unpaid interest on the construction loan on or before July 1, 2015. Construction is expected to be completed in the first quarter of 2015 when the Partnership anticipates purchasing the mortgage revenue bond and taxable bond. No amounts have been accrued for this Guarantee Agreement as the Partnership expects that the construction loan will be sufficient to pay all costs during the construction period and that the proceeds from the mortgage revenue bond, taxable bond, and third party equity contribution to be sufficient to pay off all outstanding principal and interest on the construction loan on or before July 1, 2015.

As the holder of residual interests issued in connection with its TEBS and TOB bond financing arrangements, the Partnership is required to guarantee certain losses that can be incurred by the trusts created in connection with these financings. These guarantees may result from a downgrade in the investment rating of mortgage revenue bonds held by the trust or of the senior securities issued by the trust, a ratings downgrade of the liquidity provider for the trust, increases in short term interest rates beyond pre-set maximums, an inability to re-market the senior securities or an inability to obtain liquidity for the trust. In each of these cases, the trust will be collapsed. If the proceeds from the sale of the trust collateral are not sufficient to pay the principal amount of the senior securities with accrued interest and the other expenses of the trusts, the Partnership will be required to fund any such shortfall pursuant to its guarantee.

18. Subsequent Events

In January 2015, the Partnership acquired six mortgage revenue bonds. They are as follows:

•
The Partnership purchased an approximate $17.1 million par value Series 2015A and an approximate $2.1 million par value Series 2015B mortgage revenue bonds. These mortgage revenue bonds are secured by Concord at Gulfgate Apartments, an 288 unit multifamily residential property in Houston, Texas.

•
The Partnership purchased an approximate $12.5 million par value Series 2015A and an approximate $1.0 million par value Series 2015B mortgage revenue bonds. These mortgage revenue bonds are secured by Concord at Little York Apartments, an 276 unit multifamily residential property in Houston, Texas.

•
The Partnership purchased an approximate $18.0 million par value Series 2015A and an approximate $2.8 million par value Series 2015B mortgage revenue bonds. These mortgage revenue bonds are secured by Concord at Williamcrest Apartments, an 288 unit multifamily residential property in Houston, Texas.

These three Series A mortgage revenue bonds each carry an annual interest rate of 6.00% and mature on February 1, 2032. The three Series B mortgage revenue bonds each carry an annual interest rate of 12.0% maturing on March 1, 2032.

In February 2015, the Partnership executed three new TOB Trusts under its credit facility with DB securitizing the Concord at Gulfgate Apartments, Concord at Little York Apartments, and Concord at Williamcrest Apartments 2015A mortgage revenue bonds borrowing approximately $33.3 million under three TOB Trusts. Each TOB Trust facility has an approximate 2.8% per annum fixed interest rate and each will mature on February 19, 2018. Pursuant to the terms of this TOB trust the Partnership is required to reimburse DB for any shortfall realized on the contractual cash flows on the SPEARS.

In February 2015, the Partnership posted $6.6 million to restricted cash to comply with the Master Trust Agreement with DB.

19. Recently Issued Accounting Pronouncements

In August 2014, the FASB issued a new financial accounting standard on going concern, Accounting Standards Update (or ASU) No. 2014-15, “Presentation of Financial Statements - Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2016, with early application permitted. We are currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In April 2014, the FASB issued ASU 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity." ASU 2014-08 changes the definition of a discontinued operation to include only those disposals of components of an entity that represent a strategic shift that has (or will have) a major effect on an entity's operations and financial results. In addition, ASU 2014-08 requires additional disclosures about both discontinued operations and the disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014, with early adoption permitted. We are currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 supersedes the revenue recognition guidance in Topic 605, Revenue Recognition. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in the exchange for those goods or services. This standard is effective for interim and annual reporting periods beginning after December 15, 2016. We are currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.” This ASU applies to all creditors who obtain physical possession (resulting from an in substance repossession or foreclosure) of residential real estate property collateralizing a consumer mortgage loan in satisfaction of a receivable. The ASU clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (i) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (ii) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (i) the amount of foreclosed residential real estate property held by the creditor and (ii) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. ASU 2014-04 is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. We are currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

20.  Segments

Effective in the second quarter of 2015, the Company changed its reportable segments due to the classification of the Company’s Consolidated VIEs as discontinued operations. As a result, the Company’s recast consolidated financial statements for 2014 consist of four reportable segments: Mortgage Revenue Bond Investments, MF Properties, Public Housing Capital Fund Trusts, and MBS Investments. In addition to the four reportable segments, the Company also separately reports its consolidation and elimination information because it does not allocate certain items to the segments.

During 2013 and 2012 the Company consisted of five reportable segments, Mortgage Revenue Bond Investments, MF Properties, Public Housing Capital Fund Trusts, MBS Investments, and Consolidated VIEs. In addition to the five reportable segments, the Company also separately reports its consolidation and elimination information because it does not allocate certain items to the segments. The Consolidated VIE segment reported Lake Forest’s revenue, interest expense, depreciation, net income from operations, and net income as a Consolidated VIE for 2013 and 2012 and reported the same Consolidated VIE total assets in 2012.

Mortgage Revenue Bond Investments Segment
The Mortgage Revenue Bond Investments segment consists of the Company’s portfolio of federally mortgage revenue bonds which have been issued to provide construction and/or permanent financing for the Residential Properties and a commercial property.  Such mortgage revenue bonds are held as long-term investments.  As of December 31, 2014, the Company held fifty-three mortgage revenue bonds plus two of which are bonds that are eliminated in consolidation and are reported as Assets held for sale on the Company’s consolidated financial statements. The Residential Properties financed by the 50 mortgage revenue bonds contain a total of 6,527 rental units. Three of the bonds’ properties are not operational and are under construction and two bonds are collateralized by commercial real estate (Note 5).

MF Properties Segment
The MF Properties segment consists of indirect equity interests in multifamily, student housing, and senior citizen residential properties which are not currently financed by mortgage revenue bonds held by the Partnership but which the Partnership eventually intends to finance by such bonds through a restructuring.  In connection with any such restructuring, the Partnership will be required to dispose of any equity interest held in such MF Properties.  With the exception of the Ohio Properties and the Greens Property, the Partnership’s interests in its current MF Properties are not currently classified as Assets Held for Sale because the Partnership is not actively marketing them for sale, there is no definitive purchase agreement in existence that, under current guidance, can be recognized as a sale of real estate assets and, therefore, no sale is expected in the next twelve months.  As discussed above, the Ohio Properties and the Greens Property are reported as discontinued operations in 2013 (Note 10). During the time the Partnership holds an interest in an MF Property, any net rental income generated by the MF Properties in excess of debt service will be available for distribution to the Partnership in accordance with its interest in the MF Property.  Any such cash distribution will contribute to the Partnership’s CAD.  As of December 31, 2014, the Company consolidated the results of nine MF Properties containing a total of 2,163 rental units (Note 8).

Other Investments
The Partnership Agreement authorizes the Company to make investments in investments other than mortgage revenue bonds provided that these other investments are rated in one of the four highest rating categories by a national securities rating agency and do not constitute more than 25% of the Company’s assets at the time of acquisition as required under the Agreement of Limited Partnership. In addition, the amount of other investments are limited based on the conditions to the exemption from registration under the Investment Company Act of 1940 that is relied upon for the Partnership. The Company currently has other investments, PHC Certificates and MBS which are reported as two separate segments.

The PHC Trusts segment consists of the assets, liabilities, and related income and expenses of the PHC Trusts. The Partnership consolidates the PHC Trusts due to its ownership of the LIFERS issued by the three PHC Trusts, which hold custodial receipts evidencing loans made to a number of local public housing authorities. Principal and interest on these loans are payable by the respective public housing authorities out of annual appropriations to be made to the public housing authorities by the HUD under HUD’s Capital Fund Program established under the Capital Fund Program. This investment has been reported as part of the Partnership balance sheet and results of operations since acquired in July 2012 (Note 6).

The MBS segment consists of the assets, liabilities, and related income and expenses of the MBS TOB Trusts that the Company consolidated due to its ownership of the LIFERs issued by the MBS TOB Trusts. These MBS TOB Trusts are securitizations of state-issued mortgage-backed securities which are backed by residential mortgage loans. These investments were acquired during the fourth quarter of 2012 through the second quarter of 2013 and all but three MBS were sold in 2014 (Note 7).

Consolidated VIE segment
Historically, the Company also had the Consolidated VIE segment, which was comprised of the results of operations of the underlying collateral for the related mortgage revenue bonds. The Company concluded its investment in the Consolidated VIE segment was not consistent with the Company’s portfolio of assets, (see Note 2). As such, the Company decided to implement a strategic shift in direction by discontinuing its Consolidated VIE segment. This decision was made for the following reasons:

•
The risk profile of the Consolidated VIE segment was unique as the substance of the investment was the result of the operations of the underlying properties and not the mortgage revenue bonds (which is the form of the investment).The risk profile includes:

•The underlying properties thin capitalization,
•Related party ownership groups, and
•The lack of ultimate decision-making authority.

•	The stated purpose of the Company was not to manage properties without having some type of ownership or ability to control the underlying property.

•	Subsequent to the disposition of the Consolidated VIE properties by their owners, the Company does not plan to include this type of investment as part of its strategic direction.

As such, in April 2015, the Partnership entered into separate brokerage contracts to sell Bent Tree and Fairmont Oaks. As a result, these entities met the criteria for discontinued operations presentation, and have been classified as such in the Company’s consolidated financial statements for all periods presented. The Consolidated VIEs no longer meet the criteria for segment reporting, therefore are no longer presented as a segment (see Notes 2, 4, 8, 10, and 21) in 2014.

The Consolidated VIE segment reported Lake Forest’s revenue, interest expense, depreciation, net income from operations, and net income as a Consolidated VIE for 2013 and 2012 and reported the same Consolidated VIE total assets in 2012.

The Consolidated VIE segment consists of the Lake Forest multifamily residential property financed with mortgage revenue bonds held by the Partnership, the assets, liabilities and operating results of which are consolidated with those of the Partnership in 2013 and 2012.  The mortgage revenue bonds on this Consolidated VIE property is eliminated from the Company’s financial statements as a result of such consolidation, however, such bonds are held as long-term investments by the Partnership which continues to be entitled to receive principal and interest payments on such bonds.  The Company does not actually own an equity position in the Consolidated VIE or its underlying properties.   Management closely monitors and evaluates the financial reporting associated with and the operations of the Consolidated VIE as reported in 2013 and 2012 and the MF Properties and performs such evaluation separately from the other operations of the Partnership through interaction with the affiliated property management company which manages the multifamily residential properties held by the Consolidated VIEs and the MF Properties.

The following table details certain key financial information for the Company’s reportable segments for the three years ended December 31:

	2014	2013	2012
Total revenues
Mortgage Revenue Bond Investments	$26,929,446	$26,826,785	$11,220,333
MF Properties	14,250,572	11,358,719	7,846,812
Public Housing Capital Fund Trust Certificates	3,038,819	3,261,611	1,624,534
Mortgage-Backed Securities	1,423,958	1,601,270	194,039
Consolidated VIEs	—	10,943,968	1,837,630
Consolidation/eliminations	—	(9,705,375)	(571,813)
Total revenues	$45,642,795	$44,286,978	$22,151,535

Interest expense
Mortgage Revenue Bond Investments	$7,147,092	$3,082,739	$3,254,195
MF Properties	2,319,928	2,152,010	1,439,370
Public Housing Capital Fund Trust Certificates	1,295,238	1,292,540	542,479
Mortgage-Backed Securities	403,653	463,555	38,964
Consolidated VIEs	—	1,034,584	1,116,551
Consolidation/eliminations	—	(1,034,584)	(1,116,551)
Total interest expense	$11,165,911	$6,990,844	$5,275,008

Depreciation expense
Mortgage Revenue Bond Investments	$—	$—	$—
MF Properties	4,801,533	3,804,499	2,485,365
Public Housing Capital Fund Trust Certificates	—	—	—
Mortgage-Backed Securities	—	—	—
Consolidated VIEs	—	458,101	618,928
Consolidation/eliminations	—	—	—
Total depreciation expense	$4,801,533	$4,262,600	$3,104,293

Income (loss) from continuing operations
Mortgage Revenue Bond Investments	$13,181,961	$13,806,271	$3,452,741
MF Properties	(938,151)	(1,837,076)	(1,065,819)
Public Housing Capital Fund Trust Certificates	1,714,968	1,940,459	1,067,749
Mortgage-Backed Securities	1,017,637	1,055,736	148,552
Consolidated VIEs	—	8,337,601	(1,330,888)
Consolidation/eliminations	—	(8,657,200)	559,724
Net income - America First Multifamily Investors, L. P.	$14,976,415	$14,645,791	$2,832,059

Net income (loss)
Mortgage Revenue Bond Investments	$13,181,961	$13,806,271	$3,452,741
MF Properties	(933,478)	1,343,405	617,263
Public Housing Capital Fund Trust Certificates	1,714,968	1,940,459	1,067,749
Mortgage-Backed Securities	1,017,637	1,055,736	148,552
Discontinued Operations - Bent Tree and Fairmont Oaks	52,773	(111,353)	(68,297)
Consolidated VIEs	—	8,337,601	(1,330,888)
Consolidation/eliminations	—	(8,657,200)	559,724
Net income - America First Multifamily Investors, L. P.	$15,033,861	$17,714,919	$4,446,844

The following table details total assets for the Company’s reportable segments for the two years ended December 31:

	2014	2013
Total assets
Mortgage Revenue Bond Investments	$698,637,412	$442,175,645
MF Properties	101,696,235	83,580,479
Public Housing Capital Fund Trust Certificates	61,577,848	62,449,028
Mortgage-Backed Securities	15,101,309	38,427,654
Assets held for sale	13,456,861	14,019,837
Consolidation/eliminations	(146,230,448)	(106,419,611)
Total assets	$744,239,217	$534,233,032

21.  Summary of Unaudited Quarterly Results of Operations

2014	March 31,	June 30,	September 30,	December 31,
Revenues	$12,399,967	$10,467,428	$11,043,537	$11,731,863
Income from continuing operations	5,987,080	3,627,571	3,297,958	2,063,806
Income (loss) from discontinued operations	59,646	30,512	6,722	(44,107)
Net income - America First Multifamily Investors, L.P.	$6,046,829	$3,658,457	$3,307,829	$2,020,746

Income from continuing operations, per unit	$0.10	$0.05	$0.06	$0.04
Income from discontinued operations, per unit	—	—	—	—
Net income, basic and diluted, per unit	$0.10	$0.05	$0.06	$0.04

2013	March 31,	June 30,	September 30,	December 31,
Revenues	$12,206,303	$14,391,235	$9,022,337	$8,667,103
Income from continuing operations	6,549,593	3,963,727	2,062,441	2,070,030
Income (loss) from discontinued operations	1,944,484	142,279	1,288,905	(44,617)
Net income - America First Multifamily Investors, L.P.	$8,321,426	$3,955,160	$3,411,259	$2,027,074

Income from continuing operations, per unit	$0.15	$0.08	$0.05	$0.04
Income from discontinued operations, per unit	0.04	0.01	0.03	—
Net income, basic and diluted, per unit	$0.19	$0.09	$0.08	$0.04

PART IV

Item 15.  Exhibits and Financial Statement Schedules.

(a)  The following documents are filed as part of this report:

1.  Financial Statements. The following financial statements of the Company are included in response to Item 8 of this report:

Report of Independent Registered Public Accounting Firm.

Consolidated Balance Sheets of the Company as of December 31, 2014 and 2013.

Consolidated Statements of Operations of the Company for the years ended December 31, 2014, 2013 and 2012.

Consolidated Statements of Comprehensive Income (Loss) of the Company for the years ended December 31, 2014, 2013 and 2012.

Consolidated Statements of Partners’ Capital of the Company for the years ended December 31, 2014, 2013 and 2012.

Consolidated Statements of Cash Flows of the Company for the years ended December 31, 2014, 2013 and 2012.

Notes to Consolidated Financial Statements of the Company.

2.   Financial Statement Schedules.  The information required to be set forth in the financial statement schedules is included in the notes to consolidated financial statements of the Company filed in response to Item 8 of this report.